Filed Pursuant to Rule 424(b)(3)
Registration No. 333-239995

Prospectus	April 30, 2026

First Eagle Credit Opportunities Fund

Class A FECAX

Class A-1 FCRPX

Class A-2 FCAAX

Class A-3 FCRDX

Class A-4 FCRRX

Class I FECRX

Class W FCRWX

The Fund. First Eagle Credit Opportunities Fund (the “Fund”) is a non-diversified, closed-end management investment company that continuously offers its shares of beneficial interest (the “Common Shares”), and is operated as an “interval fund.” The Fund is a Delaware statutory trust and has elected and intends to qualify as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986 (“Code”).

Securities Offered. The Fund is offering seven classes of Common Shares: Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares. The Fund has been granted exemptive relief (the “Exemptive Relief”) from the Securities and Exchange Commission (the “SEC”) that permits the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal fees. The Fund may offer additional classes of shares in the future.

Investment Objective. The Fund’s primary investment objective is to provide current income, with a secondary objective of providing long-term risk-adjusted returns. The Fund seeks to achieve its investment objective by investing in a portfolio of a variety of credit asset classes. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that is associated with a particular investment. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategy. The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined in this prospectus) in a credit portfolio of below investment grade credit assets, including syndicated bank loans, middle market “club” loans (senior secured loans in middle market companies funded by an arranged group of lenders that generally do not involve syndication), direct lending (consisting of first lien loans, including unitranche loans), asset-based loans, including consumer and mortgage-related credit, as well as structured credit investments, including asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), collateralized loan obligations (“CLOs”) (including U.S. and non-U.S. CLOs, such as European CLOs) and collateralized debt obligations (“CDOs”), and high-yield bonds (sometimes referred to as “junk” bonds).

Under this mandate, the Subadviser (defined below) is able to consider a broad variety of credit assets for the Fund. When constructing the portfolio and making asset allocation decisions, the Subadviser generally organizes the Fund’s investible universe as follows:

Private corporate credit – Direct and asset-based lending, generally to lower middle market companies.

Specialty finance – Asset-backed lending (in the U.S. and non-U.S., such as Europe) in contexts other than typical corporate lending, including housing and consumer credit and a variety of more specialized asset-backed sectors, including receivables financings, earned wage access financings, collectibles and art financings, sports financings, music financings, litigation financings, inventory financings, technology-related financings, and project finance.

Structured credit – Diversified pools of loans and receivables such as ABS, MBS, CLOs and CDOs.

Liquid credit – Traded credit, including syndicated bank loans (while liquid credit may trade in established markets, these markets also may be less liquid and have extended settlement practices relative to more traditional equity and bond markets).

Within these categories, the Fund may invest in or obtain exposure to senior loans, which generally are loans that hold the most senior position in a borrower’s capital structure and are often secured by specific collateral; covenant-lite obligations; unitranche loans; subordinated, second lien and unsecured loans; loans acquired by assignment or participation; mortgage loans; construction loans; residential transitional loans; mortgage servicing rights (“MSRs”) and instruments backed by MSRs; and other mortgage-related or asset-backed instruments. These investments may provide the Fund with exposure to the real estate industry and housing-related sectors. Many of these investments may be privately placed or otherwise restricted securities and many may bear interest at floating rates.

Asset-based lending refers to loans to operating companies secured primarily by business assets. Asset-backed lending refers to lending backed primarily by specific assets or related cash flows, often outside traditional corporate lending. Structured credit refers to securities backed by pools of loans or receivables, often issued in different tranches. Traded credit refers to credit instruments that generally trade in the market, rather than privately negotiated direct loans.

The Fund expects, under normal circumstances, to employ a flexible investment strategy that capitalizes on current and future income and relative value opportunities in credit markets that may lead to outperformance compared to traditional fixed income opportunities. To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments. Most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or, if unrated, are judged by the Subadviser to be of comparable quality. Credit investments rated below investment grade are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high-yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all.

Interval Fund/Repurchase Offers. The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at net asset value (“NAV”). For most quarterly repurchases made by the Fund to date, the Fund offered to repurchase 5% of the Fund’s outstanding Common Shares at NAV (the minimum amount permitted), though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). See “Periodic Repurchase Offers” and “Principal Risks of the Fund—Repurchase Offers Risk.”

Adviser and Subadviser. The Fund’s investment adviser is First Eagle Investment Management, LLC (the “Adviser”). As of March 31, 2026, the Adviser had approximately $147.56 billion in assets under management. The Fund’s investment subadviser is First Eagle Alternative Credit, LLC (the “Subadviser”). As of March 31, 2026, the Subadviser, together with Napier Park Global Capital (US) LP, Regatta Loan Management and Napier Park CMV, had approximately $41 billion in assets under management.

Investing in the Common Shares involves certain risks. See “Principal Risks of the Fund” beginning on page 36 of this prospectus and “Additional Risks of the Fund” beginning on page 55 of this prospectus.

	Offering Price(a)	Maximum Sales Load	Proceeds to the Fund
Class A Shares, per share	$22.73	2.50%	$22.16
Class A-1 Shares, per share	$22.16	None	$22.16
Class A-2 Shares, per share	$22.70	2.50%	$22.13
Class A-3 Shares, per share	$22.16	None	$22.16
Class A-4 Shares, per share	$22.73	2.50%	$22.16
Class I Shares, per share	$22.04	None	$22.04
Class W Shares, per share	$22.04	None	$22.04

____________

(a)	The price per share shown for each class of shares is equal to our NAV per share as of April 7, 2026, plus, in the case of Class A Shares, Class A-2 Shares and Class A-4 Shares, a maximum sales load of up to 2.50% of the offering price. Each class of Common Shares is continuously offered at a price equal to NAV per share, plus, in the case of Class A Shares, Class A-2 Shares and Class A-4 Shares, a maximum sales load of up to 2.50% of the offering price. Class A-1 Shares, Class A-3 Shares, Class W Shares and Class I Shares are not subject to a sales load; however, investors transacting in Class A-1 Shares, Class A-3 Shares, Class W Shares and Class I Shares through a broker acting as an agent for the investor may be required to pay a commission and/or other forms of compensation to the broker. See “Plan of Distribution—Share Classes.” The initial price presented above per share for each Class A-1 Share, Class A-3 Share and Class A-4 Share is the price per share of the Class A Shares as of April 7, 2026 plus any applicable sales load. The initial price per share presented above for each Class W Share is the price per share of the Class I Shares as of April 7, 2026.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Prospectus dated April 30, 2026.

Risks. An investment in the Fund is subject to, among others, the following risks:

●	The Fund’s Common Shares are not listed for trading on any national securities exchange. The Fund’s Common Shares have no trading market and no market is expected to develop.

●	An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term.

●	For Class A Shares, Class A-2 Shares and Class A-4 Shares, an investor will pay a sales load of up to 2.56% on the amounts it invests. If you pay the maximum aggregate 2.56% for sales load, you must experience a total return on your net investment of 2.56% in order to recover these expenses.

●	Even though the Fund will make quarterly repurchase offers for its outstanding Common Shares (currently expected to be 5% per quarter, though there also at times have been repurchase offers for higher amounts (e.g., 7-8%)), investors should consider Common Shares of the Fund to be an illiquid investment.

●	There is no guarantee that you will be able to sell your Common Shares at any given time or in the quantity that you desire.

●	There is no assurance that the Fund will be able to maintain a certain level of distributions to the holders of Common Shares of the Fund (the “Common Shareholders”).

●	The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Common Shareholders through distributions will be distributed after payment of fees and expenses.

●	Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. The absence or reduction of such financial support by the Adviser or its affiliates also could reduce future distributions.

●	The ultimate tax characterization of the Fund’s distributions in a calendar year may not finally be determined until after the end of that calendar year. As a result of the Fund’s distribution policy, the Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund may make distributions during a taxable year that exceed the Fund’s earnings and profits for U.S. federal income tax purposes. In such a situation, the amount by which the Fund’s total distributions exceed current and accumulated earnings and profits would generally be treated as a tax-free return of capital up to the amount of the Common Shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Common Shares.

●	Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program.

●	Because of the risks associated with (i) the Fund’s ability to purchase below investment grade credit assets and high-yield bonds, and (ii) the Fund’s ability to use leverage, an investment in the Fund should be considered speculative and involving a high degree of risk, including the risk of a substantial loss of investment.

●	Before making an investment/allocation decision, investors and financial intermediaries should (i) consider the suitability of this investment with respect to an investor’s or a client’s investment objective and individual situation and (ii) consider factors such as an investor’s or a client’s net worth, income, age and risk tolerance.

●	The Fund uses borrowings, including through its subsidiaries and credit facilities, to add leverage and increase investable capital. Leverage magnifies gains and losses, may increase NAV volatility and may force sales at disadvantageous times. See Principal Risks of the Fund - Leverage Risk.

●	Investment should be avoided where an investor/client has a short-term investing horizon and/or cannot bear the loss of some or all of their investment. It is possible that investing in the Fund may result in a loss of some or all of the amount invested.

Before buying any of the Fund’s Common Shares, you should read the discussion of the risks of investing in the Fund in “Principal Risks of the Fund” beginning on page 36 of this prospectus and “Additional Risks of the Fund” beginning on page 55 of this prospectus. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all of your investment in the Fund.

Leverage. The Fund adds leverage to its portfolio by utilizing borrowings, such as through bank loans and/or other credit facilities, including through one or more subsidiaries. The Fund has two wholly-owned special purpose subsidiaries for purposes of provision of leverage to the Fund.

The Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund SPV, LLC (the “SPV”), are party to a revolving funding facility (as amended, the “Ally Credit Facility”) that allows the SPV to borrow up to $100 million at any one time outstanding. Additionally, the Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund BSL SPV, LLC (the “BSL SPV”), are party to a revolving funding facility (the “J.P. Morgan Credit Facility”) that allows the BSL SPV to borrow up to $175 million at any one time outstanding. See “Use of Leverage” and “Leverage” for additional information.

Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund’s Board of Trustees may authorize the issuance of preferred shares without the approval of Common Shareholders; however, the Fund is not authorized to issue preferred shares as of the date of this prospectus. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. The Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Subadviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. Under the 1940 Act, the Fund may use borrowings, including loans from certain financial institutions and the issuance of debt securities, in an aggregate amount of up to 33⅓% of the Fund’s Managed Assets immediately after such borrowings. Furthermore, the Fund may add leverage to its portfolio through the issuance of preferred shares in an aggregate amount of up to 50% of the Fund’s Managed Assets immediately after such issuance. By using leverage, the Fund seeks to obtain a higher return for holders of Common Shares than if the Fund did not use leverage. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Common Shares.

Plan of Distribution. Currently, Class A Shares, Class A-1, Class A-2 Shares, Class A-3, Class A-4, Class I Shares and Class W Shares are available for purchase. The Fund has been granted Exemptive Relief from the SEC that permits the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early withdrawal fees. The Fund may offer additional classes of shares in the future.

The Fund’s Common Shares will be sold at a public offering price equal to their NAV per share, plus a sales charge where applicable. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares of the Fund are primarily offered and sold to retail investors by certain broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”) and which have agreements with the Fund’s distributor, FEF Distributors, LLC (the “Distributor”), to sell such classes, but may be made available through other financial firms, including banks and trust companies and to specified benefit plans and other retirement accounts. Only certain investors are eligible to purchase Class I Shares and Class W Shares. See “Plan of Distribution—Share Classes.”

Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares. The minimum initial investment for Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares is $2,500 per account, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Fund’s trustees (“Trustees”) and certain employees and their extended family members of the Adviser and its affiliates. The minimum subsequent investment amount for Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares is $100.

Class I Shares. The minimum initial investment for Class I Shares is $1 million per account, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Trustees and certain employees and their extended family members of the Adviser and its affiliates. There is no minimum subsequent investment amount for Class I Shares.

Class W Shares. The minimum initial investment for Class W Shares is $1 million per account, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Trustees and certain employees and their extended family members of the Adviser and its affiliates. There is no minimum subsequent investment amount for Class W Shares.

The prospectus sets forth concisely the information about the Registrant that a prospective investor ought to know before investing. Please read and retain this prospectus for future reference. A Statement of Additional Information, dated April 30, 2026 (the “Statement of Additional Information”), and other materials containing additional information about the Fund have been filed with the SEC. The Statement of Additional Information is incorporated by reference in its entirety into this prospectus, which means that it is considered to be part of this prospectus.

The Fund files annual and semi-annual shareholder reports, proxy statements and other information with the SEC. To obtain this information or the Statement of Additional Information electronically, please visit www.FirstEagle.com or call (800) 334-2143. You may also call this number to request additional information or to make other inquiries pertaining to the Fund. You may also obtain a copy of any information regarding the Fund filed with the SEC from the SEC’s website (www.sec.gov).

As permitted by regulations adopted by the SEC, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on www.FirstEagle.com, and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund or your financial intermediary electronically or in paper free of charge by notifying your financial intermediary or, if you are a direct investor, by calling (800) 334-2143 or by visiting www.FirstEagle.com. Your election to receive reports in paper will apply to all funds held with First Eagle or your financial intermediary.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference in this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus Summary

This is only a summary. This summary may not contain all of the information that you should consider before investing in Common Shares of the Fund. You should review the more detailed information contained in this prospectus and in the Statement of Additional Information. In particular, you should carefully read the risks of investing in the Fund’s Common Shares, as discussed under “Principal Risks of the Fund” and “Additional Risks of the Fund.”

The Fund

First Eagle Credit Opportunities Fund (the “Fund”) is a non-diversified, closed-end management investment company that continuously offers its shares of beneficial interest (the “Common Shares”). The Fund is operated as an “Interval Fund” (as defined below). The Fund is a Delaware statutory trust and has elected and intends to qualify as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986 (“Code”).

Continuous Offering

The Fund is offering seven classes of Common Shares: Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. The Fund has been granted exemptive relief (the “Exemptive Relief”) from the Securities and Exchange Commission (the “SEC”) that permits the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal fees. At present, Class A Shares, Class A-1, Class A-2 Shares, Class A-3, Class A-4, Class I Shares and Class W Shares are available for purchase. The Fund may offer additional classes of shares in the future.

The Fund continuously offers its Common Shares through FEF Distributors, LLC (the “Distributor”), as principal underwriter, on a best efforts basis. Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares will be sold on a continuous basis at the Fund’s then current net asset value (“NAV”) per Share, plus for Class A Shares, Class A-2 Shares and Class A-4 Shares only, a maximum front-end sales commission of 2.50%. While neither the Fund nor the Distributor impose a front-end sales commission on Class A-1, Class A-3, Class I Shares and Class W Shares, if you buy Class A-1, Class A-3, Class I Shares or Class W Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

The minimum initial investment generally required for Class I Shares is $1 million per account. The minimum may be waived for Class I Shares for certain wrap fee programs if approved by the Distributor and for certain intermediaries that have entered into a relevant agreement with the Distributor. The minimum initial investment generally required for Class W Shares is $1 million per account. The minimum may be waived for Class W Shares for certain wrap fee programs if approved by the Distributor and for certain intermediaries that have entered into a relevant agreement with the Distributor. The minimum initial investment generally required for Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares is $2,500 per account. The minimum investments may be modified for current officers, trustees, directors, and employees of the Fund, First Eagle, the Adviser (as defined below), the Subadviser (as defined below), the Distributor, certain other subsidiaries of First Eagle (as defined below), Genstar Capital, employees of certain firms providing services to the Fund (such as the custodian and the shareholder servicing agent), and to the immediate family members of any such persons or to any trust, pension, profit-sharing or other benefit plan for only such persons. The minimum subsequent investment amount for Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares is $100. There is no minimum subsequent investment amount for Class I Shares and Class W Shares.

For additional information regarding each share class please see “Plan of Distribution—Share Classes” in this prospectus. The Fund reserves the right to reject a purchase order for any reason. Shareholders will not have the right to redeem their Common Shares. However, as described below, in order to provide liquidity to shareholders, the Fund will conduct periodic repurchase offers for a portion of its outstanding Common Shares.

Investment Objective and Strategies

The Fund’s primary investment objective is to provide current income, with a secondary objective of providing long-term risk-adjusted returns. The Fund seeks to achieve its investment objective by investing in a portfolio of credit asset classes. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that is associated with a particular investment. There can be no assurance that the Fund will achieve its investment objective.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined below) in a credit portfolio of below investment grade credit assets, including syndicated bank loans, middle market “club” loans (senior secured loans in middle market companies funded by an arranged group of lenders that generally do not involve syndication), direct lending (consisting of first lien loans, including unitranche loans), asset-based loans, including consumer and mortgage-related credit, as well as structured credit investments, including asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), collateralized loan obligations (“CLOs”) (including U.S. and non-U.S. CLOs, such as European CLOs) and collateralized debt obligations (“CDOs”), and high-yield bonds (sometimes referred to as “junk” bonds).

Under this mandate, First Eagle Alternative Credit LLC (the “Subadviser”) is able to consider a broad variety of U.S. and foreign credit assets for the Fund. When constructing the portfolio and making asset allocation decisions, the Subadviser generally organizes the Fund’s investible universe as follows:

Private corporate credit – Direct and asset-based lending, generally to lower middle market companies.

Specialty finance – Asset-backed lending (in the U.S. and non-U.S., such as Europe) in contexts other than typical corporate lending, including housing and consumer credit and a variety of more specialized asset-backed sectors, including receivables financings, earned wage access financings, collectibles and art financings, sports financings, music financings, litigation financings, inventory financings, technology-related financings, and project finance.

Structured credit – Diversified pools of loans and receivables such as ABS, MBS, CLOs and CDOs.

Liquid credit – Traded credit, including syndicated bank loans (while liquid credit may trade in established markets, these markets also may be less liquid and have extended settlement practices relative to more traditional equity and bond markets).

Within these categories, the Fund may invest in or obtain exposure to senior loans, which generally are loans that hold the most senior position in a borrower’s capital structure and are often secured by specific collateral; covenant-lite obligations; unitranche loans; subordinated, second lien and unsecured loans; loans acquired by assignment or participation; mortgage loans; construction loans; residential transitional loans; mortgage servicing rights (“MSRs”) and instruments backed by MSRs; and other mortgage-related or asset-backed instruments. These investments may provide the Fund with exposure to the real estate industry and housing-related sectors. Many of these investments may be privately placed or otherwise restricted securities and many may bear interest at floating rates.

Asset-based lending refers to loans to operating companies secured primarily by business assets. Asset-backed lending refers to lending backed primarily by specific assets or related cash flows, often outside traditional corporate lending. Structured credit refers to securities backed by pools of loans or receivables, often issued in different tranches. Traded credit refers to credit instruments that generally trade in the market, rather than privately negotiated direct loans.

The Fund expects, under normal circumstances, to employ a flexible investment strategy that capitalizes on current and future income and relative value opportunities in credit markets that may lead to outperformance compared to traditional fixed income opportunities. The Subadviser identifies relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical, and other relevant factors. The Subadviser generally considers Environmental, Social, and Governance (“ESG”) factors in its investment process alongside its existing fundamental research process. The Subadviser believes that consideration of ESG factors is an effective risk management tool, allowing the Subadviser to identify certain investment risks that may not be apparent absent consideration of ESG factors. ESG factors would not be a sole determining factor in any investment decisions for the Fund. The Subadviser’s ESG analysis is limited by the availability of information regarding potential or existing investments. The Subadviser, from time to time, is unable to analyze ESG factors for all investments. The Fund may still make an investment notwithstanding a poor ESG assessment if other investment considerations warrant the investment.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may invest without limit in illiquid investments. To facilitate its investments, the Fund may invest through one or more special purpose vehicles (“SPVs”), each a wholly owned subsidiary of the Fund. Most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or, if unrated, are judged by the Subadviser to be of comparable quality. The Fund generally may invest up to 10% of its total assets in shares of other investment companies, including exchange-traded funds, closed-end funds and business development companies, to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

The Fund may also invest in derivatives.

Adviser and Subadviser

First Eagle Investment Management, LLC (the “Adviser”) serves as the investment adviser for the Fund. Subject to the supervision of the Fund’s Board of Trustees (the “Board” or “Board of Trustees”), the Adviser oversees the management of the Fund’s activities and supervises the activities of the investment subadviser. The Adviser may also provide investment advisory services directly to the Fund, including with respect to certain determinations that may be required of the Adviser in respect of co-investments with affiliates in accordance with any applicable exemptive relief from the SEC. See “Potential Conflicts of Interest Risk—Allocation of Investment Opportunities” below for more information. The Adviser is a subsidiary of First Eagle Holdings, Inc. (together with its affiliates, “First Eagle”).

First Eagle is dedicated to providing prudent stewardship of client assets. First Eagle focuses on active and fundamental investing, with a strong emphasis on downside protection and without adhering to a specific benchmark. Over a long history dating back to 1864, First Eagle has helped its clients avoid permanent impairment of capital and earn attractive returns through varied economic cycles—a tradition that is central to its mission today. In addition to the Fund, its clients include other interval funds, mutual funds, exchange-traded funds, pooled vehicles, corporations, foundations, major retirement plans and high net worth individuals. The Adviser is located at 1345 Avenue of the Americas, New York, New York 10105. As of March 31, 2026, the Adviser had approximately $147.56 billion in assets under management.

The Subadviser, as part of the alternative credit group of the Adviser, serves as the Fund’s investment subadviser (together with the Adviser, the “Advisers”). The Subadviser has broad alternative credit capabilities and operates in conjunction with First Eagle’s Napier Park alternative credit franchise. The Subadviser and Napier Park Global Capital (US) LP (“Napier Park”) are both wholly-owned registered investment subsidiaries of the Adviser, with shared personnel and investment and operational capabilities. The Subadviser was formed in 2009 under the name THL Credit Advisors LLC. The Subadviser is a wholly-owned subsidiary of the Adviser. As of December 31, 2025, the Subadviser, together with Napier Park, Regatta Loan Management and Napier Park CMV, had approximately $41 billion in assets under management.

Jon Dorfman, Rajesh Agarwal, Mohammed El Khazzar, Michelle Handy, Brian Murphy, Robert O’Brien, Serhan Secmen, and Noelle Sisco are the portfolio managers that are primarily responsible for the day-to-day management of the Fund.

Periodic Repurchase Offers

The Fund is an Interval Fund, a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental policy, which may only be changed with shareholder approval, to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV. For most quarterly repurchases made by the Fund to date, the Fund offered to repurchase 5% of the Fund’s outstanding Common Shares at NAV (the minimum amount permitted), though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). Written notification of each quarterly repurchase offer will be sent to shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). The Fund does not currently charge a repurchase fee. However, in the future the Fund may charge a repurchase fee of up to 2.00%, which the Fund would retain to help offset non-de minimis estimated costs related to the repurchase incurred by the Fund, directly or indirectly, as a result of repurchasing Common Shares, thus allocating estimated transaction costs to the shareholder whose Common Shares are being repurchased. The Fund may introduce, or modify the amount of, a repurchase fee at any time. The Fund may also waive or reduce a repurchase fee if the Adviser or Subadviser determines that the repurchase is offset by a corresponding purchase by the same or other investor or if for other reasons the Fund will not incur transaction costs or will incur reduced transaction costs. The Fund’s Common Shares are not listed for trading on any securities exchange. There is currently no secondary market for its Common Shares and the Fund does not expect any secondary market to develop for its Common Shares. Accordingly, you may not be able to sell Common Shares when and/or in the amount that you desire. Investors should consider Common Shares of the Fund to be an illiquid investment. Thus, the Common Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Principal Risks of the Fund—Repurchase Offers Risk.”

Use of Leverage

The Fund adds leverage to its portfolio by utilizing borrowings, such as through bank loans and/or other credit facilities, including through one or more subsidiaries. The Fund has two wholly-owned special purpose subsidiaries for purposes of provision of leverage to the Fund. The Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund SPV, LLC (the “SPV”), are party to a revolving funding facility (as amended, the “Ally Credit Facility”) with Ally Bank and such other lenders that may become party to the Ally Credit Facility (each, a “Lender”), that allows the SPV to borrow up to $100 million at any one time outstanding. The Ally Credit Facility is secured by all of the assets held by the SPV. The end of the reinvestment period and the stated maturity date for the Ally Credit Facility are February 3, 2028 and February 3, 2030, respectively. The SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

Additionally, the Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund BSL SPV, LLC (the “BSL SPV” and together with the SPV, the “Subsidiaries”), are party to a revolving funding facility (the “J.P.

Morgan Credit Facility” and together with the Ally Credit Facility, the “Credit Facilities”) with J.P. Morgan and such other lenders that may become party to the J.P. Morgan Credit Facility (each, a “Lender”) that allows the BSL SPV to borrow up to $175 million at any one time outstanding. The J.P. Morgan Credit Facility is secured by all of the assets held by the BSL SPV. The end of the reinvestment period and the stated maturity date for the J.P. Morgan Credit Facility are December 13, 2027 and December 13, 2029, respectively. The BSL SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the BSL SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, loans of portfolio securities.

Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund’s Board of Trustees may authorize the issuance of preferred shares without the approval of the holders of Common Shares of the Fund (the “Common Shareholders”); however, the Fund is not authorized to issue preferred shares as of the date of this prospectus. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. The Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Subadviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

The net proceeds the Fund obtains from leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. The 1940 Act generally prohibits the Fund from engaging in many forms of leverage (including the use of bank loans or other credit facilities and loans of portfolio securities, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (as used in this prospectus, “total assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund’s total leverage, either through borrowings, preferred stock issuance, or similar transactions, will not exceed 33⅓% of the Fund’s Managed Assets. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Pursuant to Rule 18f-4 under the 1940 Act, certain types of transactions that can have a leveraging effect on the Fund are not subject to these asset coverage tests. These include the following (which are included in the definition of “Derivatives Transactions” under Rule 18f-4): (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Fund elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced commitments, and dollar rolls) and non-standard settlement cycle securities, unless the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date. Regulations associated with these transactions are described under “Leverage” below.

Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Common Shares. When leverage is used, the NAV of the Common Shares and the yield to Common Shareholders will be more volatile. In addition, interest and other expenses borne by the Fund with respect to its use of borrowings or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Adviser and Subadviser are based on the average daily value of the Fund’s Managed Assets (including any assets attributable to borrowings for investment purposes and any preferred shares that may be outstanding, if issued), the Adviser and the Subadviser have a financial incentive for the Fund to use certain forms of leverage (e.g., borrowings and preferred shares), which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the Common Shareholders, on the other hand.

Certain types of borrowings may, and the Credit Facilities do, result in the Fund effectively being subject to covenants relating to asset coverage, portfolio composition and operational requirements. Among other things, these covenants can mean that termination of the Management Agreement (as defined below) or the Subadvisory Agreement (as defined below), or the loss of certain key personnel, may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition. Covenants can also limit the ability to distribute assets or income from the Fund’s subsidiary back to the Fund. The borrowings which the Fund may incur may be, and the Credit Facilities are, secured by a lien on all or a portion of the Fund’s and/or the SPV or BSL SPV’s assets, as applicable (the “Collateral”).

The Credit Facilities are commonly referred to as an asset-backed facility. Under such a credit facility, a decrease in the market value of the assets (due to market conditions, the fair valuation of the assets or otherwise) would increase the effective amount of leverage and could result in the possibility of a violation of certain covenants. A breach of a covenant can result in an event of default, which may permit an agent on behalf of a Lender to accelerate the debt and/or exercise rights and remedies against the Collateral. Liquidation of the Collateral at an inopportune time could adversely impact the performance of the Fund and could, if the value of the assets declined significantly, cause a loss of all or a substantial amount of the value of the Collateral. In the event of a sudden, precipitous drop in the value of the Collateral, the Fund and/or the SPV or the BSL SPV, as applicable, might not be able to dispose of assets quickly enough to pay down debt, resulting in a foreclosure or other total loss of some or all of the Collateral.

The Subsidiaries, which are expected to hold a majority of the Fund’s assets, are not registered under the 1940 Act. However, to the extent applicable, the Subsidiaries will be subject to the same fundamental investment restrictions and will follow the same compliance policies and procedures as the Fund. Compliance with the Fund’s investment restrictions also will be measured on an aggregate basis in respect of the Fund’s and the Subsidiaries’ portfolios, and the Subsidiaries will comply with the 1940 Act provisions governing affiliate transactions and custody of assets. (Custody of these assets will be maintained with U.S. Bank National Association rather than with JPMorgan Chase Bank N.A., which is otherwise the custodian of the Fund’s assets.) In addition, the Fund will comply with provisions governing investment policies (Section 8) and capital structure and leverage (Section 18) on an aggregate basis with the Subsidiaries of the Fund. The Adviser will also comply with the provisions of Section 15 of the 1940 Act with respect to a Subsidiary’s investment advisory contract. The Fund is the sole member of each of the Subsidiaries and does not expect interests in the Subsidiaries to be offered or sold to other investors. A “subsidiary” is any entity (regardless of whether or not the Fund set up the entity) primarily controlled by the Fund, and that primarily engages in investment activities in securities or other assets. “Primarily controlled” as used herein means (1) the Fund controls the unregistered entity within the meaning of Section 2(a)(9) of the 1940 Act, and (2) the Fund’s control of the unregistered entity is greater than that of any other person. Other than entities wholly owned or majority owned by the Fund, the Fund does not currently intend to create or acquire primary control of a subsidiary as defined in this paragraph.

Please see “Leverage” and “Principal Risks of the Fund—Leverage Risk” for additional information regarding leverage and related risks.

Unfunded Lending Commitments

Certain loans made by the Fund represent advance commitments to extend credit as and when requested by the borrower in the form of delayed draw loans or revolving loans. These commitments typically are subject to various contingencies and conditions, but nonetheless generally require that the Fund lend monies on short notice. The Fund also must manage its available cash, cash equivalents and borrowings so as to have cash on hand to fund the loan when required. A rule adopted by the SEC under the 1940 Act requires that the Fund reasonably believe, at the time it enters into an unfunded commitment agreement, that it will have sufficient cash and cash equivalents to meet its obligations on these commitments when due. The Fund will consider its overall circumstances when evaluating sufficiency of its cash and cash equivalents for this purpose. For example, the Fund will consider any conditions on its commitments, its reasonable expectations as to when each commitment will be due, other obligations of the Fund (such as the obligation to hold liquid assets during periods when the Fund has offered to repurchase its shares), and the Fund’s ability to borrow.

Distributions

The Fund intends to distribute substantially all of its net investment income to shareholders. In order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may distribute more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. The Fund intends to declare distributions daily and distribute them monthly to shareholders of record. In addition, the Fund intends to distribute any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually. Net short-term capital gains may be paid more frequently. As described below under Distribution Risk, the Fund’s distribution policy, which may be changed from time to time, currently takes into account considerations beyond current net investment income and seeks to maintain relatively stable monthly distribution amounts.

Unless a shareholder specifies otherwise, distributions will be reinvested in Common Shares of the Fund in accordance with the Fund’s dividend reinvestment plan. The Fund may pay distributions from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and/or borrowings. See “Distributions” and “Dividend Reinvestment Plan.”

Distributor, Custodian and Transfer Agent

FEF Distributors, LLC, an affiliate of the Adviser and the Subadviser, serves as the Fund’s principal underwriter and distributor. JPMorgan Chase Bank, N.A. serves as the primary custodian of the Fund’s assets. U.S. Bank National Association serves as the custodian of the Subsidiaries’ assets. SS&C GIDS, Inc. serves as the Fund’s transfer agent and dividend disbursement agent.

Unlisted Closed-End Fund Structure; Limited Liquidity

The Fund’s Common Shares are not listed for trading on any securities exchange. There is currently no secondary market for its Common Shares and the Fund does not expect any secondary market to develop. Shareholders of the Fund are not able to have their Common Shares redeemed or otherwise sell their Common Shares on a daily basis because the Fund is an unlisted closed-end fund. In order to provide liquidity to shareholders, the Fund is structured as an Interval Fund and conducts periodic repurchase offers for a portion of its outstanding Common Shares, as described herein. Investors should consider Common Shares of the Fund to be an illiquid investment. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Common Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

Investor Suitability

An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Common Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment goals and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

Summary of Principal Risks of the Fund

Investing in the Fund’s Common Shares involves a number of significant risks. Below is a summary of some of the principal risks of investing in the Fund. Before you invest in the Fund’s Common Shares, you should be aware of various risks, including those described below. For a more complete discussion of the risks of investing in the Fund, see “Principal Risks of the Fund” and “Additional Risks of the Fund.”

Investment Risk

An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Common Shares represents an indirect investment in the investments and other financial assets owned by the Fund. The value of the Fund’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, tax rates, counterparty risk, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Lower-quality debt securities involve greater risk of default or price changes and their value can fluctuate, especially during periods of increased market volatility, economic recessions or periods of high interest rates. The Fund anticipates using leverage, which would magnify the Fund’s investment, market and certain other risks. See “Principal Risks of the Fund—Leverage Risk.”

Market Risk

Market risk includes unexpected directional price movements, deviations from historical pricing relationships, changes in the regulatory environment, changes in market volatility, panicked or forced selling of assets and contraction of available credit or other financing sources. The success of the Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and national and international political circumstances. Geopolitical and other risks, including environmental and public health, may also add to instability in world economies and markets generally.

Recent market conditions and events, wars and armed conflicts and actions taken by governments in response, may exacerbate volatility. Rapid changes in prices or liquidity, which often are not anticipated and can relate to events not connected to particular investments, may limit the ability of the Fund to dispose of its assets at the price or time of its choosing and can result in losses. Changes in prices may be temporary or may last for extended periods.

Asset Allocation Risk

The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that the Adviser or the Subadviser may make less than optimal or poor asset allocation decisions. The Adviser and the Subadviser employ an active approach to allocation across multiple credit sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that the Adviser or the Subadviser will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Debt Securities Risk

The value of debt securities may decline for a number of reasons that directly relate to the borrower, such as the borrower’s financial strength, management performance, financial leverage and reduced demand for the borrower’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer of debt securities may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk

Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments, which may accelerate the realization of taxable income and cause the Fund to make taxable distributions to Common Shareholders earlier than the Fund otherwise would have. In addition, non-redeeming Common Shareholders may be treated as receiving a disproportionately large taxable distribution during or with respect to such year. If, as expected, the Fund employs investment leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Common Shareholders who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

In addition, the repurchase of Common Shares by the Fund will be a taxable event to Common Shareholders, potentially even to those Common Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, please see “Tax Matters” and “Taxes” in the Statement of Additional Information.

Large Shareholder Risk

To the extent a large proportion of Common Shares are held by a small number of Common Shareholders, including affiliates of the Adviser and the Subadviser, the Fund is subject to the risk that these Common Shareholders will seek to sell Common Shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. This can make ordinary portfolio management and rebalancing decisions more complicated to implement, can result in the Fund’s current expenses being allocated over a smaller asset base, which generally results in an increase in the Fund’s expense ratio, and can accelerate the realization of taxable income and cause the Fund to make taxable distributions to shareholders earlier than the Fund otherwise would have.

Management Risk

The Fund does not have internal management capacity or employees. The Fund depends on the diligence, skill and network of business contacts of the senior investment professionals of the Adviser and the Subadviser to achieve the Fund’s investment objective. The Fund expects that the Adviser, with the assistance of the Subadviser, will evaluate, negotiate, structure, acquire and monitor the Fund’s investments in accordance with the terms of the Management Agreement and Subadvisory Agreement, as applicable. The Fund can offer no assurance, however, that the senior investment professionals of the Adviser and/or Subadviser will continue to provide investment advice to the Fund. The loss of senior investment professionals of the Adviser and/or Subadviser and their affiliates would limit the Fund’s ability to achieve its investment objective and operate as the Fund anticipates. This could have a material adverse effect on the Fund’s financial condition, results of operations and cash flows.

Interest Rate Risk

The Fund is subject to interest rate risk. Generally, the value of fixed income instruments will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income instruments tends to decrease. Conversely, as interest rates fall, the market value of fixed income instruments tends to increase. This risk will be greater for long-term securities than for short-term securities. The Fund may, but is not required to, attempt to minimize the exposure of the portfolios to interest rate changes through the use of interest rate swaps, interest rate futures, interest rate options and/or other hedging strategies, and the Fund may decide not to minimize such exposure at any time. There can be no guarantee that the Investment Manager will be successful in mitigating the impact of interest rate changes on the portfolios. To the extent the Fund does not hedge, or does not hedge successfully, the Fund will remain exposed to interest rate risk.

Risks of Interest Rate Mismatches

The Fund may hold investments that have fixed interest rates but the issuers of which hold underlying loans that have floating interest rates. During periods of changing interest rates, such mismatches between the interest rate of the Fund’s investments and the interest rate on the loans held by issuers of such investments may adversely affect the financial condition of such issuers. Such mismatch may be difficult to hedge, and there can be no assurances that an issuer of the Fund’s investments will attempt to hedge such risks or that any such attempts will be successful.

Floating Rate Debt Risk

A substantial portion of the Fund’s loans and other credit instruments may bear interest at floating rates, often based on SOFR or another short-term reference rate. Although floating-rate instruments generally are less sensitive to changes in prevailing interest rates than fixed-rate instruments, they may decline in value or underperform due to changes in credit spreads, benchmark volatility, floors, caps or other structural features, or because coupons reset only periodically and may lag current market rates. In addition, increases in short-term rates may increase borrowers’ debt service obligations and may adversely affect their ability to make payments of interest or principal, which could increase defaults and reduce the value of the Fund’s investments. Any transition from one reference rate to another also may adversely affect the value, liquidity or return of floating-rate instruments.

Credit Risk

Investment in below investment grade credit assets is highly speculative and involves a high degree of risk of credit loss, and therefore the Fund’s securities may not be suitable for someone with a low tolerance for risk. These risks are likely to increase during an economic recession. Additionally, issuers of credit instruments in which the Fund may invest may default on their obligations to pay principal or interest when due. This nonpayment would result in a reduction of income to the Fund, a reduction in the value of such credit assets experiencing nonpayment and, potentially, a decrease in the NAV of the Fund. With respect to the Fund’s investments in debt securities that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of nonpayment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing credit assets. To the extent that the credit rating assigned to a security in the Fund’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected. To the extent the Fund invests in high-yield securities and other types of credit instruments, it will be exposed to a greater amount of credit risk than if it invested solely in investment grade debt securities and other types of credit instruments.

Below Investment Grade Rating Risk

Most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or, if unrated, are judged by the Subadviser to be of comparable quality. Below investment grade investments are often referred to as “high-yield” or “junk” securities. While generally providing greater income and opportunity for gain, below investment grade securities or comparable unrated securities may be subject to greater risks than securities or instruments that have higher credit ratings, including a higher risk of default.

Because unrated securities may not have an active trading market or may be difficult to value, the Fund might have difficulty selling them promptly at an acceptable price. To the extent that the Fund invests in unrated securities, the Fund’s ability to achieve its investment objective will be more dependent on the Subadviser’s credit analysis than would be the case when the Fund invests in rated securities. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment.

Bank Loan Risk

The Fund intends to invest in bank loans, among other credit assets. These investments potentially expose the Fund to the credit risk of the underlying borrower, and in certain cases, of the financial institution. The Fund’s ability to receive payments in connection with the loan depends primarily on the financial condition of the borrower. Even investments in secured loans present risk, as there is no assurance that the collateral securing the loan will be sufficient to satisfy the loan obligation. The market for bank loans may be illiquid and the Fund may have difficulty selling them. In addition, bank loans often have contractual restrictions on resale, which can delay the sale and adversely impact the sale price. In some instances, other accounts managed by the Adviser, the Subadviser or an affiliate may hold other securities issued by borrowers whose loans may be held in the Fund’s portfolio. If the credit quality of the issuer deteriorates, the Adviser or the Subadviser may owe conflicting fiduciary duties to the Fund and other client accounts. At times, the Fund may decline to receive non-public information relating to loans, which could disadvantage the Fund relative to other investors. Alternatively, the Adviser or the Subadviser may come into possession of material, nonpublic information about the issuers of loans that may be held in the Fund’s portfolio. The Adviser or the Subadviser’s ability to trade in these loans for the account of the Fund could be limited by its possession of such information. Limitations on the Adviser or the Subadviser’s ability to trade could have an adverse effect on the Fund by preventing the Fund from selling a loan that is experiencing a material decline in value.

“Covenant-lite” Obligations Risk

Covenant-lite obligations contain fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite loans may carry more risk than traditional loans as they allow individuals and corporations to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite loans may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default.

Unitranche Loans Risk

The Fund may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.

Subordinated Loans Risk

Subordinated loans generally are subject to similar risks as those associated with investments in senior loans except that such loans are subordinated in payment and/or lower in lien priority to first lien holders. In the event of default on a subordinated loan, the first priority lien holder has first claim to the underlying collateral of the loan. Subordinated loans are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior unsecured or senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated loans generally have greater price volatility than senior loans and may be less liquid.

Second Lien Loan and Unsecured Loans Risk

Second lien loans and unsecured loans generally are subject to the same risks associated with investments in senior loans, as discussed above. Because second lien loans and unsecured loans are lower in priority of payment to senior loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for unsecured loans, which are not backed by a security interest in any specific collateral. Second lien loans and unsecured loans are expected to have greater price volatility than senior loans and may be less liquid.

The debt securities in which the Fund may invest may be subordinated to substantial amounts of senior debt. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated investments may not be protected by financial covenants, such as limitations upon additional indebtedness, that may apply to certain types of senior secured debt instruments. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefitting senior creditors. In the event any issuer cannot generate adequate cash flow to meet senior debt service, the Fund may suffer a partial or total loss of capital invested.

Loans and Assignments Risk

The Fund may acquire loans through assignments of interests in such loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to such debt obligation. However, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under an assigned debt obligation and with regard to any associated collateral.

Direct Lending, Asset-Based and Middle Market “Club” Loan Risk

Investment in private and middle market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund is required to rely on the ability of the Subadviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Subadviser is unable to uncover all material information about these companies, it may not be able to make a fully informed investment decision, and the Fund may lose money on its investments. Private and middle market companies may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle market companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on such companies and, in turn, on the Fund. Middle market companies also generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, the Fund’s executive officers, directors and the Adviser and/or Subadviser may, in the ordinary course of business, be named as defendants in litigation arising from the Fund’s investments.

Structured Investments Risk

Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. Although it is difficult to predict whether the prices of indexes and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund.

Real Estate Industry Risk

The Fund makes investments in the real estate industry. As such, its portfolio will be impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a portfolio not exposed to the real estate market.

Mortgage Loan Risk

The Fund will invest in mortgage loans, which are subject to risks of delinquency, foreclosure, and risk of loss. In the event of a borrower’s default, the Fund’s profitability will suffer a material adverse effect to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Mortgage loans and related investments may also involve mortgage insurance or other credit support, which may be unavailable or insufficient when needed and may be subject to disputes or delays.

Mortgage-Related Instruments Risk

Mortgage-related instruments represent interests in “pools” of mortgages held in trust and often involve risks that are different from, or possibly more acute than, risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed-rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these instruments and potentially causing the Fund to lose money.

The Fund expects that investments in subordinate mortgage-backed instruments will be subject to potentially heightened risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potentially greater losses. Subordinate mortgage-backed instruments are also subject to greater credit risk than mortgage-backed instruments that are more highly rated.

There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage Servicing Rights Risk

Mortgage servicing rights (“MSRs”) represent the right to receive a portion of the fees paid in connection with servicing mortgage loans (including collecting and remitting payments and performing other administrative and loss mitigation activities). To the extent the Fund invests in MSRs or instruments backed by MSRs, such investments may be difficult to value and may be sensitive to changes in interest rates and prepayment speeds, which can affect the expected life and cash flows of MSRs. MSRs are also subject to servicing-related risks, including higher-than-expected servicing costs, operational or compliance issues, and delays or disruptions in collections, any of which may reduce the value of MSRs and could cause the Fund to lose money.

Asset-Backed Instruments Risk

Asset-backed instruments represent interests in “pools” of assets held in trust and are subject to risks similar to those associated with mortgage-related instruments, as well as additional risks associated with the nature of the underlying assets and the servicing of those assets. Asset-backed instruments in which the Fund may invest include, but are not limited to, auto loans, consumer loans, credit card loans, equipment loans, small and medium enterprise loans, solar loans, timeshare loans and whole business loans. Investments in asset-backed instruments generally represent exposure to the risks of the particular market or commercial segments in which the underlying assets (typically loans) or the relevant counterparties are active.

Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets. The Fund expects that investments in subordinate asset-backed instruments will be subject to potentially heightened risks arising from delinquencies and defaults, thereby exposing its investment portfolio to potentially greater losses. Subordinate asset-backed instruments are also subject to greater credit risk than those asset-backed instruments that are more highly rated.

Collateralized Debt Obligations Risk

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CDOs, including CLOs, carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations Risk

The risks of investing in CLOs depend largely on the type of the collateral securities and the tranche of the CLO. In stressed market conditions, it is possible that even senior CLO debt tranches could experience losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and the disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CLO securities as an asset class. To the extent that the Fund invests in CLO tranches rated below AAA, the risks of investing in CLOs will be greater. To the extent that the Fund invests in unrated CLO tranches, the Fund’s ability to achieve its investment objective will be more dependent on the Subadviser’s credit analysis than would be the case when the Fund invests in rated CLO tranches.

Further, interest on certain tranches of a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. The Subadviser may not be able to accurately predict how specific CLOs or the portfolio of underlying loans or bonds for such CLOs will perform based on financial models or react to changes or stresses in the market, including changes in interest rates.

CLOs, and their underlying loan obligations, are typically not registered for sale to the public and therefore are subject to certain restrictions on transfer and sale, potentially making them less liquid than other types of securities. Some unrated CLO securities may not have an active trading market or may be difficult to value. Additionally, when the Fund purchases a newly issued CLO security in the primary market (rather than from the secondary market), there often may be a delayed settlement period. During a delayed settlement period, the liquidity of the CLO may be further reduced. During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of CLO securities at a price and time the Fund deems advantageous may be impaired. CLO securities are generally considered to be long-term investments and there is no guarantee that an active secondary market will exist or be maintained for any given CLO security.

Construction Loans Risk

If the Fund fails to fund its entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including, without limitation: (1) a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; (2) a borrower claim against the Fund for failure to perform under the loan documents; (3) increased costs to the borrower that the borrower is unable to pay; (4) a bankruptcy filing by the borrower; and (5) abandonment by the borrower of the collateral for the loan. Additionally, the process of foreclosing on a property is time consuming, and the Fund may incur significant expense if it forecloses on a property securing a loan under these or other circumstances. The occurrence of any of the foregoing events could result in losses to the Fund, which could materially and adversely affect the Fund.

Residential Transitional Loans Risk

Within the Fund’s mortgage lending strategy, the Fund may also invest in short-term mortgage loans of typically 12 to 36 months to real-estate builders and other investors to purchase, renovate and resell or rent residential single or multi-family properties (“Residential Transitional Loans”). These loans may be made through one or more special purpose vehicles (“SPVs”), each a wholly-owned subsidiary of the Fund.

Holders of Residential Transitional Loans bear various risks, including credit, market, interest rate, extension, structural and legal risks. Typically, such loans may be prepaid at any time. Residential Transitional Loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The rate of defaults and losses on mortgage loans (such as Residential Transitional Loans) will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s “equity” in the mortgaged property and the financial circumstances of the borrower. If a mortgage loan is in default, foreclosure of such mortgage loan may be a lengthy and difficult process and may involve significant expenses. Furthermore, the market for defaulted mortgage loans or foreclosed properties may be very limited. The Fund’s investments in Residential Transitional Loans will expose it to the risk that the borrower of such loan may not be able to sell the property on attractive terms or at all once the property has been re-developed, which may materially and adversely affect the Fund. As these loans provide borrowers with short term capital typically in connection with the acquisition and re-development of a single family or multi family residence, with a view to the borrower selling the property, there is a risk that a borrower may not be able to sell the property on attractive terms or at all once the property has been re-developed. Moreover, the borrower may experience difficulty in completing the re-development of the property on schedule or at all, whether as a result of cost over runs, construction related delays or other issues, which may result in delays selling the property or an inability to sell the property at all. Since the borrower would typically use the proceeds of the sale of the property to repay the bridge loan, if any of the foregoing events were to occur, the borrower may be unable to repay its loan on a timely basis or at all, which may materially and adversely affect the Fund.

Consumer and Business Lending Risk

The Fund may have exposure to credit instruments that involve consumer borrowers and/or business borrowers, and the risks and performance drivers of these segments can differ materially. Consumer credit is generally more dependent on individual borrowers’ income, employment and household financial conditions and may be more sensitive to changes in unemployment, inflation and interest rates; it may also involve heightened consumer-protection, servicing and collections-related legal and regulatory risks and, in some cases, limited recoveries. Business credit is generally more dependent on a borrower’s or underlying asset’s cash flows, leverage and access to capital and may be more sensitive to industry conditions and refinancing availability; business exposures may also be larger-balance and more concentrated, increasing the impact of a single default. Consumer and business credit may perform differently across market cycles, and in stressed markets both may become less liquid and harder to value, which could increase volatility and adversely affect the Fund’s results, including in connection with the Fund’s periodic repurchase offers.

Specialty Financing Risk

The Fund may invest in, or obtain exposure to, specialty finance and other non-traditional financing investments, including, for example, asset-based loans, private corporate loans, receivables financings, ABS backed by small and medium enterprise loans, earned wage access financings, collectibles and art financings, sports financings, music financings, litigation financings, inventory financings, technology-related financings, and project finance. These investments may involve specialized structuring, underwriting and servicing and may be particularly sensitive to the availability and cost of capital, interest rate changes, competitive pressures, and general economic conditions.

Certain specialty finance investments may present unique collateral, valuation and liquidity risks (e.g., collectibles, art, music or sports-related assets may be difficult to value and sell and may be subject to fraud, title, custody or authenticity issues), and repayment may depend on specialized cash flows (e.g., receivables, earned wage access, litigation outcomes or project revenues) that can be volatile or uncertain. These investments may also be exposed to elevated credit losses tied to borrower or obligor stress and to counterparty risk (including originators, servicers and other transaction parties). In stressed markets, specialty finance exposures may be particularly difficult to value or sell, which could adversely affect Fund performance and the Fund’s ability to meet repurchase requests.

Healthcare Services Industry Risk

The Fund may invest in loans or other credit instruments of issuers operating in the healthcare services industry, including providers, operators and other businesses whose revenues depend on patient volumes, reimbursement levels, staffing availability and compliance with extensive laws and regulations. Healthcare services businesses may be adversely affected by changes in reimbursement rates or payor mix, licensure or accreditation issues, labor shortages and wage inflation, professional liability and other litigation, fraud-and-abuse and privacy requirements, and other regulatory, operational and cost pressures. These risks may impair an issuer’s cash flows, reduce collateral values, increase defaults and adversely affect the value and liquidity of the Fund’s investments.

Foreign Investments Risk

Investments in foreign securities, issuers or markets (including emerging markets) involve risks that can be greater than, and different from, those associated with U.S. investments. Foreign investments may be more sensitive to adverse political, economic, regulatory or market developments; changes in foreign laws or tax regimes; sanctions or other government actions; and social or geopolitical instability. Foreign markets may have different (and sometimes less robust) accounting, auditing, disclosure, investor protections, custody and settlement practices, which can increase operational and counterparty risk and make it harder to enforce rights. Foreign securities may also be subject to currency exchange rate fluctuations and, in stressed conditions, may become less liquid or more difficult to value. Dividends and interest received by the Fund and capital gains recognized by the Fund may give rise to withholding and other taxes imposed by foreign countries and may decrease the Fund’s return. These risks may increase volatility and could adversely affect the Fund’s performance and, for an interval fund, may affect the Fund’s ability to sell positions or raise cash on favorable terms in connection with periodic repurchase offers.

Foreign Credit Risk

A portion of the Fund’s investments may be in securities of foreign companies. Investing in foreign companies may expose the Fund to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks many be more pronounced for companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

Foreign Currency Risk

Although it is anticipated that most of the Fund’s investments will be denominated in U.S. dollars, the Fund’s investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency may change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. As a result, a change in currency exchange rates may adversely affect the Fund’s profitability. The Fund may, but is not required to, seek to hedge all or a portion of its exposure to foreign currencies, and the Fund may decide not to hedge such exposure at any time. Any hedging activities, if undertaken, may not be available, may not be implemented effectively, may be imperfect, and may not be successful in reducing foreign currency risk. To the extent the Fund does not hedge, or does not hedge successfully, the Fund will remain exposed to foreign currency risk.

Privacy and Data Security Laws

Many jurisdictions have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Adviser and/or Subadviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

Liquidity Risk

The Fund intends to invest in illiquid investments. An illiquid investment is a security or other investment that cannot be sold or disposed of within seven days or less in current market conditions without the sale or disposition significantly changing the market value of the investment. Illiquid investments often can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the Securities Act of 1933, as amended (the “1933 Act”). Considerable delay could be encountered in either event and, unless otherwise contractually provided, the Fund’s proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund’s inability to realize a favorable price upon disposition of illiquid investments, and at times might make disposition of such securities impossible.

Restricted Securities Risk

The Fund may invest in unregistered or otherwise restricted securities, including privately placed loans, notes, structured credit instruments and other investments that are subject to legal, contractual or other restrictions on resale or transfer. Restricted securities may not be registered under the Securities Act and may be issued only to a limited number of investors or only in privately negotiated transactions. As a result, restricted securities may be less liquid, harder to value and more difficult to sell promptly at an acceptable price than publicly traded securities. In stressed market conditions, the limitations on resale and the reduced number of potential purchasers for restricted securities may be more pronounced, which could adversely affect the Fund’s NAV, results and ability to meet repurchase requests.

Investment in Other Regulated Funds

The Fund may invest in securities of other investment companies, including exchange-traded funds (“ETFs”), closed-end funds and business development companies (“BDCs”) (collectively referred to as “regulated funds”), to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom. The Fund does not intend to invest in such a regulated fund unless, in the judgment of the Subadviser, the potential benefits of such investment justify the payment of any applicable premium or sales charge. As a shareholder in a regulated fund, the Fund would bear its ratable share of that regulated fund’s expenses, including its advisory and administration fees.

Exchange-Traded Funds

The Fund may invest in ETFs, which are investment companies or special purpose trusts whose primary objective is to achieve the same rate of return as a particular market index or commodity while trading throughout the day on an exchange. The Fund would purchase and sell individual shares of ETFs in the secondary market. These secondary market transactions require the payment of commissions.

ETF shares are subject to the same risks as regulated funds, as described above. Furthermore, there may be times when the exchange halts trading, in which case the Fund would be unable to sell ETF shares until trading is resumed.

Valuation Risk

When market quotations are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board of Trustees. See “Net Asset Value.” Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. As a result, investors who purchase Shares may receive more or fewer Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.

Leverage Risk

The Fund intends to utilize leverage and has entered into the Credit Facilities (as described below in “Leverage”). There can be no assurance that the Fund’s use of leverage will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions, margin facilities, and the issuance of preferred shares or notes. The Fund’s total leverage, either through borrowings, preferred stock issuance, or similar transactions, may not exceed 33⅓% of the Fund’s Managed Assets.

ESG Investing Risk

The Subadviser generally considers ESG factors in its investment process alongside its existing fundamental research process. The Subadviser’s incorporation of ESG investment insights may affect the Fund’s exposure to certain companies or industries. The Fund’s results may be lower than other funds that do not consider ESG characteristics. Investors may differ in their views of what constitutes positive or negative ESG factors.

Focused Investment Risk

To the extent that the Fund focuses its investments in a particular industry, the NAV of the Common Shares will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.

Confidential Information Access Risk

Principals of the Adviser, the Subadviser and their affiliates and certain of the Adviser’s and/or Subadviser’s investment professionals may have or establish relationships with companies in which the Fund invests, including serving as a director of, or in a similar capacity with, such companies. In connection with the foregoing activities, principals of the Adviser, the Subadviser and their affiliates and certain of the Adviser’s and/or Subadviser’s investment professionals may from time to time come into possession of confidential or material nonpublic information or be restricted from effecting transactions relating to certain issuers that would limit the ability of the Adviser and/or Subadviser to effect a transaction for the Fund (including the Fund’s ability to buy, sell or hold certain investments) and the Fund’s investments may be constrained as a consequence of the Adviser and/or Subadviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including the Fund.

Risk of Regulatory Changes

Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the U.S. Commodity Futures Trading Commission (“CFTC”), the SEC, the U.S. Internal Revenue Service (“IRS”), the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are implementing a variety of new rules pursuant to financial reform legislation in the United States. The EU Member States (and some other countries) are implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

SOFR Risk

The Fund’s Credit Facilities utilize a Secured Overnight Financing Rate (“SOFR”)-based reference rate. The London Interbank Offered Rate (“LIBOR”) generally ceased to be published on June 30, 2023, and the market has largely transitioned to SOFR-based rates, in some cases as adjusted by an applicable spread adjustment. Although SOFR has become the predominant reference rate for many U.S. dollar floating-rate instruments, SOFR-based rates (including any applicable spread adjustment) may not be, and may not prove to be, the economic equivalent of LIBOR and may perform differently than LIBOR would have performed. SOFR is an overnight, secured rate and may exhibit different volatility, liquidity and interest rate dynamics than LIBOR, including during periods of market stress. As a result, the Fund’s interest expense under the Credit Facilities (and the pricing, valuation and return characteristics of SOFR-linked instruments held by the Fund) may be materially different than it would have been under LIBOR, and such differences may adversely affect the Fund’s profitability.

SOFR also has a more limited operating history than LIBOR. The administrator of SOFR (currently, the Federal Reserve Bank of New York) may make methodological or other changes to SOFR, or may suspend or discontinue the calculation or publication of SOFR. Any such changes, or the adoption of a successor or alternative reference rate, could affect the level of interest payable or receivable on SOFR-linked instruments (including the Credit Facilities) and could adversely affect the value and marketability of such instruments.

In addition, to the extent the Fund invests in, or is otherwise exposed to, instruments that historically referenced LIBOR or that contain fallback provisions or rate-conversion mechanics, the operation of those provisions could result in a rate that is different from what would otherwise have applied, lead to disputes or administrative burden, or otherwise adversely affect the value, returns or liquidity of such instruments.

Derivatives Risk

“Derivatives,” including hedging strategies, present risks related to their significant price volatility and risk of default by the counterparty to the contract. Derivatives are subject to counterparty risk, which is the risk that a loss may be sustained by the Fund as a result of the insolvency or bankruptcy of the other party to the transaction or the failure of the other party to make required payments or otherwise comply with the terms of the transaction. Changing conditions in a particular market area, whether or not directly related to the referenced assets that underlie the transaction, may have an adverse impact on the creditworthiness of the counterparty. If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss, which could also lead to an increase in redemptions of Fund shares. The Fund also could experience losses if its derivatives were poorly correlated with its other investments, or if the Fund was unable to liquidate its position because of an illiquid secondary market. The market for some derivatives is, or suddenly can become, illiquid, especially in times of financial stress. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. New rules governing derivatives could limit the Fund’s use of derivatives in support of its investment strategy. These new rules may make derivatives more costly, or may otherwise adversely affect the Fund’s liquidity, value or performance.

Negative Press Risk

Recent negative publicity associated with private credit, often in the context of business development companies, registered closed-end funds and other private investment funds that invest in private credit assets and conduct periodic repurchase offers, has coincided with an increase in investor repurchase requests across certain vehicles. If this trend persists, fund managers facing elevated repurchase requests may be required to sell assets to generate liquidity if they seek to fulfill these elevated repurchase requests, which could place downward pressure on the market value of certain investments held by those funds and potentially more broadly. Negative publicity associated with private credit, whether or not valid, also could lead to increased repurchase requests for the Fund, heighten scrutiny of the Fund’s and the Adviser’s (and Sub-Adviser’s) business, or adversely affect ongoing sales of Fund shares.

Tax Risk

The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from certain kinds of investment income; (ii) meet certain asset diversification requirements at the end of each quarter; and (iii) distribute in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and its net tax-exempt income. If the Fund failed to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net capital gain), even if such income were distributed to its Common Shareholders. In addition, all distributions by the Fund out of earnings and profits (including distributions of net capital gain), would be taxed to Common Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate Common Shareholders and (ii) for the dividends received deduction in the case of corporate Common Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges), before requalifying as a RIC. See “Tax Matters.”

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time due to the nature of the Fund’s investments. In addition, the Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and Common Shareholders. As stated above, in order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may pay out more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. The Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. See “Tax Matters.”

Phantom Income Risk

The Fund may have phantom income from its acquisition and holding of subordinated debt instruments. The tax accounting rules with respect to the timing and character of income and losses from the Fund’s acquisition and holding of subordinated debt instruments may result in adverse tax consequences. The Fund will be required to include in income accrued interest, original issue discount (“OID”) and, potentially, market discount (each of which will be ordinary income), with respect to subordinated debt instruments the Fund holds, in accordance with the accrual method of accounting. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the underlying loans, except to the extent it can be established that such losses are uncollectible.

Accordingly, the Fund may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency, but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While the Fund generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Fund’s investments in subordinated debt instruments are disposed of in a taxable transaction or become worthless.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that the Fund may have substantial taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other actions to satisfy the RIC distribution requirements for the taxable year in which this “phantom income” is recognized.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities

The Adviser, the Subadviser and their affiliates may sponsor or manage investment funds, accounts or other investment vehicles with similar or overlapping investment strategies. For example, each of the Adviser and/or the Subadviser may serve as investment adviser to one or more private funds, registered closed-end funds and/or CLOs. In addition, the Fund’s officers may serve in similar capacities for one or more private funds, registered closed-end funds and/or CLOs. To the extent the Adviser, Subadviser and/or their affiliates determine that an investment is appropriate for the Fund and for one or more other funds, the Adviser, the Subadviser and/or their affiliates, as applicable, allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) certain restrictions under the 1940 Act and rules thereunder regarding co-investments with affiliates, (b) the requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and (c) the Adviser and/or Subadviser’s internal conflict of interest and allocation policies. The Fund and the Adviser rely on exemptive relief from the SEC that permits the Fund to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

The Adviser has established policies to ensure that the Fund will generally share equitably with other funds managed by the Adviser, the Subadviser and/or their affiliates, in investment opportunities that are suitable for the Fund and such other investment funds.

The Subadviser has established allocation policies to ensure that the Fund will generally share equitably with other credit investment funds managed by the Subadviser or its affiliates within the alternative credit platform in credit investment opportunities that are suitable for the Fund and such other investment funds.

The 1940 Act imposes significant limits on co-investment with affiliates of the Fund, and without an exemptive order the Fund generally would not be permitted to co-invest alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance, such as transactions where price is the only negotiated term, and will not participate in transactions where other terms are negotiable. In situations where co-investment with other entities sponsored or managed by the Adviser, the Subadviser or their affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, the Subadviser will need to decide whether the Fund or such other entity or entities will proceed with the investment. The Subadviser will make these determinations based on its policies and procedures, which will generally require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time. This reduces the amount of transactions in which the Fund can participate and makes it more difficult for the Fund to implement its investment objective.

Conflicts of Interest Relating to Affiliates

The Advisers’ affiliation with Genstar Capital and Napier Park, a wholly owned subsidiary of the Adviser, requires the Advisers to manage conflicts of interest associated with dealings the Fund may have with those businesses or funds, clients or the companies in which the Fund invests. For example, should the Advisers wish to cause the Fund to execute portfolio transactions through broker dealers associated with Genstar Capital, the commercial reasonableness of the brokerage compensation associated with those trades would have to be assessed. Other dealings may be more completely restricted. For example, the Fund may not be able to buy or sell property directly to or from Napier Park,

Genstar Capital or their associated accounts. There also may be limits on participation in underwritings or other securities offerings by Napier Park, Genstar Capital or their associated funds, accounts or portfolio companies. The breadth of these affiliations at times may require the Fund to abstain from or restructure an otherwise attractive investment opportunity.

Investments in portfolio companies associated with Genstar Capital may be restricted by the 1940 Act. To the extent such investments are permitted and the Fund invests in such a portfolio company (a portfolio company generally referring to a company owned by private equity funds managed by Genstar Capital), conflicts of interest may arise from the presence of Genstar Capital representatives on the company board or the payment of compensation by the company to Genstar Capital or an affiliate. Moreover, the Advisers could have an incentive to allocate the Fund’s assets to such a portfolio company since affiliates of the Advisers have a direct or indirect financial interest in its success. There also may be instances where Genstar Capital could be involved in bankruptcy proceedings of current investments or of issuers in which the Fund would otherwise invest, with potentially divergent interests as between the Fund and Genstar Capital. The Fund may be forced to sell or hold existing investments (possibly at disadvantageous times or under disadvantageous conditions) as a result of various relationships that Genstar Capital may have or transactions or investments Genstar Capital and their affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses or lost opportunity costs to the Fund.

Distribution Risk

The Fund intends to make monthly distributions. In order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may pay out more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. While the Fund generally intends to maintain a stable level of distributions, the distributions might not be made in equal amounts and one month’s distribution may be larger than another. Additionally, the Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. Undistributed income will be reflected in the Fund’s net asset value and, correspondingly, distributions of the Fund’s income will reduce the Fund’s net asset value. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and Common Shareholders. The Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. Return of capital distributions are returns of investors’ own investments and should not be considered the dividend yield or total return of an investment in the Fund. Common Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. While the Fund generally expects distributions to consist of net profits, shareholders should not assume that this will be the case in all instances.

The Fund’s distributions over time may be affected by numerous factors, including but not limited to changes in its current distribution policy and the estimates and inputs that inform that policy, changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, expense support from the Adviser (as described in the next paragraph), and other factors. The Fund cannot assure you that it will achieve investment results that will allow the Fund to make a specified level of cash distributions or periodically increase its distribution rate. The Fund’s distribution policy may be changed at any time by the Board.

Subject to the possibility of return of capital distributions and other adjustments or relevant factors (including the expense support currently being paid by the Adviser), the monthly distributions that Common Shareholders are expected to receive from the Fund will be derived from the Fund’s dividends and interest income after payment of Fund expenses. The Fund’s distributions may result from fee and expense waivers and/or reimbursements from the Adviser, which are subject to potential repayment by the Fund. Common Shareholders should understand that any such distributions are not based solely on the Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser continues to make expense reimbursements. Common Shareholders also should understand that the Fund’s future repayments of these amounts to the Adviser, which would be owed if the Fund’s regular expenses fall below levels specified in the Fund’s expense limitation agreement with the Adviser, will reduce the distributions that a Common Shareholder would otherwise receive.

Zero-Coupon Bond Risk

Among the debt securities in which the Fund may invest are zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest. They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of debt securities having similar maturities and credit quality. Original issue discount earned on zero coupon securities must be included in the Fund’s income. Thus, to continue to qualify for tax treatment as a RIC and to avoid U.S. federal income and excise tax on undistributed income, the Fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income-producing securities with cash used to make such distributions, and its current income ultimately could be reduced as a result.

Cyber Security Risk

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the disaster recovery systems of the Fund, Adviser and Subadviser, or a support failure from external providers, could have an adverse effect on the Fund’s ability to conduct business and on its results of operations and financial condition, particularly if those events affect the Fund, the Adviser and/or the Subadviser’s computer-based data processing, transmission, storage, and retrieval systems or destroy data. If the Adviser and/or the Subadviser were unavailable in the event of a disaster, the Fund’s ability to effectively conduct its business could be severely compromised.

Non-Diversification Risk

The Fund is classified as “non-diversified” under the 1940 Act. As a result, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code, and thus intends to satisfy the diversification requirements of Subchapter M (which are less stringent than the diversification requirements of the 1940 Act), including its diversification requirements that apply to the percentage of the Fund’s total assets that are represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and certain other securities.

Financial Market Illiquidity Risk

The failure of major financial institutions, namely banks, or sustained financial market illiquidity, could adversely affect the businesses and results of operations of the Fund and/or the companies in which the Fund invests. The failure of certain financial institutions may increase the possibility of financial market illiquidity, including, but not limited to, illiquidity at additional banks, clearing firms, cash management and/or custodial financial institutions. The failure of any financial institution with which the Fund and/or the companies in which the Fund invests have a commercial relationship could have an adverse effect on the Fund’s ability to conduct business and on its results of operations and financial condition. Because the Fund’s direct origination platform generally focuses on mature companies backed by well-funded sponsors, if the sponsor of a company in which the Fund invests has a commercial relationship with a financial institution in distress, such company may experience issues receiving financial support, to the detriment of their business, financial condition and/or results of operations. In addition, such financial institution distress could affect the ability of co-lenders to undertake or execute co-investment transactions with the Fund, which may result in fewer co-investment opportunities.

Extended Settlement Time Risk

The Fund’s investments in loans could be subject to extended settlement times, which would increase the Fund’s risk of loss. Transactions involving loans may have significantly longer settlement periods than certain other liquid investments. The sale proceeds related to the sale of the Fund’s loans may not be available to make additional investments within the desired timeframe or to meet the Fund’s liquidity needs in connection with the Fund’s share repurchase program until potentially a substantial period after the sale of the loans.

Equitable Subordination Risk

The Fund’s loans could be subject to equitable subordination by a court, which would increase the Fund’s risk of loss with respect to such loans. Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender to claims or liens of other creditors of the borrower, when the lender or its affiliates is found to have engaged in unfair, inequitable, or fraudulent conduct, or when a lender or its affiliates is found to have exerted inappropriate control over the borrower, including control resulting from the ownership of equity interests in the borrower. Payments on the Fund’s loans may be subject to claims of equitable subordination. If the Fund was deemed to have the ability to control or otherwise exercises influence over a borrower resulting in economic hardship to other creditors of such company, this control or influence may constitute grounds for equitable subordination and a court may treat the Fund’s loans as if they were unsecured or common equity in such borrower. In that case, if the borrower were to liquidate, the Fund would be entitled to repayment of its loans only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

Investment Opportunities Sourcing Risk

The Fund may have difficulty sourcing investment opportunities. The Fund cannot guarantee that it will be able to identify an adequate number of suitable investment opportunities to deploy all investments successfully. Privately-negotiated investments in loans and illiquid securities of middle market companies require substantial due diligence and structuring, and there is no assurance that the Fund will achieve its anticipated investment pace. As a result, investors will be unable to evaluate any future investments prior to purchasing the Fund’s shares, and will have no input in subsequent investment decisions made by the Advisers. These factors increase the uncertainty and risk of investing in the Fund’s shares.

Deployment of Capital Risk

The Fund faces risks associated with the deployment of capital. In light of the Fund’s continuous offering and the need to rapidly deploy significant capital to capitalize on potential investment opportunities, if the Fund has difficulty identifying investments on attractive terms, there could be a delay between receiving net proceeds from the sale of Fund shares and investing such net proceeds. The Fund may from time to time hold cash pending deployment into investments or operate below its targeted leverage level, which cash or leverage shortfall may be significant, particularly at times when the Fund is receiving high amounts of offering proceeds or when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of the Fund’s shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to management fees. If the Fund is unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that such temporary investment of cash will generate significant interest and it may adversely affect overall returns.

Regulatory Filing Risk

Certain investors may be subject to the filing requirements of certain federal securities laws. Ownership information for any person who beneficially owns 5% or more of the Fund’s Common Shares will have to be disclosed in a filing with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. In some circumstances, the Fund’s shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, the shareholders who hold more than 10% of a class of the Common Shares may be subject to certain federal securities laws which recapture for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

Anti-Takeover and Other Provisions in the Declaration of Trust

The Fund’s Declaration of Trust (as defined below) includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Trustees are elected for indefinite terms and do not stand for re-election on a regular basis, although they may stand for re-election in connection with the election of another Trustee. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders. However, these anti-takeover provisions may also inhibit certain changes of control that could benefit shareholders, such as by leading to improvements in Fund operations, by leading to increased returns of capital to shareholders or through other means. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Fund’s Board of Trustees. See “Anti-Takeover and Other Provisions in the Declaration of Trust.”

Summary of Fund Expenses

The following table illustrates the aggregate fees and expenses (based on average net assets) that shareholders can expect to bear directly or indirectly. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below.

	Class A Shares	Class A-1 Shares	Class A-2 Shares	Class A-3 Shares	Class A-4 Shares	Class I Shares	Class W Shares
Shareholder Transaction Expenses:
Maximum Sales Charge (Load) on Purchases (as a percentage of public offering price)(1)	2.50%	None	2.50%	None	2.50%	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lesser of your purchase or redemption price)(2)	1.50%	None	1.50%	None	1.50%	None	None
Repurchase Fee(3)	None	None	None	None	None	None	None
Annual Fund Operating Expenses (as a percentage of average net assets attributable to the Common Shares):
Management Fee(4)	1.43%	1.43%	1.43%	1.43%	1.43%	1.43%	1.43%
Distribution and/or Service (12b-1) Fees	0.25%	0.50%	0.75%	0.75%	0.50%	None	None
Interest Payments on Borrowed Funds(5)	1.36%	1.36%	1.36%	1.36%	1.36%	1.36%	1.36%
Other Expenses(6)	0.62%	0.62%	0.52%	0.62%	0.62%	0.63%	0.63%
Total Annual Fund Operating Expenses	3.66%	3.91%	4.06%	4.16%	3.91%	3.42%	3.42%
Fee Waiver and/or Expense Reimbursement(4)(7)(8)	(0.08)%	(0.08)%	(0.08)%	(0.08)%	(0.08)%	(0.08)%	(0.08)%
Total Annual Operating Expenses After Fee Waiver and/or Expense Reimbursement	3.58%	3.83%	3.98%	4.08%	3.83%	3.34%	3.34%

(1)

The Fund continuously offers its Common Shares through the Distributor, as principal underwriter, on a best efforts basis. Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares will be sold on a continuous basis at the Fund’s then current NAV per share, plus for Class A Shares, Class A-2 Shares and Class A-4 Shares only, a maximum front-end sales commission of 2.50%. While neither the Fund nor the Distributor impose a front-end sales commission on Class A-1 Shares, Class A-3 Shares, Class I Shares and Class W Shares, if you buy any class of shares (including, Class A-1 Shares, Class A-3 Shares, Class I Shares or Class W Shares) through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

(2)	Investors that purchase $250,000 or more of the Fund’s Class A Shares, Class A-2 Shares and/or Class A-4 Shares will not pay any initial sales charge on the purchase. However, unless eligible for a waiver, purchases of $250,000 or more of Class A Shares, Class A-2 Shares or Class A-4 Shares will be subject to an early withdrawal charge of 1.50% if the shares are repurchased during the first 12 months after their purchase. See “Early Withdrawal Charges—Class A Shares, Class A-2 Shares and Class A-4 Shares”.

(3)	The Fund does not currently charge a repurchase fee. However, in the future the Fund may charge a repurchase fee of up to 2.00%.

(4)	The contractual Management Fee paid by the Fund is calculated at the annual rate of 1.25% of the average daily value of the Fund’s Managed Assets which includes assets purchased with borrowed money. The table above assumes that the Fund borrows money for investment purposes at an average amount of 12.5% of its Managed Assets. The Management Fee in the table is greater than 1.25% since it is computed as a percentage of the Fund’s net assets for presentation therein. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

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(5)	Interest Payments on Borrowed Funds are estimated based on average borrowings of 12.5% of the Fund’s average Managed Assets and the Fund bears expenses relating to such borrowings at an annual effective interest rate of 9.52% (plus applicable fees the Fund incurs in connection with its credit facility).

(6)	Other expenses include, but are not limited to, accounting, legal and auditing fees of the Fund, as well as fees payable to the Trustees who are not interested persons of the Fund (as defined in the 1940 Act) (“Independent Trustees”). Other expenses have been restated in part to reflect the conclusion of certain non-recurring expenses from the prior fiscal year.

(7)	The Adviser has contractually undertaken to waive and/or reimburse certain fees and expenses of the Fund so that the total annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“annual operating expenses”) of the Class A, Class A-1, Class A-2, Class A-3, Class A-4, Class I and Class W shareholders are limited to 2.25%, 2.50%, 2.75%, 2.75%, 2.50%, 2.00% and 2.00%, respectively, of average daily net assets of such class. This undertaking lasts until April 30, 2027 and may not be terminated during its term without the consent of the Board of Trustees. The Fund has agreed to repay the Adviser for fees and expenses waived or reimbursed for the respective class provided that repayment does not cause annual operating expenses (after the repayment is taken into account) to exceed either: (1) 2.25%, 2.50%, 2.75%, 2.75%, 2.50%, 2.00% and 2.00% of the class’ average daily net assets of such class, respectively; or (2) if applicable, any lower expense limitation rate in effect for that class at the time of recoupment. Any such repayment must be made within three years after the date in which the Adviser waived or incurred the fee and/or expense.

(8)	The Fund receives a reimbursement by the Adviser for the costs of certain administrative, accounting, operations, compliance and other services performed by the Adviser on behalf of the Fund. Expenses associated with these additional services are typically charged, at least in part, to the Fund, but may not exceed an annual rate of 0.05% of the Fund’s daily average net assets.

The Adviser and the Subadviser also have agreed to waive all management fees and subadvisory fees payable to them under the Management Agreement and Subadvisory Agreement from September 5, 2025 through December 31, 2026 and may not be terminated during its term without the consent of the Board of Trustees. Amounts waived pursuant to the New Management Fee Waiver are not subject to any right of future recoupment in favor of the Adviser and the Subadviser.

The impact of the management fee waiver is an Adjusted Expense ratio of 1.26%, 1.51%, 1.66%, 1.76%, 1.51%, 1.02%, 1.02% for Class A, Class A-1, Class A-2, Class A-3, Class A-4, Class I, and Class W, respectively. The Adjusted Expense Ratio excludes certain investment expenses, such as interest expense from borrowings and repurchase agreements and dividend expense from investments on short sales, incurred directly by the Fund or indirectly through the Fund’s investments in underlying First Eagle Funds (if applicable), none of which are paid to First Eagle.

Example

The following example illustrates the expenses (including any applicable sales charge) that you would pay on a $1,000 investment in the Common Shares. The example also assumes the average annual return is 5% and operating expenses remain the same (except that the fee waiver is taken into account only for the one-year expense example).(1)

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$60	$134	$209	$406
Class A-1 Shares	$39	$119	$200	$412
Class A-2 Shares	$64	$145	$227	$439
Class A-3 Shares	$41	$126	$212	$433
Class A-4 Shares	$63	$141	$220	$427
Class I Shares	$34	$104	$177	$370
Class W Shares	$34	$104	$177	$370

(1)	The example above should not be considered a representation of future expenses and actual expenses may be greater or less than those shown. The example assumes that the estimated Interest Payments on Borrowed Funds and Other Expenses set forth in the Annual Fund Operating Expenses table are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same for all time periods shown and that all dividends and distributions are reinvested at NAV. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. Class I Shares are offered for investment through certain financial firms that charge their customers transaction or other fees with respect to their customers’ investments in the Fund and such fees are not reflected in the example.
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Financial Highlights

The Financial Highlights tables are intended to help you understand the financial performance of the Fund for the periods indicated. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all dividends and distributions).

The Financial Highlights tables were audited by the Fund’s independent accountants, PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017-6204. The report of PricewaterhouseCoopers LLP (for the Fund’s fiscal year ended December 31, 2025), together with the Fund’s financial statements, are contained in the Fund’s annual report and are incorporated by reference in the Statement of Additional Information.

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The Fund’s annual report, semi-annual report and the Statement of Additional Information are available upon request.

Per share operating performance*
Class A	For the Year Ended December 31, 2025**		For the Year Ended December 31, 2024**		For the Year Ended December 31, 2023***		For the Year Ended December 31, 2022***		For the Year Ended December 31, 2021***
Investment Operations
Net asset value, beginning of year	$23.09		$23.79		$23.47		$26.22		$25.48
Net investment income	1.93		2.24		2.49		2.10		2.10
Net realized and unrealized gains (losses) on investments and unfunded delayed draw loan commitments†	(0.66)		(0.54)		0.20		(2.93)		0.53
Total investment operations	1.27		1.70		2.69		(0.83)		2.63
Less Dividends and Distributions
From net investment income	(1.89)		(2.40)		(2.37)		(1.91)		(1.81)
From capital gains	—		—		—		(0.01)		(0.08)
Total distributions	(1.89)		(2.40)		(2.37)		(1.92)		(1.89)
Net asset value, end of period	$22.47		$23.09		$23.79		$23.47		$26.22
Total return(a)	5.76%		7.49%		12.03%		(3.23)%		10.60%
Net assets, end of period (thousands)	$48,650		$51,348		$24,269		$12,844		$7,592
Ratios to Average Net Assets
Operating expenses excluding earnings credits and/or fee waivers	3.85%		3.66%		3.87%		3.76%		4.83%
Operating expenses including earnings credits and/or fee waivers	3.23	%(b)	3.51	%(b)	3.65	%(b)	2.62	%(b)	2.28	%(b)
Net investment income excluding earnings credits and/or fee waivers	7.92%		9.43%		10.32%		7.36%		5.47%
Net investment income including earnings credits and/or fee waivers	8.54%		9.58%		10.55%		8.50%		8.02%
Supplemental Data
Portfolio turnover rate	71.53%		112.01%		68.91%		49.93%		73.15%

*Per share amounts have been calculated using the average shares method.

**Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC and First Eagle Credit Opportunities Fund BSL SPV I, LLC.

***Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC.

† The amount shown for shares outstanding throughout the period does not accord with the aggregate gain/loss on that period because of the timing of sales and purchase of the Fund’s shares in relation to fluctuating market value of the investments in the Funds.

(a) Does not take into account the sales charge of 2.50% for Class A shares. Prior to April 30, 2022, the sales charge for Class A was 3.50%, which was also not taken into account.

(b) Interest expense and fees relate to the credit facility transactions (See Note 2(e)) representing 1.45%, 1.26%, 1.40%, 0.85% and 1.15% for the years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, respectively. Without the interest expense and fees, the operating expenses including earnings credits and/or fee waivers would have been 1.78%, 2.25%, 2.25%, 1.77% and 1.13% for the years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, respectively.

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Per share operating performance*
Class A-2	For the Year Ended December 31, 2025**		For the Year Ended December 31, 2024**		For the Year Ended December 31, 2023***		For the Period 5/31/22^ - 12/31/22***
Investment Operations
Net asset value, beginning of period	$23.06		$23.70		$23.42		$24.94
Net investment income	1.85		2.16		2.42		1.18
Net realized and unrealized gains (losses) on investments and unfunded delayed draw loan commitments†	(0.66)		(0.52)		0.16		(1.51)
Total investment operations	1.19		1.64		2.58		(0.33)
Less Dividends and Distributions
From net investment income	(1.81)		(2.28)		(2.30)		(1.18)
From capital gains	—		—		—		(0.01)
Total distributions	(1.81)		(2.28)		(2.30)		(1.19)
Net asset value, end of period	$22.44		$23.06		$23.70		$23.42
Total return(a)	5.39%		7.26%		11.52%		(1.34	)%(b)
Net assets, end of period (thousands)	$51,266		$39,999		$12,940		$99
Ratios to Average Net Assets
Operating expenses excluding earnings credits and/or fee waivers	4.18%		3.90%		4.35%		4.39	%(c)
Operating expenses including earnings credits and/or fee waivers	3.53	%(d)	3.78	%(d)	4.14	%(d)	3.57	%(c)(d)
Net investment income excluding earnings credits and/or fee waivers	7.56%		9.14%		10.05%		7.50	%(c)
Net investment income including earnings credits and/or fee waivers	8.20%		9.26%		10.26%		8.32	%(c)
Supplemental Data
Portfolio turnover rate	71.53%		112.01%		68.91%		49.93	%(b)

^ Inception date.

*Per share amounts have been calculated using the average shares method.

**Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC and First Eagle Credit Opportunities Fund BSL SPV I, LLC.

***Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC.

† The amount shown for shares outstanding throughout the period does not accord with the aggregate gain/loss on that period because of the timing of sales and purchase of the Fund’s shares in relation to fluctuating market value of the investments in the Funds.

(a) Does not take into account the sales charge of 2.50% for Class A-2 shares.

(b) Not annualized.

(c) Annualized.

(d) Interest expense and fees relate to the credit facility transactions (See Note 2(e)) representing 1.45%,1.26%,1.39% and 0.82% for the years ended December 31, 2025, December 31, 2024, December 31, 2023 and the period May 31, 2022 to December 31, 2022, respectively. Without the interest expense and fees, the operating expenses including earnings credits and/or fee waivers would have been 2.08%, 2.52%, 2.75% and 2.75% for the years ended December 31, 2025, December 31, 2024, December 31, 2023 and the period May 31, 2022 to December 31, 2022, respectively.

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Per share operating performance*
Class I	For the Year Ended December 31, 2025**		For the Year Ended December 31, 2024**		For the Year Ended December 31, 2023***		For the Year Ended December 31, 2022***		For the Year Ended December 31, 2021***
Investment Operations
Net asset value, beginning of year	$22.96		$23.66		$23.38		$26.19		$25.47
Net investment income	1.98		2.37		2.55		2.17		2.27
Net realized and unrealized gains (losses) on investments and unfunded delayed draw loan commitments†	(0.65)		(0.60)		0.21		(2.94)		0.57
Total investment operations	1.33		1.77		2.76		(0.77)		2.84
Less Dividends and Distributions
From net investment income	(1.94)		(2.47)		(2.48)		(2.03)		(2.04)
From capital gains	—		—		—		(0.01)		(0.08)
Total distributions	(1.94)		(2.47)		(2.48)		(2.04)		(2.12)
Net asset value, end of period	$22.35		$22.96		$23.66		$23.38		$26.19
Total return	6.07%		7.87%		12.41%		(3.02)%		11.45%
Net assets, end of period (thousands)	$660,011		$764,377		$646,830		$439,296		$181,346
Ratios to Average Net Assets
Operating expenses excluding earnings credits and/or fee waivers	3.63%		3.41%		3.62%		3.48%		4.18%
Operating expenses including earnings credits and/or fee waivers	2.99	%(a)	3.26	%(a)	3.39	%(a)	2.41	%(a)	1.70	%(a)
Net investment income excluding earnings credits and/or fee waivers	8.18%		10.02%		10.60%		7.71%		6.15%
Net investment income including earnings credits and/or fee waivers	8.82%		10.17%		10.83%		8.79%		8.63%
Supplemental Data
Portfolio turnover rate	71.53%		112.01%		68.91%		49.93%		73.15%

*Per share amounts have been calculated using the average shares method.

**Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC and First Eagle Credit Opportunities Fund BSL SPV I, LLC.

***Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC.

† The amount shown for shares outstanding throughout the period does not accord with the aggregate gain/loss on that period because of the timing of sales and purchase of the Fund’s shares in relation to fluctuating market value of the investments in the Funds.

(a) Interest expense and fees relate to the credit facility transactions (See Note 2(e)) representing 1.45%, 1.26%, 1.39%, 0.85% and 1.15% for the years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, respectively. Without the interest expense and fees, the operating expenses including earnings credits and/or fee waivers would have been 1.54%, 2.00%, 2.00%, 1.56% and 0.55% for the years ended December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021, respectively.

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Information about the Fund’s senior securities, which are the amount of borrowings under the Credit Facilities, is shown as of the dates indicated in the below table.

	December 31, 2025**	December 31, 2024**	December 31, 2023***	December 31, 2022***	December 31, 2021***	December 31, 2020
Asset coverage ratio for credit agreement(2)	886%	1463%	675%	511%	530%	N/A	(1)
Asset coverage per $1,000 for credit agreement(2)	$8,863	$14,626	$6,748	$5,111	$5,304	N/A	(1)
Amount of loan outstanding	$96,650,000	$62,800,000	$119,000,000	$110,000,000	$43,902,654	N/A	(1)

(1) No leveraged amount as of December 31, 2020.

(2) The asset coverage ratio is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness. The asset coverage ratio is multiplied by $1,000 to determine the “Asset coverage per $1,000 for credit agreement.”

**Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC and First Eagle Credit Opportunities Fund BSL SPV I, LLC.

***Financial statements are shown on a consolidated basis and include the balances of the First Eagle Credit Opportunities Fund SPV, LLC.

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The Fund

The Fund is a non-diversified, closed-end management investment company registered under the 1940 Act. The Fund continuously offers its Common Shares and is operated as an Interval Fund. At present, Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares are available for purchase. The Fund may offer additional classes of shares in the future. An investment in the Fund may not be appropriate for all investors. The Fund was organized as a Delaware statutory trust on July 8, 2020, pursuant to a Declaration of Trust governed by the laws of the State of Delaware as amended and restated by the Amended and Restated Declaration of Trust, dated as of September 4, 2020 (the “Declaration of Trust”). The Fund’s principal office is located at 1345 Avenue of the Americas, New York, New York 10105.

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Use of Proceeds

The Fund will invest the net proceeds of the continuous offering of Common Shares on an ongoing basis in accordance with its investment objective, strategies and policies as stated below. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective, strategies and policies within approximately 30 days after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund, the availability of investments consistent with the Fund’s investment objective, strategies and policies, and overall market conditions. Pending investment pursuant to the Fund’s investment objective, strategies and policies, the Subadviser anticipates that the net proceeds of the offering will be invested in below investment grade credit assets and/or high-yield bonds. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs, including to pay dividends and expenses, satisfy repurchase offers or for temporary defensive purposes. The Fund may be prevented from achieving its investment objective during any time in which the Fund’s assets are not substantially invested in accordance with its policies.

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The Fund’s Investment Objective and Strategies

Investment Objective

The Fund’s primary investment objective is to provide current income, with a secondary objective of providing long-term risk-adjusted returns. The Fund seeks to achieve its investment objective by investing in a portfolio of credit asset classes. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that is associated with a particular investment. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategies

The Fund seeks to provide current income and long-term risk-adjusted returns. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that is associated with a particular investment.

The Fund will invest, under normal market conditions, at least 80% of its Managed Assets (as defined in this prospectus) in a credit portfolio of below investment grade credit assets, including syndicated bank loans, middle market “club” loans (senior secured loans in middle market companies funded by an arranged group of lenders that generally do not involve syndication), direct lending (consisting of first lien loans, including unitranche loans), asset-based loans, including consumer and mortgage-related credit, as well as structured credit investments, including asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), collateralized loan obligations (“CLOs”) (including U.S. and non-U.S. CLOs, such as European CLOs) and collateralized debt obligations (“CDOs”), and high-yield bonds (sometimes referred to as “junk” bonds).

Under this mandate, the Subadviser (defined below) is able to consider a broad variety of U.S. and foreign credit assets for the Fund. When constructing the portfolio and making asset allocation decisions, the Subadviser generally organizes the Fund’s investible universe as follows:

Private corporate credit – Direct and asset-based lending, generally to lower middle market companies.

Specialty finance – Asset-backed lending (in the U.S. and non-U.S., such as Europe) in contexts other than typical corporate lending, including housing and consumer credit and a variety of more specialized asset-backed sectors, including receivables financings, earned wage access financings, collectibles and art financings, sports financings, music financings, litigation financings, inventory financings, technology-related financings, and project finance.

Structured credit – Diversified pools of loans and receivables such as ABS, MBS, CLOs and CDOs.

Liquid credit – Traded credit, including syndicated bank loans (while liquid credit may trade in established markets, these markets also may be less liquid and have extended settlement practices relative to more traditional equity and bond markets).

Within these categories, the Fund may invest in or obtain exposure to senior loans, which generally are loans that hold the most senior position in a borrower’s capital structure and are often secured by specific collateral; covenant-lite obligations; unitranche loans; subordinated, second lien and unsecured loans; loans acquired by assignment or participation; mortgage loans; construction loans; residential transitional loans; mortgage servicing rights (“MSRs”) and instruments backed by MSRs; and other mortgage-related or asset-backed instruments. These investments may provide the Fund with exposure to the real estate industry and housing-related sectors. Many of these investments may be privately placed or otherwise restricted securities and many may bear interest at floating rates.

Asset-based lending refers to loans to operating companies secured primarily by business assets. Asset-backed lending refers to lending backed primarily by specific assets or related cash flows, often outside traditional corporate lending. Structured credit refers to securities backed by pools of loans or receivables, often issued in different tranches. Traded credit refers to credit instruments that generally trade in the market, rather than privately negotiated direct loans.

The Fund expects, under normal circumstances, to employ a flexible investment strategy that capitalizes on current and future income and relative value opportunities in credit markets that may lead to outperformance compared to traditional fixed income opportunities. The Subadviser identifies relative value opportunities by assessing an investment based on the risk reward relationship along with the interaction between a variety of differentiating factors: income, maturity, seniority, structure, collateral, liquidity, geopolitical and other relevant factors. The Subadviser generally considers ESG factors in its investment process alongside its existing fundamental research process. The Subadviser believes that consideration of ESG factors is an effective risk management tool, allowing the Subadviser to identify certain investment risks that may not be apparent absent consideration of ESG factors. ESG factors would not be a sole determining factor in any investment decisions for the Fund. The Subadviser’s ESG analysis is limited by the availability of information regarding potential or existing investments. The Subadviser, from time to time, is unable to analyze ESG factors for all investments. The Fund may still make an investment notwithstanding a poor ESG assessment if other investment considerations warrant the investment.

To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid investments. To facilitate its investments, the Fund may invest through one or more SPVs, each a wholly owned subsidiary of the Fund. Most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or, if unrated, are judged by the Subadviser (defined below) to be of comparable quality. The Fund generally may invest up to 10% of its total assets in shares of other investment companies, including ETFs, closed-end funds and BDCs, to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom.

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“Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

The Fund may also invest in derivatives.

The Fund will also invest in senior-secured assets, which the Adviser and the Subadviser believe will provide attractive downside protection compared to other high-yield fixed income investments.

Flexible Credit Investing Strategy

The Subadviser will employ a flexible investment strategy utilizing its long-standing and comprehensive investment process. The Subadviser constructs and manages a portfolio of credit assets with significant latitude to invest where it sees opportunities and reduce exposure to areas where it sees less value or heightened downside risks. The Subadviser makes investment decisions based on its assessment of the issuer’s credit characteristics, industry and sector outlooks, and forecasts for the global economy, interest rates, and markets in general. This approach is intended to achieve attractive income and risk-adjusted returns through multiple market cycles.

Relative Value Focus

An additional driver of the Fund’s investment strategy will be a relative value focus. The Fund seeks to identify opportunities and market dislocations that may lead to outperformance relative to traditional fixed income opportunities.

Catalysts that may lead to opportunities and market dislocations include, but are not limited to, corporate transactional events (e.g., leveraged buyouts, mergers and acquisitions), market inefficiencies, increased corporate liquidity needs, and increased market liquidity needs.

Independent Credit Analysis, Active Approach to Monitoring and Investing, Managed by an Experienced Team

The Subadviser uses a time-tested investment process leveraging the collective experience of a long-standing senior investment team across multiple credit cycles. The Fund’s portfolio management team will utilize its independent credit analysis in an attempt to minimize credit risk and to identify issuers, industries and sectors that they believe are undervalued or offer potentially attractive yields relative to the Subadviser’s assessment of their creditworthiness. The team’s quantitative and qualitative credit analysis is led by Jon Dorfman, Rajesh Agarwal, Mohammed El Khazzar, Michelle Handy, Brian Murphy, Robert O’Brien, Serhan Secmen, and Noelle Sisco who each have extensive experience investing in credit markets. The approach is a collaborative, consistent approach leveraging multiple perspectives. Team management of the Fund is paramount. The process benefits from a long-standing senior investment team and experience over multiple credit cycles.

Access to Deal Flow

The Fund intends to benefit from the scale, infrastructure, and demonstrated investment expertise of the First Eagle alternative credit platform. This includes a proprietary deal pipeline and access to broad opportunities in the public, private, new-issue, and secondary credit markets. The Fund will seek out the most attractive investment ideas sourced through the platform’s multi-billion-dollar credit platform to achieve its investment objective. As such, the portfolio management team will have the flexibility to invest where they see opportunities in a variety of credit instruments with varying yield and risk profiles in order to achieve its investment objective.

Differentiated Investment Opportunity to the Retail Investor Base

Many retail-oriented investment products do not offer access to credit products such as middle market “club” loans, asset-based loans, and direct lending. In many cases, investment products offering these exposures typically have higher investment minimums and are traditionally offered exclusively to institutional investors, therefore the Fund offers a differentiated investment opportunity to retail investors.

Portfolio Composition

The Fund’s portfolio will primarily consist of some combination of the following types of investments:

Syndicated Loans. Syndicated loans are typically underwritten and syndicated by large commercial and investment banks. These loans may be recently originated by such banks pursuant to the originating bank’s, or lead arranger’s, underwriting standards applicable to corporate borrowers at the time of issuance. The Fund may purchase syndicated

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loans either in the primary market in connection with their syndication or in the secondary market. In most cases, syndicated loans will be secured by specific collateral of the issuer. In general, most of the syndicated loans purchased by the Fund will be current on principal and interest payments at the time of purchase. However, the Fund can purchase syndicated loans that are not current on principal and are likely to default. In addition, syndicated loans held by the Fund may at times cease being current on principal and interest payments.

Senior Loans. Senior loans generally are loans that hold the most senior position in an issuer’s capital structure, are typically secured by specific collateral and generally rank ahead of subordinated, second lien and unsecured debt with respect to payment and, to the extent applicable, collateral proceeds. The Fund may invest in senior loans through syndicated loans, middle market “club” loans, directly originated loans and other credit instruments, and many senior loans held by the Fund may bear interest at floating rates.

Middle Market “Club” Loans. Middle market “club” loans are loans made to upper middle market companies that may not have access to traditional capital markets. Middle market “club” loans are distinct from customary direct lending loans described herein in that they are generally more liquid, often rated by a third party and funded by more than one lender, often a “club” of unaffiliated lenders. Middle market “club” loans in the Fund will consist of first lien senior secured loans.

Direct Lending. The Subadviser intends to originate sponsor-backed, first lien senior secured directly originated loans (including “unitranche” loans, which are loans that combine both senior and mezzanine debt, generally in a first lien position) of middle-market U.S. companies. Direct lending middle market loans are generally illiquid, unrated and funded by one affiliated lender group.

Asset-Based Loans. The Subadviser intends to originate and selectively purchase asset based loans that are secured by collateral consisting of inventory, accounts receivable, machinery/equipment, real estate, intellectual property/brands and/or other assets owned by the borrower(s) where by the underlying loan will be underwritten by the value of the collateral. The Subadviser also intends to originate and selectively purchase additional types of asset-based loans, such as consumer and mortgage-related credit, as well as structured credit investments, including asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), collateralized loan obligations (“CLOs”) (including U.S. and non-U.S. CLOs, such as European CLOs) and collateralized debt obligations (“CDOs”). These loans are highly structured and typically include frequent monitoring including but not limited to financial and collateral reporting. The term loans are provided to both private and public borrowers with varying ownership structures.

High-Yield Bonds. The Fund may invest in high-yield bonds, which are securities rated below “Baa3” by Moody’s, lower than “BBB-” by S&P and/or lower than “BBB-” by Fitch Ratings and unrated debt securities and other types of credit instruments of similar quality, sometimes referred to as “junk bonds.” Such securities are predominately speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. The ratings of Moody’s, S&P and Fitch Ratings represent their opinion as to the credit quality of the securities they undertake to rate. It should be emphasized, however, the ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market price risk of these securities. In seeking to achieve its investment objective, the Fund depends on credit analysis to identify investment opportunities.

Restricted Securities. A substantial portion of the Fund’s investments, including directly originated loans, certain asset-based loans, privately issued structured credit investments and other privately negotiated instruments, may be unregistered or otherwise restricted securities. These investments may be issued in private placements, pursuant to Rule 144A or another exemption from registration, or otherwise be subject to legal or contractual restrictions on resale or transfer. Restricted securities may be less liquid, more difficult to value and more difficult to dispose of than publicly traded securities.

Subadviser’s Investment Process

Each investment strategy (i.e. direct lending, tradable credit, asset-based lending) employs its own distinct investment process tailored to their respective asset class. This ensures integrity of process and is intended to maximize “best ideas” capture. With respect to any potential co-investment transactions with affiliates that would be done in reliance on applicable exemptive relief from the SEC, the Subadviser will make investment and allocation recommendations to the Adviser and the Adviser will have the ultimate authority to accept or reject such recommendations. See “Potential Conflicts of Interest Risk—Allocation of Investment Opportunities” below for more information.

The Subadviser utilizes an ESG policy based on guidelines that are predominantly consistent with the United Nations-backed Principles of Responsible Investment as part of its credit analysis process. The Subadviser generally considers ESG factors in the course of its due diligence, credit research, security selection, portfolio oversight and risk management to the extent reasonably practical under the circumstances. In addition to traditional credit investment criteria, the Subadviser’s due diligence process generally includes an assessment of a potential investment’s ESG factors and such assessment may be considered through the underwriting and due diligence process. When material ESG issues are identified, they are included in discussions with the applicable investment committee. The Subadviser undertakes reasonable efforts to monitor any material issues identified in the pre-investment phase. In cases where material ESG-related risks and opportunities are being monitored on current investments, the Subadviser will endeavor to document, for internal use, the issue, progress and internal next steps, as applicable. The Subadviser’s ESG analysis is limited by the availability of information regarding potential or existing investments. The Subadviser, from time to time, is unable to analyze ESG factors for all investments. The Fund may still make an investment notwithstanding a poor ESG assessment if other investment considerations warrant the investment.

Please see “Investment Objectives and Policies” in the Statement of Additional Information for additional information regarding the investments of the Fund and their related risks.

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Leverage

The Fund adds leverage to its portfolio by utilizing borrowings, such as through bank loans and/or other credit facilities. The Fund has two wholly-owned special purpose subsidiaries for purposes of provision of leverage to the Fund.

The Fund and the SPV are party to the Ally Credit Facility with Ally Bank that allows the SPV to borrow up to $100 million at any one time outstanding. The Ally Credit Facility is secured by all of the assets held by the SPV. The end of the reinvestment period and the stated maturity date for the Ally Credit Facility are February 3, 2028 and February 3, 2030, respectively. The SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

Additionally, the Fund and the BSL SPV are party to the J.P. Morgan Credit Facility with J.P. Morgan that allows the BSL SPV to borrow up to $175 million at any one time outstanding. The J.P. Morgan Credit Facility is secured by all of the assets held by the BSL SPV. The end of the reinvestment period and the stated maturity date for the J.P. Morgan Credit Facility are December 13, 2027 and December 13, 2029, respectively. The BSL SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the BSL SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, loans of portfolio securities.

The net proceeds the Fund obtains from leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. The 1940 Act generally prohibits the Fund from engaging in many forms of leverage (including the use of bank loans or other credit facilities and loans of portfolio securities, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (as used in this prospectus, “total assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund’s total leverage, either through borrowings, preferred stock issuance, or similar transactions, will not exceed 33⅓% of the Fund’s Managed Assets. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the Fund’s total assets less all liabilities other than borrowings and outstanding preferred shares). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s assets less liabilities other than borrowings and outstanding preferred shares satisfies the above-referenced 200% coverage requirement. If the Fund uses a combination of borrowing (including notes and other securities representing indebtedness) and issuing preferred shares, the maximum asset coverage required would be between 300% and 200% depending on the relative amounts of borrowings and preferred shares. While the Fund does not anticipate doing so, it may issue preferred shares in an aggregate amount of up to 50% of its Managed Assets.

Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Common Shares. When leverage is used, the NAV of the Common Shares and the yield to Common Shareholders will be more volatile. In addition, interest and other expenses borne by the Fund with respect to its use of borrowings or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Adviser and Subadviser are based on the average daily value of the Fund’s Managed Assets (including

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any assets attributable to borrowings for investment purposes and any preferred shares that may be outstanding, if issued), the Adviser and the Subadviser have a financial incentive for the Fund to use certain forms of leverage (e.g., borrowings and preferred shares), which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the Common Shareholders, on the other hand.

Certain types of borrowings may, and the Credit Facilities do, result in the Fund effectively being subject to covenants relating to asset coverage, portfolio composition and operational requirements. Among other things, these covenants can mean that termination of the Management Agreement or the Subadvisory Agreement, or the loss of certain key personnel, may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition. Covenants can also limit the ability to distribute assets or income from the Fund’s subsidiaries back to the Fund. The borrowings which the Fund may incur may be, and the Credit Facilities are, secured by a lien on all or a portion of the Fund’s and/or the SPV or the BSL SPV’s assets, as applicable (the “Collateral”).

The Credit Facilities are commonly referred to as an asset-backed facility. Under such a credit facility, a decrease in the market value of the assets (due to market conditions, the fair valuation of the assets or otherwise) would increase the effective amount of leverage and could result in the possibility of a violation of certain covenants. A breach of a covenant can result in an event of default, which may permit an agent on behalf of a Lender to accelerate the debt and/or exercise rights and remedies against the Collateral. Liquidation of the Collateral at an inopportune time could adversely impact the performance of the Fund and could, if the value of the assets declined significantly, cause a loss of all or a substantial amount of the value of the Collateral. In the event of a sudden, precipitous drop in the value of the Collateral, the Fund and/or the SPV or the BSL SPV, as applicable, might not be able to dispose of assets quickly enough to pay down debt, resulting in a foreclosure or other total loss of some or all of the Collateral.

The Subsidiaries, which are expected to hold a majority of the Fund’s assets, are not registered under the 1940 Act. However, to the extent applicable, the Subsidiaries will be subject to the same fundamental investment restrictions and will follow the same compliance policies and procedures as the Fund. Compliance with the Fund’s investment restrictions also will be measured on an aggregate basis in respect of the Fund’s and the Subsidiaries’ portfolios, and the Subsidiaries will comply with the 1940 Act provisions governing affiliate transactions and custody of assets. (Custody of these assets will be maintained with U.S. Bank National Association, sometimes acting as both custodian and trustee, rather than with JPMorgan Chase Bank N.A., which is otherwise the custodian of the Fund’s assets). The Fund is the sole economic member of each of the Subsidiaries and does not expect interests in either to be offered or sold to other investors.

The Fund is currently relying on the Limited Derivatives User Exception (as defined below). If the Fund would not be able to rely on the Limited Derivatives User Exception, the Fund would need to comply with Rule 18f-4 under the 1940 Act with respect to its derivatives transactions. Rule 18f-4, among other things, requires the Fund to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on Fund leverage risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Board, including a majority of Independent Trustees, and periodically reviews the DRMP and reports to the Board. Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Fund’s “derivatives exposure” (as defined in Rule 18f-4) is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”). The rule could limit a Fund’s ability to use derivatives in support of its investment strategies and may make derivatives more costly, or may otherwise adversely affect their liquidity, value or performance.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio. The Fund’s Board of Trustees may authorize the issuance of preferred shares without the approval of the Common Shareholders; however, the Fund is not authorized to issue preferred shares as of the date of this prospectus. If the Fund issues preferred shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares will be borne by the Common Shareholders, and these costs and expenses may be significant. The Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Subadviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

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Unfunded Lending Commitments

Certain loans made by the Fund represent advance commitments to extend credit as and when requested by the borrower. These commitments typically are subject to various contingencies and conditions, but nonetheless generally require that the Fund lend monies on short notice. The Fund also must manage its available cash, cash equivalents and borrowings so as to have cash on hand to fund the loan when required. A rule adopted by the SEC under the 1940 Act requires that the Fund reasonably believe, at the time it enters into an unfunded commitment agreement, that it will have sufficient cash and cash equivalents to meet its obligations on these commitments when due. The Fund will consider its overall circumstances when evaluating sufficiency of its cash and cash equivalents for this purpose. For example, the Fund will consider any conditions on its commitments, its reasonable expectations as to when each commitment will be due, other obligations of the Fund (such as the obligation to hold liquid assets during periods when the Fund has offered to repurchase its shares), and the Fund’s ability to borrow.

Effects of Leverage

The estimated average borrowings represented approximately 12.5% of the Fund’s average Managed Assets and the Fund bears expenses relating to such borrowings at an estimated annual effective interest rate of 9.52% (plus applicable fees the Fund incurs in connection with its credit facility). The annual return that the Fund’s portfolio must experience (net of expenses not related to borrowings) in order to cover the costs of such borrowings would be approximately 1.19%. Actual expenses associated with borrowings used by the Fund may vary frequently and may be significantly higher or lower than the rate used for the example above.

The following table is designed to illustrate the effect of leverage on Common Share total return, assuming hypothetical investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. See “Principal Risks of the Fund—Leverage Risk.” Actual returns may be greater or less than those reflected in the table.

The table further reflects the issuance of leverage representing 12.5% of the Fund’s Managed Assets (including assets attributable to such leverage) and a projected annual rate of interest on the borrowings of 9.52%.

Assumed Portfolio Total Return (Net of Expenses Not Related to Borrowings)	(10)%	(5)%	0%	5%	10%
Common Share Total Return	(12.79)%	(7.07)%	(1.36)%	4.35%	10.07%

“Common Share Total Return” is composed of two elements: (i) the Common Share dividends and distributions paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying expenses on any forms of leverage outstanding) and (ii) gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those investments.

If the Fund uses leverage, the amount of fees paid to the Adviser and the Subadviser for its services will be higher than if the Fund does not use leverage because the fees paid are calculated based on the average daily value of the Fund’s Managed Assets, which includes assets purchased with leverage. Therefore, the Adviser and the Subadviser have a financial incentive to use leverage, which creates a conflict of interest between the Adviser and the Subadviser on the one hand, and Common Shareholders on the other, as only the Common Shareholders would bear the fees and expenses incurred through the Fund’s use of leverage. See “Principal Risks of the Fund—Leverage Risk.” The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including among other things, the Advisers’ assessment of the yield curve, interest rate trends, market conditions and other factors.

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Principal Risks of the Fund

Investing in the Fund’s Common Shares involves a number of significant risks. Before you invest in the Fund’s Common Shares, you should be aware of various risks, including those described below. The risks set out below are not the only risks the Fund will face. Additional risks and uncertainties not presently known to the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the Fund’s NAV could decline, and you may lose all or part of your investment. The risk factors described below are the principal risk factors associated with an investment in the Fund as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to the Fund.

Investment Risk

An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Common Shares represents an indirect investment in the investments and other financial assets owned by the Fund. The value of the Fund’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, tax rates, counterparty risk, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. The Fund anticipates using leverage, which would magnify the Fund’s investment, market and certain other risks. See “Principal Risks of the Fund—Leverage Risk.” During periods of limited liquidity and higher price volatility, the Fund’s ability to dispose of investments at a price and time that the Adviser and/or Subadviser deems advantageous may be impaired. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. The value of lower-quality debt securities often fluctuates in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates. In addition, the Adviser’s and the Subadviser’s responses to these market movements may not be successful. The Common Shares at any point in time may be worth less than the original cost, even after taking into account any reinvestment of dividends and distributions.

Market Risk

The Fund is subject to market risk. Market risk includes unexpected directional price movements, deviations from historical pricing relationships, changes in the regulatory environment, changes in market volatility, panicked or forced selling of assets and contraction of available credit or other financing sources. The success of the Fund’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws and national and international political circumstances. Although globally and among developed countries there has been a relatively stable political environment for decades, there is no guarantee that such stability will be maintained in the future. International policies, relationships and trade agreements, which have generally been perceived as stable or evolving, appear to be much more in flux. Adjustments in major trade relationships have already been met by retaliatory measures from other countries and could cause potential escalation in protectionist behavior leading to a drag on growth prospects as trade and investment and productivity growth are reinforcing and linked. Other drivers of geopolitical, economic and market risk may also come from, among other things, increased political tension on the domestic and international stages, substantial slowdown and outright recessions in certain markets, pressure on oil prices, rising corporate leverage, continuous abnormally low global interest rates, structural stresses in the European Union, international terrorist activity and armed conflict and risk of armed conflict in the Middle East, East Asia and elsewhere. Similarly, environmental and public health risks, such as natural disasters or pandemics, or widespread fear that such events may occur, may impact markets adversely and cause market volatility in both the short- and long-term. Additionally, economic or other sanctions imposed on the United States by a foreign country, or imposed on a foreign country or issuer by the United States, could impair a Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain investment securities. Sanctions could also affect the value and/or liquidity of a foreign security. Geopolitical and other risks, including environmental and public health, may also add to instability in world economies and markets generally.

Recent market conditions and events, wars and armed conflicts and actions taken by governments in response, may exacerbate volatility. Any of these developments, or the perception that any of these developments are likely to occur or worsen, could have a material adverse effect on economic growth or business activity, result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of financial markets or financial institutions and the financial and monetary system. The Fund may be affected by these developments

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in ways that are not foreseeable, and there is a possibility that such developments could have a significant adverse effect on the Fund and its ability to achieve its investment objective. Rapid changes in prices or liquidity, which often are not anticipated and can relate to events not connected to particular investments, may limit the ability of the Fund to dispose of its assets at the price or time of its choosing and can result in losses. Changes in prices may be temporary or may last for extended periods.

Market turmoil may negatively affect the Fund’s performance. Such factors may affect the level and volatility of security prices and liquidity of a Fund’s investments. Credit markets may become illiquid, credit spreads may widen and the equity markets may lose substantial value. Such market conditions may cause the Fund to suffer substantial losses and/or implement measures that adversely affect the Fund. Changes in the value of securities may be temporary or may last for extended periods.

Asset Allocation Risk

The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that the Adviser or the Subadviser may make less than optimal or poor asset allocation decisions. The Adviser and the Subadviser employ an active approach to allocation across multiple credit sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that the Adviser or the Subadviser will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Debt Securities Risk

The value of debt securities may decline for a number of reasons that directly relate to the borrower, such as the borrower’s financial strength, management performance, financial leverage and reduced demand for the borrower’s goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer of debt securities may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk

As described under “Periodic Repurchase Offers” above, the Fund is an Interval Fund and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board of Trustees. In all cases such repurchases will be for at least 5% and not more than 25% of its outstanding Common Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Common Shares under ordinary circumstances, though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities.

However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments, which may accelerate the realization of taxable income and cause the Fund to make taxable distributions to Common Shareholders earlier than the Fund otherwise would have. In addition, non-redeeming Common Shareholders may be treated as receiving a disproportionately large taxable distribution during or with respect to such year. If, as expected, the Fund employs investment leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Common Shareholders who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income.

If a repurchase offer is oversubscribed, the Fund may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount

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plus 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. The NAV of the Fund’s Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund will be a taxable event to Common Shareholders, potentially even to those Common Shareholders that do not participate in the repurchase. For a discussion of these tax consequences, please see “Tax Matters” and “Taxes” in the Statement of Additional Information.

Large Shareholder Risk

To the extent a large proportion of Common Shares are held by a small number of Common Shareholders, including affiliates of the Adviser and the Subadviser, the Fund is subject to the risk that these Common Shareholders will seek to sell Common Shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. This can make ordinary portfolio management and rebalancing decisions more complicated to implement, can result in the Fund’s current expenses being allocated over a smaller asset base, which generally results in an increase in the Fund’s expense ratio, and can accelerate the realization of taxable income and cause the Fund to make taxable distributions to shareholders earlier than the Fund otherwise would have. In addition, non-redeeming shareholders may be treated as receiving a disproportionately large taxable distribution during or with respect to such year. The impact of these transactions is likely to be greater in highly volatile markets or less liquid markets or for smaller or newer Funds or when a significant investor purchases, redeems or owns a substantial portion of the Fund’s shares. Furthermore, it is possible that in response to a repurchase offer, the total amount of Common Shares tendered by a small number of Common Shareholders may exceed the number of Common Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by Common Shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each Common Shareholder. However, the Fund may determine to increase the repurchase offer by up to 2% of the Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. If the Fund only repurchases a pro rata portion of shares tendered in connection with an oversubscribed repurchase offer, Common Shareholders unaffiliated with the Adviser and the Subadviser will not be given priority over Common Shareholders that are affiliates of the Adviser and the Subadviser, whose holdings in the Fund may be significant and may have the effect of diluting third party Common Shareholders with respect to any repurchase offer. See “Principal Risks of the Fund—Repurchase Offers Risk.”

Management Risk

The Fund does not have internal management capacity or employees. The Fund depends on the diligence, skill and network of business contacts of the senior investment professionals of the Adviser and the Subadviser to achieve the Fund’s investment objective. The Fund expects that the Adviser, with the assistance of the Subadviser, will evaluate, negotiate, structure, acquire and monitor the Fund’s investments in accordance with the terms of the Management Agreement and Subadvisory Agreement, as applicable. The Fund can offer no assurance, however, that the senior investment professionals of the Adviser and/or Subadviser will continue to provide investment advice to the Fund. The loss of senior investment professionals of the Adviser and/or Subadviser and their affiliates would limit the Fund’s ability to achieve its investment objective and operate as the Fund anticipates. This could have a material adverse effect on the Fund’s financial condition, results of operations and cash flows.

Interest Rate Risk

The Fund is subject to interest rate risk. Generally, the value of fixed income instruments will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income instruments tends to decrease. Conversely, as interest rates fall, the market value of fixed income instruments tends to increase. This risk will be greater for long-term securities than for short-term securities. The Fund may, but is not required to, attempt to minimize the exposure of the portfolios to interest rate changes through the use of interest rate swaps, interest rate futures, interest rate options and/or other hedging strategies, and the Fund may decide not to minimize such exposure at any time. There can be no guarantee that the Investment Manager will be successful in mitigating the impact of interest rate changes on the portfolios. To the extent the Fund does not hedge, or does not hedge successfully, the Fund will remain exposed to interest rate risk.

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Risks of Interest Rate Mismatches

The Fund may hold investments that have fixed interest rates but the issuers of which hold underlying loans that have floating interest rates. During periods of changing interest rates, such mismatches between the interest rate of the Fund’s investments and the interest rate on the loans held by issuers of such investments may adversely affect the financial condition of such issuers. Such mismatch may be difficult to hedge, and there can be no assurances that an issuer of the Fund’s investments will attempt to hedge such risks or that any such attempts will be successful.

Floating-Rate Debt Risk

A substantial portion of the Fund’s loans and other credit instruments may bear interest at floating rates, often based on SOFR or another short-term reference rate. Although floating-rate instruments generally are less sensitive to changes in prevailing interest rates than fixed-rate instruments, they may decline in value or underperform due to changes in credit spreads, benchmark volatility, floors, caps or other structural features, or because coupons reset only periodically and may lag current market rates. In addition, increases in short-term rates may increase borrowers’ debt service obligations and may adversely affect their ability to make payments of interest or principal, which could increase defaults and reduce the value of the Fund’s investments. Any transition from one reference rate to another also may adversely affect the value, liquidity or return of floating-rate instruments.

Credit Risk

Investment in below investment grade credit assets is highly speculative and involves a high degree of risk of credit loss, and therefore the Fund’s securities may not be suitable for someone with a low tolerance for risk. These risks are likely to increase during an economic recession. Additionally, issuers of credit instruments in which the Fund may invest may default on their obligations to pay principal or interest when due. This nonpayment would result in a reduction of income to the Fund, a reduction in the value of such credit assets experiencing nonpayment and, potentially, a decrease in the NAV of the Fund. With respect to the Fund’s investments in debt securities that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of nonpayment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing credit assets. To the extent that the credit rating assigned to a security in the Fund’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected. To the extent the Fund invests in high-yield securities and other types of credit instruments, it will be exposed to a greater amount of credit risk than if it invested solely in investment grade debt securities and other types of credit instruments.

Below Investment Grade Rating Risk

Most of the credit instruments in which the Fund invests will be rated below investment grade by rating agencies or, if unrated, are judged by the Subadviser (defined below) to be of comparable quality. Below investment grade investments are often referred to as “high-yield” or “junk” securities. Below investment grade credit assets, high-yield bonds and other similar instruments are rated “Ba1” or lower by Moody’s, “BB+” or lower by S&P and/or “BB+” or lower by Fitch or, if unrated, are judged by the Subadviser to be of comparable credit quality. The direct lending and asset-based loans in which the Subadviser invests typically are not rated by any rating agency, but the Subadviser believes that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s, lower than “BBB-” by S&P and/or lower than “BBB-” by Fitch Ratings).

While generally providing greater income and opportunity for gain, below investment grade securities or comparable unrated securities may be subject to greater risks than securities or instruments that have higher credit ratings, including a higher risk of default. The credit rating of a high-yield bond and/or credit asset that is rated below investment grade does not necessarily address its market value risk, and ratings may from time to time change, positively or negatively, to reflect developments regarding the issuer’s financial condition. Below investment grade high-yield bonds and credit assets and similar instruments often are considered to be speculative with respect to the capacity of the borrower to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than higher rated securities. Lower grade securities and similar debt instruments may be particularly susceptible to economic downturns. It is likely that a prolonged or deepening economic recession could adversely affect the ability of some borrowers issuing such high-yield bonds and credit assets to repay principal and pay interest on the instrument, increase the incidence of default and severely disrupt the market value of the securities and similar debt instruments.

The secondary market for below investment grade high-yield bonds and credit assets may be less liquid than that for higher rated instruments. Because unrated securities may not have an active trading market or may be difficult to value, the Fund might have difficulty selling them promptly at an acceptable price. To the extent that the Fund invests in unrated securities, the Fund’s ability to achieve its investment objective will be more dependent on the Subadviser’s credit analysis than would be the case when the Fund invests in rated securities.

Under normal market conditions, the Fund will invest in credit assets and high-yield bonds, and may invest in other debt instruments, rated in the lower rating categories (“Caa1” or lower by Moody’s, “CCC+” or lower by S&P or “CCC+” or lower by Fitch) or unrated and of comparable quality. For these securities, the risks associated with below investment grade instruments are more pronounced. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to an investment, the Fund may lose its entire investment or may be required to accept cash or securities with a value substantially less than its original investment.

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In evaluating the credit quality of a particular security, whether rated or unrated, the Subadviser will normally take into consideration a number of factors including, but not limited to, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer’s sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer’s management, and regulatory factors affecting the issuer or the particular facility.

A reduction in the rating of a security after the Fund buys it will not require the Fund to dispose of the security. However, the Subadviser will evaluate such downgraded securities to determine whether to keep them in the Fund’s portfolio.

Bank Loan Risk

The Fund intends to invest in bank loans, among other credit assets. These investments potentially expose the Fund to the credit risk of the underlying borrower, and in certain cases, of the financial institution. The Fund’s ability to receive payments in connection with the loan depends primarily on the financial condition of the borrower. Even investments in secured loans present risk, as there is no assurance that the collateral securing the loan will be sufficient to satisfy the loan obligation. The market for bank loans may be illiquid and the Fund may have difficulty selling them. In addition, bank loans often have contractual restrictions on resale, which can delay the sale and adversely impact the sale price. In some instances, other accounts managed by the Adviser, the Subadviser or an affiliate may hold other securities issued by borrowers whose loans may be held in the Fund’s portfolio. If the credit quality of the issuer deteriorates, the Adviser or the Subadviser may owe conflicting fiduciary duties to the Fund and other client accounts. At times, the Fund may decline to receive non-public information relating to loans, which could disadvantage the Fund relative to other investors. Alternatively, the Adviser or the Subadviser may come into possession of material, non-public information about the issuers of loans that may be held in the Fund’s portfolio. The Adviser or the Subadviser’s ability to trade in these loans for the account of the Fund could be limited by its possession of such information. Limitations on the Adviser or the Subadviser’s ability to trade could have an adverse effect on the Fund by preventing the Fund from selling a loan that is experiencing a material decline in value.

“Covenant-lite” Obligations

The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack, or possess fewer, financial covenants that protect lenders. Covenant-lite agreements feature incurrence covenants, as opposed to the more restrictive maintenance covenants. Under a maintenance covenant, the borrower would need to meet regular, specific financial tests, while under an incurrence covenant, the borrower only would be required to comply with the financial tests at the time it takes certain actions (e.g., issuing additional debt, paying a dividend, making an acquisition). A covenant-lite obligation contains fewer maintenance covenants than other obligations, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached.

Unitranche Loans Risk

The Fund may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.

Subordinated Loans Risk

Subordinated loans generally are subject to similar risks as those associated with investments in senior loans except that such loans are subordinated in payment and/or lower in lien priority to first lien holders. In the event of default on a subordinated loan, the first priority lien holder has first claim to the underlying collateral of the loan. Subordinated loans are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior unsecured or senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated loans generally have greater price volatility than senior loans and may be less liquid.

Second Lien Loan and Unsecured Loans Risk

Second lien loans and unsecured loans generally are subject to the same risks associated with investments in senior loans, as discussed above. Because second lien loans and unsecured loans are lower in priority of payment to senior

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loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for unsecured loans, which are not backed by a security interest in any specific collateral. Second lien loans and unsecured loans are expected to have greater price volatility than senior loans and may be less liquid.

The debt securities in which the Fund may invest may be subordinated to substantial amounts of senior debt. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated investments may not be protected by financial covenants, such as limitations upon additional indebtedness, that may apply to certain types of senior secured debt instruments. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefitting senior creditors. In the event any issuer cannot generate adequate cash flow to meet senior debt service, the Fund may suffer a partial or total loss of capital invested.

Loans and Assignments Risk

The Fund may acquire loans through assignments of interests in such loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to such debt obligation. However, the purchaser’s rights can be more restricted than those of the assigning institution, and the Fund may not be able to unilaterally enforce all rights and remedies under an assigned debt obligation and with regard to any associated collateral.

Direct Lending, Asset-Based and Middle Market “Club” Loan Risk

Investment in private and middle market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Fund is required to rely on the ability of the Subadviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Subadviser is unable to uncover all material information about these companies, it may not be able to make a fully informed investment decision, and the Fund may lose money on its investments. Private and middle market companies may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns.

Additionally, middle market companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on such companies and, in turn, on the Fund. Middle market companies also generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, the Fund’s executive officers, directors and the Adviser and/or Subadviser may, in the ordinary course of business, be named as defendants in litigation arising from the Fund’s investments.

Structured Investments Risk

The risks of investing in CLOs depend largely on the type of the collateral securities and the tranche of the CLO. In stressed market conditions, it is possible that even senior CLO debt tranches could experience losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and the disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CLO securities as an asset class. To the extent that the Fund invests in CLO tranches rated below AAA, the risks of investing in CLOs will be greater. To the extent that the Fund invests in unrated CLO tranches, the Fund’s ability to achieve its investment objective will be more dependent on the Subadviser’s credit analysis than would be the case when the Fund invests in rated CLO tranches.

Further, interest on certain tranches of a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. The Subadviser may not be able to accurately predict how specific CLOs or the portfolio of underlying loans or bonds for such CLOs will perform based on financial models or react to changes or stresses in the market, including changes in interest rates.

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CLOs, and their underlying loan obligations, are typically not registered for sale to the public and therefore are subject to certain restrictions on transfer and sale, potentially making them less liquid than other types of securities. Some unrated CLO securities may not have an active trading market or may be difficult to value. Additionally, when the Fund purchases a newly issued CLO security in the primary market (rather than from the secondary market), there often may be a delayed settlement period. During a delayed settlement period, the liquidity of the CLO may be further reduced. During periods of limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of CLO securities at a price and time the Fund deems advantageous may be impaired. CLO securities are generally considered to be long-term investments and there is no guarantee that an active secondary market will exist or be maintained for any given CLO security.

Real Estate Industry Risk

The Fund makes investments in the real estate industry. As such, its portfolio will be impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a portfolio not exposed to the real estate market.

Mortgage Loan Risk

The Fund will invest in mortgage loans, which are subject to risks of delinquency, foreclosure, and risk of loss. In the event of a borrower’s default, the Fund’s profitability will suffer a material adverse effect to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Mortgage loans and related investments may also involve mortgage insurance or other credit support, which may be unavailable or insufficient when needed and may be subject to disputes or delays.

Mortgage-Related Instruments Risk

Mortgage-related instruments represent interests in “pools” of mortgages held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these instruments and potentially causing the Fund to lose money.

The Fund expects that investments in subordinate mortgage-backed instruments will be subject to potentially heightened risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potentially greater losses. Subordinate mortgage-backed instruments are also subject to greater credit risk than those mortgage-backed instruments that are more highly rated.

The mortgage markets have experienced extreme difficulties in the past that adversely affected the performance and market value of mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately-issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

Privately-issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

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Mortgage Servicing Rights Risk

Mortgage servicing rights (“MSRs”) represent the right to receive a portion of the fees paid in connection with servicing mortgage loans (including collecting and remitting payments and performing other administrative and loss mitigation activities). To the extent the Fund invests in MSRs or instruments backed by MSRs, such investments may be difficult to value and may be sensitive to changes in interest rates and prepayment speeds, which can affect the expected life and cash flows of MSRs. MSRs are also subject to servicing-related risks, including higher-than-expected servicing costs, operational or compliance issues, and delays or disruptions in collections, any of which may reduce the value of MSRs and could cause the Fund to lose money.

Asset-Backed Instruments Risk

Other asset-backed instruments represent interests in “pools” of assets held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. The Fund’s investments in asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. For example, asset-backed instruments in which the Fund may invest include, but are not limited to, auto loans, consumer loans, credit card loans, equipment loans, small and medium enterprise loans, solar loans, timeshare loans and whole business loans. Investments in asset-backed instruments generally represent exposure to the risks of the particular market or commercial segments in which the underlying assets (typically loans) or the relevant counterparties are active.

Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets. The Fund expects that investments in subordinate asset-backed instruments will be subject to potentially heightened risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potentially greater losses. Subordinate asset-backed instruments are also subject to greater credit risk than those asset-backed instruments that are more highly rated.

Collateralized Debt Obligations Risk

In addition to the typical risks associated with fixed-income securities and asset-backed securities, CDOs, including CLOs, carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Collateralized Loan Obligations Risk

The risks of investing in CLOs depend largely on the type of the collateral securities and the tranche of the CLO. In stressed market conditions, it is possible that even senior CLO debt tranches could experience losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and the disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CLO securities as an asset class. To the extent that the Fund invests in CLO tranches rated below AAA, the risks of investing in CLOs will be greater. To the extent that the Fund invests in unrated CLO tranches, the Fund’s ability to achieve its investment objective will be more dependent on the Subadviser’s credit analysis than would be the case when the Fund invests in rated CLO tranches.

Further, interest on certain tranches of a CLO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments. The Subadviser may not be able to accurately predict how specific CLOs or the portfolio of underlying loans or bonds for such CLOs will perform based on financial models or react to changes or stresses in the market, including changes in interest rates.

CLOs, and their underlying loan obligations, are typically not registered for sale to the public and therefore are subject to certain restrictions on transfer and sale, potentially making them less liquid than other types of securities. Some unrated CLO securities may not have an active trading market or may be difficult to value. Additionally, when the Fund purchases a newly issued CLO security in the primary market (rather than from the secondary market), there often may be a delayed settlement period. During a delayed settlement period, the liquidity of the CLO may be further reduced. During periods of

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limited liquidity and higher price volatility, the Fund’s ability to acquire or dispose of CLO securities at a price and time the Fund deems advantageous may be impaired. CLO securities are generally considered to be long-term investments and there is no guarantee that an active secondary market will exist or be maintained for any given CLO security.

Construction Loans Risk

If the Fund fails to fund its entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including, without limitation: (1) a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; (2) a borrower claim against the Fund for failure to perform under the loan documents; (3) increased costs to the borrower that the borrower is unable to pay; (4) a bankruptcy filing by the borrower; and (5) abandonment by the borrower of the collateral for the loan. Additionally, the process of foreclosing on a property is time consuming, and the Fund may incur significant expense if it forecloses on a property securing a loan under these or other circumstances. The occurrence of any of the foregoing events could result in losses to the Fund, which could materially and adversely affect the Fund.

Residential Transitional Loans Risk

Within the Fund’s mortgage lending strategy, the Fund may also invest in short-term mortgage loans of typically 12 to 36 months to real-estate builders and other investors to purchase, renovate and resell or rent residential single or multi-family properties (“Residential Transitional Loans”). These loans may be made through one or more special purpose vehicles (“SPVs”), each a wholly-owned subsidiary of the Fund.

Holders of Residential Transitional Loans bear various risks, including credit, market, interest rate, extension, structural and legal risks. Typically, such loans may be prepaid at any time. Residential Transitional Loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The rate of defaults and losses on mortgage loans (such as Residential Transitional Loans) will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s “equity” in the mortgaged property and the financial circumstances of the borrower. If a mortgage loan is in default, foreclosure of such mortgage loan may be a lengthy and difficult process and may involve significant expenses. Furthermore, the market for defaulted mortgage loans or foreclosed properties may be very limited. The Fund’s investments in Residential Transitional Loans will expose it to the risk that the borrower of such loan may not be able to sell the property on attractive terms or at all once the property has been re-developed, which may materially and adversely affect the Fund. As these loans provide borrowers with short term capital typically in connection with the acquisition and re-development of a single family or multi family residence, with a view to the borrower selling the property, there is a risk that a borrower may not be able to sell the property on attractive terms or at all once the property has been re-developed. Moreover, the borrower may experience difficulty in completing the re-development of the property on schedule or at all, whether as a result of cost over runs, construction related delays or other issues, which may result in delays selling the property or an inability to sell the property at all. Since the borrower would typically use the proceeds of the sale of the property to repay the bridge loan, if any of the foregoing events were to occur, the borrower may be unable to repay its loan on a timely basis or at all, which may materially and adversely affect the Fund.

Consumer and Business Lending Risk

The Fund may have exposure to credit instruments that involve consumer borrowers and/or business borrowers, and the risks and performance drivers of these segments can differ materially. Consumer credit is generally more dependent on individual borrowers’ income, employment and household financial conditions and may be more sensitive to changes in unemployment, inflation and interest rates; it may also involve heightened consumer-protection, servicing and collections-related legal and regulatory risks and, in some cases, limited recoveries. Business credit is generally more dependent on a borrower’s or underlying asset’s cash flows, leverage and access to capital and may be more sensitive to industry conditions and refinancing availability; business exposures may also be larger-balance and more concentrated, increasing the impact of a single default. Consumer and business credit may perform differently across market cycles, and in stressed markets both may become less liquid and harder to value, which could increase volatility and adversely affect the Fund’s results, including in connection with the Fund’s periodic repurchase offers.

Specialty Financing Risk

The Fund may invest in, or obtain exposure to, specialty finance and other non-traditional financing investments, including, for example, asset-based loans, private corporate loans, receivables financings, ABS backed by small and medium enterprise loans, earned wage access financings, collectibles and art financings, sports financings, music

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financings, litigation financings, inventory financings, technology-related financings, and project finance. These investments may involve specialized structuring, underwriting and servicing and may be particularly sensitive to the availability and cost of capital, interest rate changes, competitive pressures, and general economic conditions.

Certain specialty finance investments may present unique collateral, valuation and liquidity risks (e.g., collectibles, art, music or sports-related assets may be difficult to value and sell and may be subject to fraud, title, custody or authenticity issues), and repayment may depend on specialized cash flows (e.g., receivables, earned wage access, litigation outcomes or project revenues) that can be volatile or uncertain. These investments may also be exposed to elevated credit losses tied to borrower or obligor stress and to counterparty risk (including originators, servicers and other transaction parties). In stressed markets, specialty finance exposures may be particularly difficult to value or sell, which could adversely affect Fund performance and the Fund’s ability to meet repurchase requests.

Healthcare Services Industry Risk

The Fund may invest in loans or other credit instruments of issuers operating in the healthcare services industry, including providers, operators and other businesses whose revenues depend on patient volumes, reimbursement levels, staffing availability and compliance with extensive laws and regulations. Healthcare services businesses may be adversely affected by changes in reimbursement rates or payor mix, licensure or accreditation issues, labor shortages and wage inflation, professional liability and other litigation, fraud-and-abuse and privacy requirements, and other regulatory, operational and cost pressures. These risks may impair an issuer’s cash flows, reduce collateral values, increase defaults and adversely affect the value and liquidity of the Fund’s investments.

Foreign Investments Risk

Investments in foreign securities, issuers or markets (including emerging markets) involve risks that can be greater than, and different from, those associated with U.S. investments. Foreign investments may be more sensitive to adverse political, economic, regulatory or market developments; changes in foreign laws or tax regimes; sanctions or other government actions; and social or geopolitical instability. Foreign markets may have different (and sometimes less robust) accounting, auditing, disclosure, investor protections, custody and settlement practices, which can increase operational and counterparty risk and make it harder to enforce rights. Foreign securities may also be subject to currency exchange rate fluctuations and, in stressed conditions, may become less liquid or more difficult to value. Dividends and interest received by the Fund and capital gains recognized by the Fund may give rise to withholding and other taxes imposed by foreign countries and may decrease the Fund’s return. These risks may increase volatility and could adversely affect the Fund’s performance and, for an interval fund, may affect the Fund’s ability to sell positions or raise cash on favorable terms in connection with periodic repurchase offers.

Foreign Credit Risk

A portion of the Fund’s investments may be in securities of foreign companies. Investing in foreign companies may expose the Fund to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks many be more pronounced for companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

Foreign Currency Risk

Although it is anticipated that most of the Fund’s investments will be denominated in U.S. dollars, the Fund’s investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency may change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. As a result, a change in currency exchange rates may adversely affect the Fund’s profitability. The Fund may, but is not required to, seek to hedge all or a portion of its exposure to foreign currencies, and the Fund may decide not to hedge such exposure at any time. Any hedging activities, if undertaken, may not be available, may not be implemented effectively, may be imperfect, and may not be successful in reducing foreign currency risk. To the extent the Fund does not hedge, or does not hedge successfully, the Fund will remain exposed to foreign currency risk.

Privacy and Data Security Laws

Many jurisdictions have laws and regulations relating to data privacy, cyber security and protection of personal information, including GDPR in the European Union that went into effect in May 2018 and the CCPA that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Adviser and/or Subadviser fail to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.

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Liquidity Risk

The Fund intends to invest in illiquid investments. An illiquid investment is a security or other investment that cannot be sold or disposed of within seven days or less in current market conditions without the sale or disposition significantly changing the market value of the investment. Illiquid investments often can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the 1933 Act. Considerable delay could be encountered in either event and, unless otherwise contractually provided, the Fund’s proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund’s inability to realize a favorable price upon disposition of illiquid investments, and at times might make disposition of such securities impossible. In addition, the Fund may be unable to sell other illiquid investments when it desires to do so, resulting in the Fund obtaining a lower price or being required to retain the investment. Illiquid investments generally must be valued at fair value, which is inherently less precise than utilizing market value for liquid investments, and may lead to differences between the price at which a security is valued for determining the Fund’s NAV and the price the Fund actually receives upon sale. For the period between the repurchase offer notice and the end of the repurchase period, the Fund must maintain 100% of the repurchase offer amount in liquid assets.

Restricted Securities Risk

The Fund may invest in unregistered or otherwise restricted securities, including privately placed loans, notes, structured credit instruments and other investments that are subject to legal, contractual or other restrictions on resale or transfer. Restricted securities may not be registered under the Securities Act and may be issued only to a limited number of investors or only in privately negotiated transactions. As a result, restricted securities may be less liquid, harder to value and more difficult to sell promptly at an acceptable price than publicly traded securities. In stressed market conditions, the limitations on resale and the reduced number of potential purchasers for restricted securities may be more pronounced, which could adversely affect the Fund’s NAV, results and ability to meet repurchase requests.

Investment in Other Regulated Funds

The Fund may invest in securities of other investment companies, including ETFs, closed-end funds and BDCs (collectively referred to as “regulated funds”), to the extent that these investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act or any applicable exemption therefrom. The Fund may invest in other regulated funds to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Subadviser believes share prices of other regulated funds offer attractive values. The Fund generally may invest up to 10% of its total assets in shares of other regulated funds and up to 5% of its total assets in any one regulated fund (in each case measured at the time of investment), as long as no investment represents more than 3% of the outstanding voting stock of the acquired regulated fund at the time of investment (the “3-5-10% Limitations”). On October 7, 2020, the SEC adopted Rule 12d1-4 under the 1940 Act which, subject to certain conditions, provides an exemption to permit acquiring funds to invest in the securities of other registered investment companies in excess of the 3-5-10% Limitations.

Investment in another regulated fund may involve the payment of a premium above the value of the issuer’s portfolio securities, and is subject to market availability. In the case of a purchase of shares of such a fund in a public offering, the purchase price may include an underwriting spread. The Fund does not intend to invest in such a regulated fund unless, in the judgment of the Subadviser, the potential benefits of such investment justify the payment of any applicable premium or sales charge. As a shareholder in a regulated fund, the Fund would bear its ratable share of that regulated fund’s expenses, including its advisory and administration fees. At the same time, the Fund would continue to pay its own advisory fees and other expenses. To the extent the Fund invests in other regulated funds, its performance will be affected by the performance of those other regulated funds.

Exchange-Traded Funds

The Fund may invest in ETFs, which are investment companies or special purpose trusts whose primary objective is to achieve the same rate of return as a particular market index or commodity while trading throughout the day on an exchange. Most ETF shares are sold initially in the primary market in creation units. A creation unit represents a bundle of securities (or other assets) that replicates, or is a representative sample of, the ETF’s holdings and that is deposited with the ETF. Once owned, the individual shares comprising each creation unit are traded on an exchange in secondary market transactions for cash. The secondary market for ETF shares allows them to be readily converted into cash, like commonly traded stocks. The combination of primary and secondary markets permits ETF shares to be traded throughout the day close to the value of the ETF’s underlying holdings. The Fund would purchase and sell individual shares of ETFs in the secondary market. These secondary market transactions require the payment of commissions.

ETF shares are subject to the same risks as regulated funds, as described above. Furthermore, there may be times when the exchange halts trading, in which case the Fund would be unable to sell ETF shares until trading is resumed. In addition, because ETFs often invest in a portfolio of common stocks and “track” a designated index, an overall decline in stocks comprising an ETF’s benchmark index could have a greater impact on the ETF and investors than might be the case in an investment company with a more widely diversified portfolio. Losses could also occur if the ETF is unable to replicate the performance of the chosen benchmark index. ETFs tracking the return of a particular commodity (e.g., gold or oil) are exposed to the volatility and other financial risks relating to commodities investments.

Other risks associated with ETFs include the possibility that: (i) an ETF’s distributions may decline if the issuers of the ETF’s portfolio securities fail to continue to pay dividends; and (ii) under certain circumstances, an ETF could be

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terminated. Should termination occur, the ETF could have to liquidate its portfolio when the prices for those assets are falling. In addition, inadequate or irregularly provided information about an ETF or its investments, because ETFs are passively managed, could expose investors in ETFs to unknown risks.

Valuation Risk

When market quotations are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board of Trustees. See “Net Asset Value.” Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. As a result, investors who purchase Shares may receive more or fewer Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.

Leverage Risk

The Fund intends to utilize leverage and has entered into the Credit Facilities (as described above in “Leverage”). There can be no assurance that the Fund’s use of leverage will be successful during any period in which it is employed. Leverage is a speculative technique that exposes the Fund to greater risk and higher costs than if it were not implemented. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions, margin facilities, and the issuance of preferred shares or notes. The Fund’s total leverage, either through borrowings, preferred stock issuance, or similar transactions, may not exceed 33⅓% of the Fund’s Managed Assets.

The use of leverage through borrowing of money or the issuance of preferred shares to purchase additional securities creates an opportunity for increased common share net investment income dividends, but also creates risks for the holders of Common Shares, including increased variability of the Fund’s net income, distributions and/or NAV in relation to market changes. Increases and decreases in the value of the Fund’s portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater changes in the Fund’s NAV, which could have a material adverse impact on the Fund’s business, financial condition and results of operations. The Fund will also have to pay interest and dividends on its borrowings, which may reduce the Fund’s current income. This interest expense may be greater than the Fund’s current income on the underlying investment. The Fund’s leveraging strategy may not be successful. The use of leverage to purchase additional investments creates an opportunity for increased Common Share dividends, but also creates special risks and considerations for the Common Shareholders, including:

●	The likelihood of greater volatility of NAV, market price and dividend rate of the Common Shares than a comparable portfolio without leverage;

●	The risk that fluctuations in interest rates on borrowings and short-term debt or in the interest or dividend rates on any leverage that the Fund must pay will reduce the return to the Common Shareholders;

●	The effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged, may result in a greater decline in the market price of the Common Shares;

●	When the Fund uses financial leverage, the investment advisory and subadvisory fees payable to the Adviser and the Subadviser, respectively, will be higher than if the Fund did not use leverage, including periods when the Fund is losing money, and because the fees paid will be calculated based on the Fund’s Managed Assets there may be a financial incentive to the Adviser and the Subadviser to increase the Fund’s use of leverage, which creates an inherent conflict of interests;

●	Leverage increases operating costs, which will be borne entirely by the Common Shareholders and may reduce total return; and

●	Certain types of borrowings and issuances of preferred stock by the Fund may result in the Fund being subject to covenants relating to asset coverage and Fund composition requirements. Among other things, these covenants can mean that termination of the Management Agreement or the Subadvisory Agreement, or the loss of certain key personnel, may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition. Covenants can also limit the ability to distribute assets or income from the Fund’s
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subsidiary back to the Fund. The borrowings which the Fund may incur may be, and the Credit Facilities are, secured by the Collateral.

See “Leverage” and “Use of Leverage” for more information.

ESG Investing Risk

The Subadviser generally considers ESG factors in its investment process alongside its existing fundamental research process. The Subadviser’s incorporation of ESG investment insights may affect the Fund’s exposure to certain companies or industries. The Fund’s results may be lower than other funds that do not consider ESG characteristics. Investors may differ in their views of what constitutes positive or negative ESG factors.

Focused Investment Risk

To the extent that the Fund focuses its investments in a particular industry, the NAV of the Common Shares will be more susceptible to events or factors affecting companies in that industry. These may include, but are not limited to, governmental regulation, inflation, rising interest rates, cost increases in raw materials, fuel and other operating expenses, technological innovations that may render existing products and equipment obsolete, competition from new entrants, high research and development costs, increased costs associated with compliance with environmental or other regulation and other economic, market, political or other developments specific to that industry. Also, the Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens and whose securities may react similarly to the types of events and factors described above, which will subject the Fund to greater risk. The Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular country or geographic region.

Confidential Information Access Risk

Principals of the Adviser, the Subadviser and their affiliates and certain of the Adviser’s and/or Subadviser’s investment professionals may have or establish relationships with companies in which the Fund invests, including serving as a director of, or in a similar capacity with, such companies. In connection with the foregoing activities, principals of the Adviser, the Subadviser and their affiliates and certain of the Adviser’s and/or Subadviser’s investment professionals may from time to time come into possession of confidential or material non-public information or be restricted from effecting transactions relating to certain issuers that would limit the ability of the Adviser and/or Subadviser to effect a transaction for the Fund (including the Fund’s ability to buy, sell or hold certain investments) and the Fund’s investments may be constrained as a consequence of the Adviser and/or Subadviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including the Fund.

Risk of Regulatory Changes

Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the IRS, the U.S. Federal Reserve or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are implementing a variety of new rules pursuant to financial reform legislation in the United States. The EU Member States (and some other countries) are implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. The Fund and the Adviser historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions. The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts.

Current rules related to credit risk retention requirements for asset backed securities may increase the cost to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to

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originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles.

SOFR Risk

The Fund’s Credit Facilities utilize a SOFR-based reference rate. LIBOR generally ceased to be published on June 30, 2023, and the market has largely transitioned to SOFR-based rates, in some cases as adjusted by an applicable spread adjustment. Although SOFR has become the predominant reference rate for many U.S. dollar floating-rate instruments, SOFR-based rates (including any applicable spread adjustment) may not be, and may not prove to be, the economic equivalent of LIBOR and may perform differently than LIBOR would have performed. SOFR is an overnight, secured rate and may exhibit different volatility, liquidity and interest rate dynamics than LIBOR, including during periods of market stress. As a result, the Fund’s interest expense under the Credit Facilities (and the pricing, valuation and return characteristics of SOFR-linked instruments held by the Fund) may be materially different than it would have been under LIBOR, and such differences may adversely affect the Fund’s profitability.

SOFR also has a more limited operating history than LIBOR. The administrator of SOFR (currently, the Federal Reserve Bank of New York) may make methodological or other changes to SOFR, or may suspend or discontinue the calculation or publication of SOFR. Any such changes, or the adoption of a successor or alternative reference rate, could affect the level of interest payable or receivable on SOFR-linked instruments (including the Credit Facilities) and could adversely affect the value and marketability of such instruments.

In addition, to the extent the Fund invests in, or is otherwise exposed to, instruments that historically referenced LIBOR or that contain fallback provisions or rate-conversion mechanics, the operation of those provisions could result in a rate that is different from what would otherwise have applied, lead to disputes or administrative burden, or otherwise adversely affect the value, returns or liquidity of such instruments.

Derivatives Risk

“Derivatives,” including hedging strategies, present risks related to their significant price volatility and risk of default by the counterparty to the contract. Derivatives are subject to counterparty risk, which is the risk that a loss may be sustained by the Fund as a result of the insolvency or bankruptcy of the other party to the transaction or the failure of the other party to make required payments or otherwise comply with the terms of the transaction. Changing conditions in a particular market area, whether or not directly related to the referenced assets that underlie the transaction, may have an adverse impact on the creditworthiness of the counterparty. If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund’s return or result in a loss, which could also lead to an increase in redemptions of Fund shares. The Fund also could experience losses if its derivatives were poorly correlated with its other investments, or if the Fund was unable to liquidate its position because of an illiquid secondary market. The market for some derivatives is, or suddenly can become, illiquid, especially in times of financial stress. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. New rules governing derivatives could limit the Fund’s use of derivatives in support of its investment strategy. These new rules may make derivatives more costly, or may otherwise adversely affect the Fund’s liquidity, value or performance.

Negative Press Risk

Recent negative publicity associated with private credit, often in the context of business development companies, registered closed-end funds and other private investment funds that invest in private credit assets and conduct periodic repurchase offers, has coincided with an increase in investor repurchase requests across certain vehicles. If this trend persists, fund managers facing elevated repurchase requests may be required to sell assets to generate liquidity if they seek to fulfill these elevated repurchase requests, which could place downward pressure on the market value of certain investments held by those funds and potentially more broadly. Negative publicity associated with private credit, whether or not valid, also could lead to increased repurchase requests for the Fund, heighten scrutiny of the Fund’s and the Adviser’s (and Sub-Adviser’s) business, or adversely affect ongoing sales of Fund shares.

Tax Risk

The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code. To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from certain kinds of investment income; (ii) meet certain asset diversification requirements at the end of each quarter; and (iii) distribute in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and its net tax-exempt income. If the Fund failed to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net capital gain), even if such income were distributed to its Common Shareholders. In addition, all distributions by the Fund out of earnings and profits (including distributions of net capital gain), would be taxed to Common Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate Common Shareholders and (ii) for the dividends received deduction in the case of corporate Common Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges), before requalifying as a RIC. See “Tax Matters.”

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time due to the nature of the Fund’s investments. In addition, the Fund’s distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and Common Shareholders. As stated above, in order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may pay out more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. The Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. See “Tax Matters.”

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Phantom Income Risk

The Fund may have phantom income from its acquisition and holding of subordinated debt instruments. The tax accounting rules with respect to the timing and character of income and losses from the Fund’s acquisition and holding of subordinated debt instruments may result in adverse tax consequences. The Fund will be required to include in income accrued interest, OID and, potentially, market discount (each of which will be ordinary income), with respect to subordinated debt instruments the Fund holds, in accordance with the accrual method of accounting. Income will be required to be accrued and reported, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the underlying loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the Fund may incur a diminution in actual or projected cash flow in a given year as a result of an actual or anticipated default or delinquency, but may not be able to take a deduction for the corresponding loss until a subsequent tax year. While the Fund generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Fund’s investments in subordinated debt instruments are disposed of in a taxable transaction or become worthless.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that the Fund may have substantial taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other actions to satisfy the RIC distribution requirements for the taxable year in which this “phantom income” is recognized.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities

The Adviser, the Subadviser and their affiliates may sponsor or manage investment funds, accounts or other investment vehicles with similar or overlapping investment strategies. For example, each of the Adviser and/or the Subadviser may serve as investment adviser to one or more private funds, registered closed-end funds and/or CLOs. In addition, the Fund’s officers may serve in similar capacities for one or more private funds, registered closed-end funds and/or CLOs. To the extent the Adviser, Subadviser and/or their affiliates determine that an investment is appropriate for the Fund and for one or more other funds, the Adviser, the Subadviser and/or their affiliates, as applicable, allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) certain restrictions under the 1940 Act and rules thereunder regarding co-investments with affiliates, (b) the requirements of the Advisers Act and (c) the Adviser and/or Subadviser’s internal conflict of interest and allocation policies. The Fund and the Adviser rely on exemptive relief from the SEC that permits the Fund to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

The Adviser has established policies to ensure that the Fund will generally share equitably with other funds managed by the Adviser or Subadviser or their affiliates in investment opportunities that are suitable for the Fund and such other investment funds.

The Subadviser has established allocation policies to ensure that the Fund will generally share equitably with other credit investment funds managed by the Subadviser or its affiliates within the alternative credit platform in credit investment opportunities that are suitable for the Fund and such other investment funds.

The 1940 Act imposes significant limits on co-investment with affiliates of the Fund, and without an exemptive order the Fund generally would not be permitted to co-invest alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance, such as transactions where price is the only negotiated term, and will not participate in transactions where other terms are negotiable. In situations where co-investment with other entities sponsored or managed by the Adviser, the Subadviser or their affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, the Subadviser will need to decide whether the Fund or such other entity or entities will proceed with the investment. The Subadviser will make these determinations based on its policies and procedures, which will generally require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time. This reduces the amount of transactions in which the Fund can participate and makes it more difficult for the Fund to implement its investment objective.

Conflicts of Interest Relating to Affiliates

The Advisers’ affiliation with Genstar Capital and Napier Park requires the Advisers to manage conflicts of interest associated with dealings the Fund may have with those businesses or funds, clients or the companies in which the Fund invests. For example, should the Advisers wish to cause the Fund to execute portfolio transactions through broker dealers

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associated with Genstar Capital, the commercial reasonableness of the brokerage compensation associated with those trades would have to be assessed. Other dealings may be more completely restricted. For example, the Fund may not be able to buy or sell property directly to or from Napier Park, Genstar Capital or their associated accounts. There also may be limits on participation in underwritings or other securities offerings by Napier Park, Genstar Capital or their associated funds, accounts or portfolio companies. The breadth of these affiliations at times may require the Fund to abstain from or restructure an otherwise attractive investment opportunity.

Investments in portfolio companies associated with Genstar Capital may be restricted by the 1940 Act. To the extent such investments are permitted and the Fund invests in such a portfolio company (a portfolio company generally referring to a company owned by private equity funds managed by Genstar Capital), conflicts of interest may arise from the presence of Genstar Capital representatives on the company board or the payment of compensation by the company to Genstar Capital or an affiliate. Moreover, the Advisers could have an incentive to allocate the Fund’s assets to such a portfolio company since affiliates of the Advisers have a direct or indirect financial interest in its success. There also may be instances where Genstar Capital could be involved in bankruptcy proceedings of current investments or of issuers in which the Fund would otherwise invest, with potentially divergent interests as between the Fund and Genstar Capital. The Fund may be forced to sell or hold existing investments (possibly at disadvantageous times or under disadvantageous conditions) as a result of various relationships that Genstar Capital may have or transactions or investments Genstar Capital and their affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses or lost opportunity costs to the Fund.

Distribution Risk

The Fund intends to make monthly distributions. In order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may pay out more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. While the Fund generally intends to maintain a stable level of distributions, the distributions might not be made in equal amounts and one month’s distribution may be larger than another. Additionally, the Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. Undistributed income will be reflected in the Fund’s net asset value and, correspondingly, distributions of the Fund’s income will reduce the Fund’s net asset value. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and Common Shareholders. The Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends.

Return of capital distributions are returns of investors’ own investments and should not be considered the dividend yield or total return of an investment in the Fund. Shareholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. While the Fund generally expects distributions to consist of net profits, shareholders should not assume that this will be the case in all instances.

The Fund’s distributions over time may be affected by numerous factors, including but not limited to changes in its current distribution policy and the estimates and inputs that inform that policy, changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, expense support from the Adviser (as described in the next paragraph), and other factors. The Fund cannot assure you that it will achieve investment results that will allow the Fund to make a specified level of cash distributions or periodically increase its distribution rate. The Fund’s distribution policy may be changed at any time by the Board.

Subject to the possibility of return of capital distributions and other adjustments or relevant factors (including the expense support currently being paid by the Adviser), the monthly distributions that Common Shareholders are expected to receive from the Fund will be derived from the Fund’s dividends and interest income after payment of Fund expenses. The Fund’s distributions may result from fee and expense waivers and/or reimbursements from the Adviser, which are subject to potential repayment by the Fund. Common Shareholders should understand that any such distributions are not based solely on the Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser continues to make expense reimbursements. Common Shareholders

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also should understand that the Fund’s future repayments of these amounts to the Adviser, which would be owed if the Fund’s regular expenses fall below levels specified in the Fund’s expense limitation agreement with the Adviser, will reduce the distributions that a Common Shareholder would otherwise receive.

Zero-Coupon Bond Risk

Among the debt securities in which the Fund may invest are zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest. They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of debt securities having similar maturities and credit quality. Original issue discount earned on zero coupon securities must be included in the Fund’s income. Thus, to continue to qualify for tax treatment as a RIC and to avoid U.S. federal income and excise tax on undistributed income, the Fund may be required to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. These distributions must be made from the Fund’s cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income-producing securities with cash used to make such distributions, and its current income ultimately could be reduced as a result.

Cyber Security Risk

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the disaster recovery systems of the Fund, Adviser and Subadviser, or a support failure from external providers, could have an adverse effect on the Fund’s ability to conduct business and on its results of operations and financial condition, particularly if those events affect the Fund, the Adviser and/or the Subadviser’s computer-based data processing, transmission, storage, and retrieval systems or destroy data. If the Adviser and/or the Subadviser were unavailable in the event of a disaster, the Fund’s ability to effectively conduct its business could be severely compromised.

The Fund, Adviser and Subadviser depend heavily upon computer systems to perform necessary business functions. Despite implementation of a variety of security measures, the computer systems of the Fund, Adviser and/or Subadviser could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins, “phishing” attempts or unauthorized tampering. Like other companies, the Fund, Adviser and Subadviser may experience threats to their data and systems, including malware and computer virus attacks, impersonation of authorized users, unauthorized access, system failures and disruptions. The Fund does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Fund, the Adviser, the Subadviser, Common Shareholders and/or a company in which the Fund invests, each of which would be negatively impacted. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the computer systems and networks of the Fund, Adviser or Subadviser, or otherwise cause interruptions or malfunctions in the Fund’s operations, which could result in damage to the Fund’s reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Non-Diversification Risk

The Fund is classified as “non-diversified” under the 1940 Act. As a result, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code, and thus intends to satisfy the diversification requirements of Subchapter M (which are less stringent than the diversification requirements of the 1940 Act), including its diversification requirements that apply to the percentage of the Fund’s total assets that are represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and certain other securities.

Financial Market Illiquidity Risk

The failure of major financial institutions, namely banks, or sustained financial market illiquidity, could adversely affect the businesses and results of operations of the Fund and/or the companies in which the Fund invests. The failure of certain financial institutions, namely banks, may increase the possibility of financial market illiquidity, including, but not limited to, illiquidity at additional banks, clearing firms, cash management and/or custodial financial institutions. The failure of any

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financial institution with which the Fund and/or the companies in which the Fund invests have a commercial relationship could adversely affect, among other things, the ability of the Fund and/or such companies to pursue key strategic initiatives, borrow on favorable terms, pay obligations in a timely manner, consummate transactions, and operate as usual, which could have adverse effects on the Fund and its investments. Because the Fund’s direct origination platform generally focuses on mature companies backed by well-funded large sponsors (e.g., private equity firms), if the sponsor of a company in which the Fund invests has a commercial relationship with a financial institution that has failed or is otherwise distressed, such company may experience issues receiving financial support from a sponsor to support its operations or consummate transactions, to the detriment of their business, financial condition and/or results of operations. In addition, such financial institution failure(s) or distress could affect, in certain circumstances, the ability of both affiliated and unaffiliated co-lenders, including syndicate financial institutions or other fund vehicles, to undertake and/or execute co-investment transactions with the Fund, which in turn may result in fewer co-investment opportunities. The ability of the Fund and the companies in which the Fund invests to diversify commercial relationships among multiple financial institutions may be limited by certain contractual arrangements, including liens placed on the respective assets in connection with financing and/or other restrictions on the institutions with which the assets must be held.

Extended Settlement Time Risk

The Fund’s investments in loans could be subject to extended settlement times, which would increase the Fund’s risk of loss. Transactions involving loans may have significantly longer settlement periods (e.g., longer than seven (7) days) than certain other liquid investments. The sale proceeds related to the sale of the Fund’s loans may not be available to make additional investments within the desired timeframe or to meet the Fund’s liquidity needs in connection with the Fund’s share repurchase program until potentially a substantial period after the sale of the loans.

Equitable Subordination Risk

The Fund’s loans could be subject to equitable subordination by a court, which would increase the Fund’s risk of loss with respect to such loans. Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or its affiliates is found to have engaged in unfair, inequitable, or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or its affiliates is found to have exerted inappropriate control over the borrower, including control resulting from the ownership of equity interests in the borrower.

Payments on one or more of the Fund’s loans may be subject to claims of equitable subordination. If the Fund was deemed to have the ability to control or otherwise exercises influence over the business and affairs of a borrower resulting in economic hardship to other creditors of such company, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the Fund’s loans as if they were unsecured or common equity in such borrower. In that case, if the borrower were to liquidate, the Fund would be entitled to repayment of the Fund’s loans on a pro-rata basis with other unsecured debt or on an equal basis with other holders of the borrower’s common equity only after all of its obligations relating to its debt and preferred securities had been satisfied.

Investment Opportunities Sourcing Risk

The Fund may have difficulty sourcing investment opportunities. The Fund cannot guarantee that it will be able to identify an adequate number of suitable investment opportunities to deploy all investments successfully. Privately-negotiated investments in loans and illiquid securities of middle market companies require substantial due diligence and structuring, and there is no assurance that the Fund will achieve its anticipated investment pace. As a result, investors will be unable to evaluate any future investments prior to purchasing the Fund’s shares, and will have no input in subsequent investment decisions made by the Advisers. These factors increase the uncertainty, and thus the risk, of investing in the Fund’s shares.

Deployment of Capital Risk

The Fund faces risks associated with the deployment of capital. In light of the Fund’s continuous offering and the need to rapidly deploy significant capital to capitalize on potential investment opportunities, if the Fund has difficulty identifying investments on attractive terms, there could be a delay between receiving net proceeds from the sale of Fund shares and investing such net proceeds. The Fund’s proportion of privately negotiated investments may be lower than expected. The Fund may from time to time hold cash pending deployment into investments or operate below its targeted leverage level, which cash or leverage shortfall may be significant, particularly at times when the Fund is receiving high amounts of offering proceeds or when there are few attractive investment opportunities. Such cash may be held in an account for the

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benefit of the Fund’s shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to management fees.

In the event the Fund is unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay for investors’ investment to realize full potential return and could adversely affect the Fund’s ability to distribute cash flow from operations. It is not anticipated that such temporary investment of cash pending deployment into investments will generate significant interest, and investors should be aware that such low interest payments on temporarily invested cash may adversely affect overall returns. In the event the Fund fails to timely invest the net proceeds of sales of shares or does not deploy sufficient capital to achieve its targeted leverage, the Fund’s results of operations and financial condition may be adversely affected.

Regulatory Filing Risk

Certain investors may be subject to the filing requirements of certain federal securities laws. Ownership information for any person who beneficially owns 5% or more of the Fund’s Common Shares will have to be disclosed in a filing with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. In some circumstances, the Fund’s shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, the shareholders who hold more than 10% of a class of the Common Shares may be subject to certain federal securities laws which recapture for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

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Additional Risks of the Fund

Distressed Debt, Litigation, Bankruptcy and Other Proceedings Risk

The Fund may invest in debt securities and other obligations of companies that are experiencing significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns for the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is unusually high. There is no assurance that the Subadviser will correctly evaluate the value of the assets collateralizing the Fund’s investments or the prospects for a successful reorganization or similar action in respect of any company. Troubled company investments and other distressed asset-based investments require active monitoring.

Companies involved in significant restructuring tend to involve increased litigation risk, including for investors in these companies. This risk may be greater in the event the Fund takes a large position or is otherwise prominently involved. The expense of defending against (or asserting) claims and paying any amounts pursuant to settlements or judgments would be borne by the Fund (directly if it were directly involved or indirectly in the case of claims by or against an underlying company or settlements or judgments paid by an underlying company).

Investments in distressed securities involve a material risk that the issuer will default on the obligations or enter bankruptcy. In an event of default or bankruptcy, the obligations may be repaid only after lengthy workout proceedings, may result in only partial payment of the obligations, and, in some cases, there is a risk of loss by the Fund of its entire investment in such securities. The Fund may not be able to pay distributions or may have to reduce distribution levels if the income and/or dividends the Fund receives from its investments decline.

A bankruptcy filing by an issuer may adversely and permanently affect the market position and operations of the issuer. Many factors of the bankruptcy process, including court decisions, the size and priority of other claims, and the duration and costs of the bankruptcy process, are beyond the control of the Fund and can adversely affect the Fund’s return on investment. For example, a court could invalidate or subordinate a debt obligation of, or reclaim amounts paid by a debtor to, the Fund. To the extent that any such payments are recaptured from the Fund the resulting loss will be borne by the Fund and its investors. The Subadviser, on behalf of the Fund, may also participate on committees formed by creditors to negotiate with debtors with respect to restructuring issues. There can be no assurance that the Subadviser’s participation would yield favorable results for the Fund, and such participation may subject the Fund to additional duties, liabilities and trading restrictions in a particular investment. The Fund may not be able to pay distributions or may have to reduce distribution levels if the income and/or dividends the Fund receives from its investments declines.

Certain fixed-income instruments invested in by the Fund could be subject to U.S. federal, state or non-U.S. bankruptcy laws or fraudulent transfer or conveyance laws, if such securities were issued with the intent of hindering, delaying or defrauding creditors or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such securities. If a court were to find that the issuance of the securities was a fraudulent transfer or conveyance, the court could void the payment obligations under the securities, further subordinate the securities to other existing and future indebtedness of the issuer or require the Fund to repay any amounts received by it with respect to the securities. In the event of a finding that a fraudulent transfer or conveyance occurred, the Fund may not receive any payment on the securities. If the Fund or the Subadviser is found to have interfered with the affairs of a company in which the Fund holds a debt investment, to the detriment of other creditors or Common Shareholders of such company, the Fund may be held liable for damages to injured parties or a bankruptcy court. While the Fund will attempt to avoid taking the types of action that would lead to such liability, there can be no assurance that such claims will not be asserted or that the Fund will be able to successfully defend against them. Moreover, such debt may be disallowed or subordinated to the claims of other creditors or treated as equity. Where the Fund or the Subadviser has representatives on the board of a company in which the Fund holds debt investments, such involvement may also prevent the Fund from freely disposing of its debt investments and may subject the Fund to additional liability or result in re-characterization of its debt investments as equity.

Reinvestment Risk

Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the

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current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Common Shares.

Convertible Securities Risk

Convertible securities have characteristics of both equity and debt securities and, as a result, are exposed to certain additional risks that are typically associated with debt. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, the convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. However, convertible securities fall below debt obligations of the same issuer in order of preference or priority in the event of a liquidation and are typically unrated or rated lower than such debt obligations.

Inflation/Deflation Risk

Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Fund may increase, which would tend to further reduce returns to the holders of Common Shares. Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Payment-In-Kind Securities

The Fund may invest in payment-in-kind (“PIK”) securities. PIK securities pay all or a portion of their interest in the form of additional debt or equity securities. Because such securities do not pay current cash income, the price of these securities can be volatile when interest rates fluctuate. While these securities do not pay current cash income, federal income tax law requires the holders of PIK securities to include in income each year the portion of the original issue discount (or deemed discount) and other non-cash income on such securities accrued during that year. In order to continue to qualify for treatment as a RIC under the Code, and avoid a certain excise tax, the Fund may be required to distribute a portion of such discount and non-cash income and may be required to dispose of other portfolio securities, which may occur in periods of adverse market prices, in order to generate cash to meet these distribution requirements.

Portfolio Turnover Risk

The Fund may engage in short-term trading strategies, as part of its cash management strategy in connection with inflows and repurchase offers, and securities may be sold without regard to the length of time held when, in the opinion of the Subadviser, investment considerations warrant such action. The Fund may also reposition its portfolio in connection with changes to its strategies. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher transaction costs and may generate short-term capital gains taxable as ordinary income, which may have a negative impact on the Fund’s performance over time.

Follow-On Investment Risk

The Fund’s failure to make certain follow-on investments could impair the value of the Fund’s investments. The Fund has the discretion to make any follow-on investments, subject to the availability of capital resources. The Fund’s failure to make certain follow-on investments may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even with sufficient capital for a desired follow-on investment, the Fund may elect not to make such follow-on investment due to concentration risk, other investment opportunities or tax constraints. In addition, the Fund’s ability to make follow-on investments may be limited by the Advisers’ allocation policies. The Fund also may make follow-on investments that exceed its target hold size if co-investing funds lack available capital.

Control Investment Risk

The Fund’s investments in a company could represent a control investment. The Fund’s ability to divest from such investment could be restricted due to illiquidity or limited trading volume of securities, restrictions on insider trading

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activities or other factors. Additionally, the Fund may refrain from certain transactions to protect its investment, potentially limiting the Fund’s ability to exit an investment at an ideal time and diminishing returns upon exiting such investment.

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Management of the Fund

Trustees and Officers

Pursuant to the Declaration of Trust and By-Laws of the Fund (the “By-Laws”), the Fund’s business and affairs are managed under the direction of the Board of Trustees, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board of Trustees consists of nine members, seven of whom are not “interested persons” of the Fund (as defined in the 1940 Act). The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the Statement of Additional Information.

Adviser and Subadviser

First Eagle Investment Management, LLC ( the “Adviser”) serves as the investment adviser for the Fund. Subject to the supervision of the Board of Trustees, the Adviser is responsible for managing the investment activities of the Fund and the Fund’s business affairs.

The Adviser is located at 1345 Avenue of the Americas, New York, New York 10105. The Adviser is a subsidiary of First Eagle. A controlling interest in First Eagle is owned by private equity funds managed by Genstar Capital. With a heritage that dates back to 1864, the Adviser offers a variety of investment management services. In addition to the Fund, its clients include other interval funds, mutual funds, exchange-traded funds, pooled vehicles, corporations, foundations, major retirement plans and high net worth individuals. As of March 31, 2026 the Adviser had approximately $147.56 billion in assets under management.

First Eagle Alternative Credit, LLC (the “Subadviser”), as part of the alternative credit group of the Adviser, serves as the Fund’s investment subadviser. The Subadviser is located at 1345 Avenue of the Americas, New York, New York 10105. The Subadviser has broad alternative credit capabilities and operates in conjunction with First Eagle’s Napier Park alternative credit franchise. The Subadviser and Napier Park Global Capital (US) LP (“Napier Park”) are both wholly-owned registered investment subsidiaries of the Adviser, with shared personnel and investment and operational capabilities. The Subadviser was formed in 2009 under the name THL Credit Advisors LLC (“THL Credit”). The Subadviser is a wholly-owned subsidiary of the Adviser. As of December 31, 2025, the Subadviser, together with Napier Park, Regatta Loan Management and Napier Park CMV, had approximately $41 billion in assets under management.

Jon Dorfman, Rajesh Agarwal, Mohammed El Khazzar, Michelle Handy, Brian Murphy, Robert O’Brien, Serhan Secmen, and Noelle Sisco, portfolio managers with the Subadviser, are predominantly responsible for managing the Fund.

Management and Subadvisory Agreements

Pursuant to a management agreement with the Fund (the “Management Agreement”), the Adviser is responsible for the management of the Fund’s portfolio. In return for its investment advisory services, the Fund pays the Adviser a monthly fee at the annual rate of 1.25% of the average daily value of the Fund’s Managed Assets.

The Adviser will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. The Adviser may also provide investment advisory services directly to the Fund, including with respect to certain determinations that may be required of the Adviser in respect of co-investments with affiliates in accordance with any applicable exemptive relief from the SEC. See “Potential Conflicts of Interest Risk—Allocation of Investment Opportunities” above for more information.

The Adviser also performs certain non-investment advisory administrative, accounting, operations, legal, compliance and other services on behalf of the Fund, and in accordance with the Management Agreement, the Fund reimburses the Adviser for costs and expenses (including overhead and personnel costs) associated with such services. These reimbursements may not exceed an annual rate of 0.05% of the Fund’s average daily net assets. Those reimbursements comprise a portion of the “Other Expenses” in the fees and expenses table in this prospectus. The management services of the Adviser to the Fund are not exclusive under the terms of the Management Agreement and the Adviser is free to, and does, render management services to others.

The Management Agreement provides that the Adviser will not be liable for any error of judgment by the Adviser or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting

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from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Adviser or the Fund by the Board of Trustees or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days’, nor less than 30 days’, written notice. The Management Agreement continues in effect only so long as its continuance is specifically approved at least annually by the Board of Trustees in accordance with the requirements of the 1940 Act.

The Adviser has entered into a subadvisory agreement with the Subadviser relating to the Fund (the “Subadvisory Agreement”). The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. For its services under the Subadvisory Agreement, the Adviser pays the Subadviser a monthly fee at the annual rate of 0.625% of the average daily value of the Fund’s Managed Assets (including assets attributable to such leverage) managed by the Subadviser. No advisory fee will be paid by the Fund directly to the Subadviser.

Under the Subadvisory Agreement, the Subadviser, subject to the supervision of Adviser, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objective, investment strategies and policies. The Subadviser determines what securities and other instruments are purchased and sold for the Fund. The Adviser continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, the Adviser, or the Subadviser upon not more than 60 days’, nor less than 30 days’, written notice. The Subadvisory Agreement continues in effect only so long as its continuance is specifically approved at least annually by the Board of Trustees in accordance with the requirements of the 1940 Act.

The Subadvisory Agreement provides that the Subadviser will not be liable for any error of judgment by the Subadviser or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Subadvisory Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Subadviser or the Fund by the Board of Trustees or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days’, nor less than 30 days’, written notice. The Subadvisory Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually by the Board in accordance with the requirements of the 1940 Act.

A discussion regarding the basis of the Board of Trustees’ approval of the Management Agreement and the Subadvisory Agreement is available in the Fund’s Form N-CSR for the period ended June 30, 2025.

During periods when the Fund is using leverage, if any, the fees paid to the Adviser and Subadviser will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets (including assets attributable to such leverage).

Portfolio Managers

Jon Dorfman, Rajesh Agarwal, Mohammed El Khazzar, Michelle Handy, Brian Murphy, Robert O’Brien, Serhan Secmen, and Noelle Sisco, portfolio managers with the Subadviser, manage the Fund. Their professional backgrounds are below.

Jonathan Dorfman is Chief Investment Officer of the Subadviser and also serves as Managing Principal and Chief Investment Officer of Napier Park. Both the Subadviser and Napier Park are wholly owned subsidiaries of the Adviser. Jon was previously co-CEO and CIO of Citi Capital Advisors, which he joined in 2007 when Citigroup acquired Carlton Hill Global Capital, the specialized asset management firm he co-founded in 2005. Previously, Jon spent 20 years in Morgan Stanley’s fixed income division in the US, Tokyo and London, holding numerous senior management positions including co-head of the global investment grade credit group and head of global credit derivative and asset swap trading group. Jon served as an International Swaps and Derivatives Association committee member responsible for the first standardized credit default swap contract. Jon earned a BSE, magna cum laude, from the Wharton School of Business at the University of Pennsylvania.

Rajesh Agarwal is a Senior Managing Director and Head of US Real Estate and Consumer Debt Strategies at the Subadviser and also servesin the same capacities at Napier Park. He joined Citi Capital Advisors in 2008. Prior to joining

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Citi Capital Advisors, Rajesh was a Managing Partner and Portfolio Manager in HSPI, LP formerly affiliated with Halcyon from 2006-2008. Prior to joining Halcyon from 2004-2006, Rajesh was a Senior Analyst at Merrill Lynch Investment Managers (“MLIM”), where he served as lead analyst for asset selection across residential housing sectors (Prime/Alt-A/Sub-Prime) and CDOs for three high-grade CDO deals launched and managed by MLIM. Prior to joining ABS/MBS research, he worked in the Global Markets and Investment Banking group at Merrill Lynch from 1998-2004. From 1996-1998, Rajesh was a Senior Engineer at Simulation Sciences, Inc., where he developed simulation algorithms used by the chemical industry. Rajesh received a Ph.D. in Chemical Engineering and an MS in Chemical Engineering, both from the University of Texas at Austin.

Mohammed El Khazzar is a Senior Managing Director and Portfolio Manager for European Credit Strategies at the Subadviser and also serves in the same capacities at Napier Park. He joined from AXA Investment Managers in Paris, where he worked as a credit analyst in the structured finance division, focusing on leveraged loans. His responsibilities included generating trading ideas and monitoring portfolios in both primary and secondary markets. Prior to AXA IM, Mohammed spent two years as an auditor at Deloitte in Casablanca, serving clients across various industries. He holds a Master’s degree in Finance and Strategy from Sciences Po Paris (2008).

Michelle Handy is a Senior Managing Director and Chief Investment Officer for the Subadviser’s Direct Lending platform. She also serves on the firm’s Management Committee. As a member of the Boston investment team, her role includes overseeing the underwriting and management of portfolio investments. Ms. Handy became part of First Eagle in 2020 upon the firm’s acquisition of THL Credit. Prior to joining THL Credit in 2016, Ms. Handy worked at GE Capital where she held several roles in underwriting, portfolio management and workouts. Most recently, she was the COO of GE Capital Americas’ workout function. Ms. Handy earned her M.S. in Finance from the University of Wisconsin-Madison and her B.S. in Finance and Spanish from Boston College.

Brian Murphy is a Senior Managing Director and Head of Capital Markets and Co-Head of Origination at the Subadviser. He also serves on the Investment Committee of the firm’s Tradable Credit platform. Mr. Murphy became part of First Eagle in 2020 upon the firm’s acquisition of THL Credit. Mr. Murphy has more than twenty-four years of investment industry experience, principally in the area of leveraged finance. Prior to joining THL Credit in June 2012, Mr. Murphy was a Senior Credit Analyst/Senior Portfolio Manager in the Alternative Credit StrategiesGroup of McDonnell Investment Management, LLC. From 1998 to May 2004, Mr. Murphy was employed by Columbia Advisors in the Bank Loan Asset Management Group as a Senior Credit Analyst covering telecommunications, media/broadcasting, and the cable industries. Prior to joining Columbia Advisors, Mr. Murphy was employed by Van Kampen Investments from October 1991 through March 1998, most recently serving as an Assistant Portfolio Manager for the Van Kampen Prime Rate Income Trust, where he gained credit training and significant experience in all aspects of the bank loan asset class, including cash management, trade settlement, credit monitoring, portfolio surveillance, and analysis.

Robert O’Brien is a Managing Director and Portfolio Manager for the US Leveraged Loan platform at the Subadviser and also serves in the same capacities at Napier Park. He also serves as the senior leveraged loan trader. Robert joined the Leveraged Loan Investments team at Citi Capital Advisors in 2003, prior to its spinout as Napier Park. Earlier in his career, he worked as a Research Associate in Bear Stearns’ High Grade Research department within the Financial Institutions group. He holds a BS in Business Administration from Boston University.

Serhan Secmen is a Senior Managing Director and Head of US CLO Investments and the Global CLO Management Platform at the Subadviser and also serves in the same capacities at Napier Park. He joined First Eagle in 2022 following its acquisition of Napier Park Global Capital. Serhan originally joined Citi Capital Advisors in 2008, prior to its spinout as Napier Park. Earlier in his career, he was a CLO trader at Lehman Brothers and a project manager in Texas focused on special project financing. At Napier Park, Serhan has played a key role in developing proprietary analytics systems and shaping strategies for analyzing CLOs and other structured products. Serhan holds an MBA from the Wharton School, an MS from Texas A&M University, and a BS from Bogazici University in Turkey.

Noelle Sisco, is a Managing Director and the Portfolio Strategist at the Subadviser and also serves in the same capacities at Napier Park, where she drives investment allocation decisions across the multi-strategy credit platform. Previously, Elle served as Vice President in Product Management, where she contributed to strategic planning and product development. She began her career at a quantitative hedge fund, gaining experience in data-driven investment approaches and market behavior. Elle holds a Bachelor’s degree in Economics from Rutgers University and earned the CAIA designation in 2014 and the CFA charter in 2017. Elle is also a member of the AIMA Research Committee.

Additional information regarding these portfolio managers’ compensation, other accounts managed and ownership of the Common Shares is available in the Statement of Additional Information. The portfolio managers are supported in their

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duties by a team of investment professionals employed by the Adviser and/or the Subadviser. Also available in the Statement of Additional Information is certain background information regarding these investment professionals.

Control Persons

A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of April 30, 2026, there were no control persons of the Fund.

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Plan of Distribution

FEF Distributors, LLC (the “Distributor”), an affiliate of the Adviser and Subadviser, serves as the principal underwriter and distributor of the Fund’s Common Shares pursuant to a distribution contract (the “Distribution Contract”) with the Fund. The Distributor, located at 1345 Avenue of the Americas, New York, New York 10105, is a broker-dealer registered with the SEC and is a member of FINRA. The Distributor is a wholly-owned subsidiary of the Adviser. None of the Adviser, the Subadviser or the Distributor intend to make a market in the Common Shares.

The Distributor acts as the distributor of Common Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Contract. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund.

Common Shares of the Fund are continuously offered through the Distributor and/or certain financial intermediaries that have agreements with the Distributor (“Authorized Dealers”). In turn, these Authorized Dealers may designate other intermediaries to receive purchase and redemption orders on the Distributor’s behalf (“Designated Intermediaries”). As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. The Common Shares will be offered at NAV per share (plus any applicable sales load) calculated each regular business day. Please see “Net Asset Value” below.

The Fund and the Distributor have the sole right to accept orders to purchase Common Shares and reserve the right to reject any order in whole or in part.

The Fund’s Common Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Fund’s Common Shares and the Fund does not anticipate that a secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. None of the Adviser, the Subadviser or the Distributor intends to make a market in the Fund’s Common Shares.

The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.

Share Classes

The Fund has adopted a multi-class plan (the “Multi-Class Plan”) pursuant to Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it intends to comply with the terms of Rule 18f-3 as a condition of the Exemptive Relief which permits the Fund to have, among other things, a multi-class structure and distribution and shareholder servicing fees.

Under the Multi-Class Plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

Currently, Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares are available for purchase. The Fund has been granted Exemptive Relief from the SEC that permits the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal fees. The Fund may offer additional classes of shares in the future. Each share class will represent an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements.

Class I Shares are offered for investment through certain financial firms that charge their customers transaction or other fees with respect to their customers’ investments in the Fund. Class I Shares may be offered for investment to investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and individuals that can meet the minimum investment amount.

Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares are not available for purchase directly from the Distributor and are primarily offered and sold to retail investors by certain broker-dealers which

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are members of FINRA and which have agreements with the Distributor to sell such classes, but may be made available through other financial firms, including banks and trust companies and to specified benefit plans and other retirement accounts.

Individual shareholders who hold Common Shares through financial intermediaries, pensions or profit sharing plans may not be eligible to hold Common Shares of the Fund outside of their respective financial intermediary platform or plan.

Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares Distribution Service Plan

The Fund has adopted a distribution service plan (the “Distribution Service Plan”) for the Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares of the Fund. The Distribution Service Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it intends to comply with the terms of Rule 12b-1 as a condition of the Exemptive Relief which permits the Fund to have, among other things, a multi-class structure and distribution and shareholder servicing fees. The Distribution Service Plan permits the Fund to compensate the Distributor for providing or procuring through financial firms, distribution, administrative, recordkeeping, shareholder and/or related services with respect to the Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares, as applicable. Most or all of the distribution and/or service fees are paid to financial firms through which Common Shareholders may purchase or hold Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares, as applicable. Because these fees are paid out of the applicable share class’s assets on an ongoing basis, over time they will increase the cost of an investment in Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares and may cost you more than other types of sales charge.

The maximum annual rate at which the distribution and/or service fees may be paid under the Distribution Service Plan is 0.25% for Class A Shares, 0.50% for Class A-1 Shares, 0.75% for Class A-2 Shares, 0.75% for Class A-3 Shares and 0.50% for Class A-4 Shares (calculated as a percentage of the Fund’s average daily net assets attributable to the Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares, respectively).

Shareholder Services Expenses

Certain broker-dealers or other intermediaries perform services that otherwise could be handled by the Fund’s transfer agent. These services may include preparing and distributing client statements, tax reporting, order-processing and client relations. As a result, these third parties may charge fees (sometimes called “sub-transfer agency fees” or “sub-accounting fees”) to the Fund for these services. The Fund may pay for such services outside of a Rule 12b-1 Plan (meaning in addition to or instead of as Rule 12b-1 fees) so long as such compensation does not exceed certain limits set from time to time by the Board of Trustees in consultation with management. Arrangements may involve a dollar per-account fee, an asset-based fee, transaction or other charges, cost reimbursement or, in some cases, a combination of these inputs.

Sub-transfer agency fees can comprise a substantial portion of the Fund’s ongoing expenses. While the Adviser and the Distributor consider sub-transfer agency fees to be payments for services rendered, they represent an additional business relationship between these sub-transfer agents and the Fund that often results, at least in part, from past or present sales of Fund shares by the sub-transfer agents or their affiliates. The Adviser, the Distributor or an affiliate may make additional payments to intermediaries for these and other services, and their payments may be based on the same or other methods of calculation. See “Revenue Sharing” below.

Revenue Sharing

The Distributor, Adviser or an affiliate may make cash payments from their own resources to broker-dealers or financial intermediaries for various reasons. These payments, often referred to as “revenue sharing,” may support the delivery of services to the Fund or shareholders in the Fund, including transaction processing and sub-accounting services.

These payments also may serve as an incentive to sell Fund shares or to promote shareholder retention. As such, the payments may go to firms providing various marketing support or other promotional services relating to the Fund, including advertising and sales meetings, as well as inclusion of the Fund in various promotional and sales programs. Marketing support services also may include business planning assistance, broker-dealer education about the Fund and shareholder financial planning assistance.

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Revenue sharing payments may include any portion of the sub-transfer agency fees (described in the preceding section) that exceed the limits for those fees established by the Board of Trustees in consultation with management and which, accordingly, the Fund does not pay. They also may include other payment requirements of a broker-dealer or another third-party intermediary, including certain agreed upon “finder’s fees” as described in greater detail under “Early Withdrawal Charges—Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares.”

The Distributor, the Adviser or an affiliate pay all such payments out of its (or their) own resources. Such payments are in addition to any recordkeeping, sub-transfer agency/networking fees payable by the Fund (through the Distributor or otherwise) to others for performing such services and Rule 12b-1 or service plan payments described elsewhere in this prospectus. Revenue sharing payments may be structured, among other means, as: (i) a percentage of sales; (ii) a percentage of net assets; (iii) a flat fee per transaction; (iv) a fixed dollar amount; or (v) some combination of any of these. In many cases, revenue sharing arrangements may be viewed as encouraging sales activity or retention of assets in the Fund. Generally, any revenue sharing or similar payments are requested by the party receiving them, often as a condition of distribution, but they are subject to negotiation as to their structure and scope.

The Distributor, the Adviser or an affiliate also may pay from their own resources for travel and other expenses, including lodging, entertainment and meals, incurred by brokers for attending diligence or informational meetings with the Fund’s investment professionals. The Distributor, Adviser or an affiliate also may pay for costs of organizing and holding such meetings and also may make payments to or on behalf of brokers or other financial intermediaries for other types of events, including pre-approved conferences, seminars or sales or training programs, and may provide small gifts and/or entertainment as permitted by applicable rules. The Distributor, the Adviser or an affiliate also may pay fixed fees for the listing of the Fund on a broker-dealer’s or financial intermediary’s system. This compensation is not included in, and is made in addition to, the compensation described in the preceding paragraph.

Please be aware that revenue sharing arrangements or other payments to intermediaries could create incentives on the part of the parties receiving the payments to more positively consider the Fund relative to mutual funds either not making payments of this nature or making smaller such payments. A shareholder or prospective investor with questions regarding revenue sharing or other such payments may obtain more details by contacting his or her broker representative or other financial intermediary directly. The Fund’s Statement of Additional Information includes a listing of certain parties receiving revenue sharing payments in respect of the Fund.

Purchasing Shares

The following section provides basic information about how to purchase Common Shares of the Fund.

The Fund typically does not offer or sell its shares to non-U.S. residents. For purposes of this policy, a U.S. resident is defined as an account with (i) a U.S. address of record and (ii) all account owners residing in the U.S. at the time of sale.

If you are eligible to buy Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and/or Class W Shares, you should buy Class I Shares or Class W Shares because Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares may be subject to sales charges and/or will pay an annual distribution and/or service fee.

Individual shareholders who purchase Common Shares through financial intermediaries, pensions or profit sharing plans may not be eligible to hold Common Shares outside of their respective plan or financial intermediary platform.

Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares

Eligible investors may purchase Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and/or Class A-4 Shares through their broker-dealer or other financial firm. Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares are not available for purchase directly from the Distributor.

Through your broker-dealer or other financial firm. Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares are primarily offered and sold to retail investors by certain broker-dealers which are members of FINRA and which have agreements with the Fund’s distributor to offer such classes, but may be made available through other financial firms, including banks and trust companies and to specified benefit plans and other retirement accounts. Your broker-dealer or other financial firm may establish different minimum investment requirements than the Fund and may also independently charge you transaction or other fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares you purchase through your broker-dealer or other financial firm will normally be held in your account with that firm and instructions for buying, selling, exchanging or transferring

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Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and/or Class A-4 Shares must be submitted by your broker-dealer or other financial firm on your behalf.

Class I Shares and Class W Shares

Eligible investors may purchase Class I Shares and/or Class W Shares in the following ways:

●	Through your broker-dealer or other financial firm. Class I Shares and Class W Shares may be offered through certain financial firms that charge their customers transaction or other fees with respect to their customers’ investments in the Fund. Class I Shares and Class W Shares may also be offered to investors in pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and individuals that can meet the minimum investment amount. Your broker-dealer or other financial firm may establish different minimum investment requirements than the Fund and may also independently charge you transaction or other fees and additional amounts (which may vary) in return for its services, which will reduce your return. Shares you purchase through your broker-dealer or other financial firm will normally be held in your account with that firm. If you purchase shares through a broker-dealer or other financial firm, instructions for buying, selling, exchanging or transferring Class I Shares and/or Class W Shares must be submitted by your financial firm or broker-dealer on your behalf.

●	Through the Distributor. You should discuss your investment with your financial advisor before you make a purchase to be sure the Fund is appropriate for you. Individual investors who meet the minimum investment amount and wish to invest directly in Class I Shares and/or Class W Shares may obtain an Account Application online at www.FirstEagle.com or by calling (800) 334-2143. If you do not list a financial advisor and his/her brokerage firm on the Account Application, the Distributor is designated as the broker of record, but solely for purposes of acting as your agent to purchase shares.

The completed Account Application may be submitted using the following methods:

Overnight Mail:	First Eagle Credit Opportunities Fund c/o SS&C GIDS, Inc. 801 Pennsylvania Avenue Suite 219324 Kansas City, MO 64105-1807

Regular Mail:	First Eagle Credit Opportunities Fund PO Box 219324 Kansas City, MO 64105-9324

For inquiries, please call (800) 334-2143.

Payment for the purchase of Common Shares may be made by check payable to the transfer agent and sent to the Regular Mail address above; or by wiring federal funds to:

State Street Bank and Trust Boston, MA

ABA:	011 000 028
Account#:	75000125
Account Name:	First Eagle Credit Opportunities Fund
FFC:	(include First Eagle Credit Opportunities Fund and Account Number)

In order to receive the current day’s NAV, order instructions must be received in good order prior to the close of regular trading on the New York Stock Exchange (“NYSE”) (ordinarily 4:00 p.m., Eastern time) (“NYSE Close”). Instructions must include the name and signature of an appropriate person designated on the Account Application, account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order.

An investor may place a purchase order for Common Shares without first wiring federal funds if the purchase amount is to be derived from an advisory account managed by the Adviser or one of its affiliates, or from an account with a broker-dealer or other financial firm that has established a processing relationship with the Fund on behalf of its customers.

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Investment Minimums

Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares. The following investment minimums apply for purchases of Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and Class A-4 Shares:

Initial Investment	Subsequent Investments

$2,500 per account	$100

Class I Shares. The following investment minimums apply for purchases of Class I Shares:

Initial Investment	Subsequent Investments

$1 million per account	None

Class W Shares. The following investment minimums apply for purchases of Class W Shares:

Initial Investment	Subsequent Investments

$1 million per account	None

The current aggregate net asset value of a Qualifying Investor’s (as defined below) accounts in any of the Eligible Funds (as defined below) may qualify for purposes of meeting the initial investment minimum amounts.

The initial investment minimums may be modified for certain financial firms that submit orders on behalf of their customers. The Fund or the Distributor may lower or waive the minimum initial investment for certain classes of shares or categories of investors at their discretion. The minimum initial investment may also be modified for current officers, trustees, directors, and employees of the Fund, First Eagle, the Adviser, the Subadviser, the Distributor, certain other subsidiaries of First Eagle, Genstar Capital, employees of certain firms providing services to the Fund (such as the custodian and the shareholder servicing agent), and to the immediate family members of any such persons or to any trust, pension, profit-sharing or other benefit plan for only such persons.

Additional Investments. An investor may purchase additional Common Shares at any time. If you invest in Common Shares through a broker-dealer, contact your financial firm for information on purchasing additional Common Shares.

Other Purchase Information. Purchases of a Fund’s Common Shares will be made in full and fractional shares.

The Fund and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund.

In the interest of economy and convenience, certificates for shares will not be issued.

Sales Charge—Class A Shares, Class A-2 Shares and Class A-4 Shares

This section includes important information about sales charge reduction programs available to investors in Class A Shares, Class A-2 Shares and Class A-4 Shares of the Fund and describes information or records you may need to provide to the Distributor or your financial firm in order to be eligible for sales charge reduction programs.

Unless you are eligible for a waiver, the public offering price you pay when you buy Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund is the NAV of the shares plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase, as set forth below.

No sales charge is imposed where Class A Shares, Class A-2 Shares or Class A-4 Shares are issued to you pursuant to the automatic reinvestment of income dividends or capital gains distributions. For investors investing in Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund through a financial intermediary, it is the responsibility of the financial intermediary to ensure that you obtain the proper “breakpoint” discount.

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Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Fund shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.

Class A Shares, Class A-2 Shares and Class A-4 Shares are subject to a 2.50% maximum sales charge as a percentage of the offering price (2.56% as a percentage of net amount invested).

Class A Shares, Class A-2 Shares and Class A-4 Shares are subject to the following sales charge:

	As a Percentage of		Dealer Allowance as a
Class A Shares Dollars Invested	Offering Price	Net Amount Invested	Percentage of Offering Price
Less than $100,000	2.50%	2.56%	2.50%
$100,000 but less than $250,000	2.00%	2.04%	2.00%
$250,000 or over*	0.00%	0.00%	1.50%

*	As shown, investors that purchase $250,000 or more of the Fund’s Class A Shares, Class A-2 Shares or Class A-4 Shares will not pay any initial sales charge on the purchase. However, unless eligible for a waiver, purchases of $250,000 or more of Class A Shares, Class A-2 Shares or Class A-4 Shares will be subject to an early withdrawal charge of 1.50% if the shares are repurchased during the first 12 months after their purchase. See “Early Withdrawal Charges—Class A Shares, Class A-2 Shares and Class A-4 Shares” and “Sales at Net Asset Value” below.

Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class A Shares, Class A-2 Shares and Class A-4 Shares through utilization of the Combined Purchase Privilege, Right of Accumulation, Letter of Intent or Reinstatement Privilege (as discussed below). These programs will apply to purchases of other closed-end interval funds for which First Eagle Investment Management, LLC is the investment adviser in the future as well as any open-end funds advised by First Eagle Investment Management, LLC that offer Class A Shares, Class A-2 Shares and/or Class A-4 Shares (“Eligible Funds”). These programs are described below.

Combined Purchase Privilege and Right of Accumulation (Breakpoints). A Qualifying Investor may qualify for a reduced sales charge on Class A Shares, Class A-2 Shares and Class A-4 Shares at the breakpoint levels disclosed herein by combining concurrent purchases of the Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund with purchases of any share class of one or more Eligible Funds into a single purchase (the “Combined Purchase Privilege”). In addition, a Qualifying Investor may obtain a reduced sales charge on Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund by adding the purchase value of Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund with the current aggregate NAV of all shares of any Eligible Fund held by accounts for the benefit of such Qualifying Investor (the “Right of Accumulation” or “Cumulative Quantity Discount”).

The term “Qualifying Investor” includes any account having the same mailing address or tax identification number. Therefore, if you purchase shares for several accounts at the same time, you may combine these investments into a single transaction to reduce the applicable sales charge. You may not combine individual accounts with corporate/partnership accounts for purposes of reducing the sales charge.

Letter of Intent. Investors will pay a reduced sales charge on purchases of Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund by means of a written letter of intent (the “Letter of Intent”) which expresses an intent to invest up to $250,000 within a period of 13 months in shares of any Eligible Fund(s). Each purchase of shares under a Letter of Intent will be made at the public offering price or prices applicable at the time of such purchase to a single purchase of the dollar amount indicated in the Letter of Intent. The value of the investor’s account(s) linked to a Letter of Intent will be included at the start date of the Letter of Intent. A Letter of Intent is not a binding obligation to purchase the full amount indicated. Shares purchased with the first 2.5% of the amount indicated in the Letter of Intent will be held in escrow (while remaining registered in your name) to secure payment of the higher sales charges applicable to the shares actually purchased in the event the full intended amount is not purchased. If the full amount indicated is not purchased, a sufficient amount of such escrowed shares will be involuntarily repurchased to pay the additional sales charge applicable to the amount actually purchased, if necessary. Dividends on escrowed shares, whether paid in cash or reinvested in additional Eligible Fund shares, are not subject to escrow. When the full amount indicated has been purchased, the escrow will be released. Repurchases during the Letter of Intent period will not count against the shareholder.

In making computations concerning the amount purchased for purposes of a Letter of Intent, market appreciation in the value of the shareholder’s shares of Eligible Funds will not be included.

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Method of Valuation of Accounts. To determine whether a shareholder qualifies for a reduction in sales charge on a purchase of Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund, the public offering price of the shares is used for purchases relying on the Combined Purchase Privilege or a Letter of Intent and the amount of the total current purchase (including any sales load) plus the NAV (at the close of business on the day of the current purchase) of shares previously acquired is used for the Right of Accumulation.

Reinstatement Privilege. A Class A Shareholder, Class A-2 Shareholder or Class A-4 Shareholder who has caused any or all of his or her shares to be repurchased may reinvest all or any portion of the repurchase proceeds in Class A Shares, Class A-2 Shares or Class A-4 Shares of any Eligible Fund at NAV without any sales charge, provided that such reinvestment is made within 90 calendar days after the repurchase date.

Sales at Net Asset Value. In addition to the programs summarized above, Class A Shares, Class A-2 Shares and Class A-4 Shares, which are available for purchase only through a broker-dealer or other financial firm, may be sold at NAV without an initial sales charge to certain types of accounts or account holders, including: individuals or accounts having certain relationships with the Fund, certain of its affiliates, certain broker-dealers or the Distributor; individuals purchasing shares through certain types of omnibus or wrap accounts; investors engaging in certain transactions related to individual retirement accounts or other qualified retirement plan accounts; investors making certain purchases following the announcement of a Fund or share class liquidation; and any other person for which the Distributor determines that there will be minimal cost borne by the Distributor associated with the sale. At this time, there are no such arrangements with any specific broker-dealers. Please see the Statement of Additional Information for additional details.

Exchanges. Exchanges of Common Shares for Class A Shares, Class A-2 Shares or Class A-4 Shares of the Fund will not be subject to a sales charge.

Early Withdrawal Charges—Class A Shares, Class A-2 Shares and Class A-4 Shares

Unless you are eligible for a waiver, if you purchase $250,000 or more of Class A Shares, Class A-2 Shares or Class A-4 Shares (and, thus, pay no initial sales charge) of the Fund, you will generally be subject to a 1.50% early withdrawal charge (“EWC”) if your Class A Shares, Class A-2 Shares or Class A-4 Shares are repurchased within 12 months of their purchase. However, if the financial firm through which you purchased your shares does not receive a “finder’s fee” from the Distributor at the time of purchase, you will not be subject to an EWC upon repurchase. The Class A, Class A-2 and Class A-4 EWC does not apply if you are otherwise eligible to purchase Class A Shares, Class A-2 Shares or Class A-4 Shares without an initial sales charge or are eligible for a waiver of the EWC.

The Distributor may pay dealers of record “finder’s fee” commissions of up to 1.50% of purchases of Class A Shares, Class A-2 Shares or Class A-4 Shares not previously subject to a front-end sales charge or dealer commission paid by the investor.

These finder’s fee commissions will be paid with respect to (i) purchases aggregating (on a single trade date) $250,000 or more by any “person,” which term includes any account having the same mailing address or tax identification number; (ii) accounts with completed letters of intention of $250,000 or more; and (iii) certain group retirement plans investing through an omnibus account making any single purchase of Class A Shares, Class A-2 Shares or Class A-4 Shares of $250,000 or more. Subsequent purchases will need to aggregate $250,000 or more to be eligible for this commission (and appropriate documentation will be required to verify additional aggregations). Finder’s fee commissions also may be paid under certain other circumstances. Your dealer will advise you if any such commissions are paid with respect to your account.

How EWCs will be Calculated

An EWC is imposed on repurchases of Class A Shares, Class A-2 Shares or Class A-4 Shares on the amount of the repurchase which causes the current value of your account for the particular class of Common Shares of the Fund to fall below the total dollar amount of your purchase payments subject to the EWC.

The following rules apply under the method for calculating EWCs:

●	Common Shares acquired through the reinvestment of dividends or capital gains distributions will be repurchased first and will not be subject to any EWC.

●	For the repurchase of all other Common Shares, the EWC will be based on either your original purchase price or the then current NAV of the Common Shares being sold, whichever is lower. To illustrate this point, consider Common
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Shares purchased at an NAV of $10. If the Fund’s NAV per Common Share at the time of repurchase is $12, the EWC will apply to the purchase price of $10. If the NAV per Common Share at the time of repurchase is $8, the EWC will apply to the $8 current NAV per Common Share.

EWCs will be deducted from the proceeds of your repurchase, not from amounts remaining in your account.

In determining whether an EWC is payable, it is assumed that you will have repurchased first the lot of Common Shares which will incur the lowest EWC.

Reductions and Waivers of Initial Sales Charges and EWCs

The initial sales charges and EWCs on Class A Shares, Class A-2 Shares and Class A-4 Shares may be reduced or waived under certain purchase arrangements and for certain categories of investors. See “Sales at Net Asset Value” above for information on such reductions or waivers that may be applicable to Class A Share, Class A-2 Share and Class A-4 Share initial sales charges.

EWCs on Class A Shares, Class A-2 Shares and Class A-4 Shares may be reduced or waived for repurchases where the shareholder can demonstrate hardship, which shall be determined in the sole discretion of the Distributor, and there will be minimal cost borne by the Distributor associated with the repurchase, which shall be determined in the sole discretion of the Distributor. In addition, investors will not be subject to EWCs for certain transactions where the Distributor did not pay at the time of purchase the amount it normally would have to the broker-dealer.

Required Shareholder Information and Records. In order for investors in Class A Shares, Class A-2 Shares and/or Class A-4 Shares of the Fund to take advantage of sales charge reductions, an investor or his or her financial firm must notify the Fund that the investor qualifies for such a reduction. If the Fund is not notified that the investor is eligible for these reductions, the Fund will be unable to ensure that the reduction is applied to the investor’s account. An investor may have to provide certain information or records to his or her financial firm or the Fund to verify the investor’s eligibility for breakpoint discounts or sales charge waivers.

An investor may be asked to provide information or records, including account statements, regarding shares of the Fund or other Eligible Funds held in:

●	any account of the investor at another financial firm; and

●	accounts of Qualifying Investors at any financial firm.

Exchanging Shares

Intra-Fund Exchanges: Shares of one class of the Fund may be exchanged at any time, at a shareholder’s option, directly for shares of another class of the Fund (an “intra-fund exchange”), subject to the terms and conditions described below and provided that the shareholder for whom the intra-fund exchange is being requested meets the eligibility requirements of the class into which such shareholder seeks to exchange. Additional information regarding the eligibility requirements of different share classes, including investment minimums and intended distribution channels is described under “Purchasing Shares” and “Investment Minimums” above.

Shares of one class of the Fund will be exchanged for shares of a different class of the Fund on the basis of their respective NAVs. Ongoing fees and expenses incurred by a given share class will differ from those of other share classes, and a shareholder receiving new shares in an intra-fund exchange may be subject to higher or lower total expenses following such exchange. Intra-fund exchanges generally should not result in the realization of income or gain for U.S. federal income tax purposes.

Financial Intermediary-Directed Exchanges: Financial intermediaries may, in connection with a change in a client’s account type, at the direction of a client, or otherwise in accordance with a financial intermediary’s policies and procedures, direct the Fund on behalf of the intermediary’s clients to exchange shares of one class of Common Shares of the Fund for shares of another class of Common Shares of the Fund, or exchange Common Shares of the Fund for the same class or another class of common shares of another Eligible Fund. Any such exchange will not be subject to a sales charge. Class A Shares, Class A-2 Shares and Class A-4 Shares of the Fund are, however, subject to higher annual operating expenses than Class I Shares. See “Summary of Fund Expenses.” The Fund will only complete such an exchange at the direction of a financial intermediary and without making inquiry as to whether the exchange is consistent with the particular intermediary’s policies and procedures or the client’s account type and/or suitability criteria. An investor

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should contact his or her financial intermediary to learn more about the details of this exchange feature and whether and under what circumstances it may apply in accordance with the investor’s arrangements with the particular intermediary.

Shares Purchased or Held Through Financial Intermediaries

The availability of sales charge waivers and discounts may depend on the particular financial intermediary or type of account through which you purchase or hold Fund shares. The Fund’s sales charge waivers and discounts disclosed in this prospectus are available for qualifying purchases and are generally available through financial firms unless otherwise specified in Appendix A.

The sales charge waivers, discounts and/or breakpoints available through certain other financial intermediaries are set forth in Appendix A to this prospectus (Financial Firm-Specific Sales Charge Waivers and Discounts), which may differ from those available for purchases made directly from the Distributor or certain other financial firms. Please contact your financial firm for more information regarding applicable sales charge waivers, discounts and/or breakpoints available to you and the financial firm’s related policies and procedures.

While neither the Fund nor the Distributor impose an initial sales charge on Class I Shares, if you buy Class I Shares through certain financial firms they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

Signature Validation

The following section provides additional information for investors who purchase shares directly from the Fund. If you are investing through a financial intermediary, please contact your financial intermediary directly for more information. A signature guarantee from an acceptable guarantor is required if you want repurchase proceeds sent to an address other than the address of record, to a person other than the registered shareholder(s) for the account or to a bank account number other than the one previously designated. In addition to the situations described above, the Fund and/or the Fund’s transfer agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.

Information Regarding State Escheatment Laws

Closed-end fund accounts can be considered abandoned property. States increasingly are looking at inactive closed-end fund accounts as possible abandoned or unclaimed property. Under certain circumstances, the Fund may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. The Fund will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws. If you invest in the Fund through a financial intermediary, we encourage you to contact your financial intermediary regarding applicable state escheatment laws.

Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a closed-end account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the Fund for an “inactivity period” as specified in applicable state laws. If the Fund is unable to establish contact with an investor, the Fund will determine whether the investor’s account must legally be considered abandoned and whether the assets in the account must be transferred to the appropriate state’s unclaimed property administrator. Typically, an investor’s last known address of record determines the state that has jurisdiction.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Fund’s prospectus and each annual and semi-annual report (if a paper copy of such reports has been requested), when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with the Fund, call the Fund at (800) 334-2143. You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your shares are held through a financial institution, please contact the financial institution directly.

Electronic Delivery

The Fund can deliver your account statements and fund financial reports electronically. If you are a registered user of FirstEagle.com, you can consent to the electronic delivery of these documents by logging on and changing your mailing

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preference under “eDelivery.” Should you later wish to receive these documents by mail you can revoke your electronic consent at any time, and we will begin to send paper copies of these documents within 30 days of receiving your notice.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on www.FirstEagle.com, and you will be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund or your financial intermediary electronically by notifying your financial intermediary directly or, if you are a direct investor, by calling (800) 334-2143 or by visiting www.FirstEagle.com. You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary to request that you continue to receive paper copies of your reports. If you invest directly with the Fund, you can call (800) 334-2143 or visit www.FirstEagle.com. Your election to receive reports in paper will apply to all funds held with First Eagle or your financial intermediary.

Acceptance and Timing of Purchase Orders

A purchase order received by the Fund or its designee, Authorized Dealers or Designated Intermediaries prior to the NYSE Close, on a day the Fund is open for business, together with payment made in one of the ways described above will be effected at that day’s NAV plus any applicable sales charge. An order received after the NYSE Close will be effected at the NAV determined on the next business day. However, orders received by certain retirement plans and other financial firms on a business day prior to the NYSE Close and communicated to the Fund or its designee, Authorized Dealers or Designated Intermediaries prior to such time as agreed upon by the Fund and financial firm will be effected at the NAV determined on the business day the order was received by the financial firm.

The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. Purchase orders will be accepted only on days which the Fund is open for business.

The Fund and the Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Fund Common Shares. The sale of Common Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.

Verification of Identity and Anti-Money Laundering Compliance

After an account is opened, the Fund may restrict your ability to purchase additional Common Shares until your identity is verified. The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity.

The Fund and the Distributor are required to comply with various anti-money laundering laws and regulations. Consequently, the Fund or the Distributor may request additional information from you to verify your identity and source of funds. For individual investors, such information typically will include name, address, date of birth, and Social Security number. Such information also may include requests for documents such as driver’s license or other government-issued identification. For entity investors, such information typically will include name, principal business address, taxpayer identification number, corporate documents such as articles of incorporation, trust or partnership agreements, By-Laws and similar documents, and also may include requests for documents confirming the authority and identity of those having control over the entity or its trading.

If the Fund or Distributor believes the information submitted does not provide adequate identity verification, it reserves the right to reject the establishment of your account or close the account at its current NAV. If, at any time, the Fund believes an investor may be involved in suspicious activity, or if certain account information matches data on government lists of suspicious persons, the Fund or Distributor may choose to prohibit the establishment of a new account for the purchase of Fund shares or may be required to “freeze” an account. They also may be required to provide a governmental agency or

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another financial institution with information about transactions that have occurred in a shareholder’s account or to transfer monies received to establish a new account, transfer an existing account or transfer the proceeds of an existing account to a governmental agency. In some circumstances, the law may not permit the Fund or the Distributor to inform the investor it has taken the actions described above.

Federal law prohibits the Fund and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

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Contractual Arrangements

The Fund is a party to contractual arrangements with various parties who provide services to the Fund, including the Adviser, the Subadviser, the Distributor, the custodian, and the transfer agents, among others. Fund shareholders are not parties to, or intended beneficiaries of, any such contractual arrangements, and such contractual arrangements are not intended to create in any individual investor or group of investors any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Fund.

Also, while this prospectus and the Statement of Additional Information describe pertinent information about the Fund, neither this prospectus nor the Statement of Additional Information represents a contract between the Fund and any shareholder or any other party. The Trustees may amend this prospectus, the Statement of Additional Information, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without Common Shareholder input or approval, except in circumstances in which Common Shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a Common Shareholder approval requirement is specifically disclosed in this prospectus or Statement of Additional Information.

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Periodic Repurchase Offers

The Fund is a closed-end Interval Fund, a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental policy to make offers to repurchase Common Shares. No shareholder will have the right to require the Fund to repurchase its Common Shares, except as permitted by the Fund’s Interval Fund structure. No public market for the Common Shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Common Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its outstanding Common Shares at NAV on a regular schedule. Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Common Shares at NAV subject to approval of the Board of Trustees, though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). The schedule requires the Fund to make repurchase offers approximately every three months.

Repurchase Dates

The Fund will make quarterly repurchase offers approximately every three months. As discussed below, the date on which the repurchase price for Common Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day).

Repurchase Request Deadline

The date by which shareholders wishing to tender Common Shares for repurchase must respond to the repurchase offer will be no more than fourteen days before the Repurchase Pricing Date (defined below). When a repurchase offer commences, the Fund sends, at least 21 days before the Repurchase Request Deadline, written notice to each shareholder setting forth, among other things:

●	The percentage of outstanding Common Shares that the Fund is offering to repurchase and how the Fund will purchase Common Shares on a pro rata basis if the offer is oversubscribed.

●	The date on which a shareholder’s repurchase request is due.

●	The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”).

●	The date by which the Fund will pay to shareholders the proceeds from their Common Shares accepted for repurchase.

●	The NAV of the Common Shares as of a date no more than seven days before the date of the written notice and the means by which shareholders may ascertain the NAV.

●	The procedures by which shareholders must tender their Common Shares and the right of shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

●	The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included in a shareholder report or other Fund document. Shareholders that hold shares through a financial intermediary will need to ask their financial intermediary to submit their repurchase requests and tender shares on their behalf. The Repurchase Request Deadline will be strictly observed. If a shareholder’s repurchase request is not submitted to the Fund’s transfer agent in properly completed form by the Repurchase Request Deadline, the shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted. If a shareholder’s authorized intermediary (the “Authorized Intermediary”) will submit his or her repurchase request, the shareholder should submit his or her request to the Authorized Intermediary in the form requested by the Authorized Intermediary sufficiently in advance of the Repurchase Request Deadline to allow the Authorized Intermediary to submit the request to the Fund. If a shareholder’s Authorized Intermediary is unable or fails to submit the shareholder’s request to the Fund in a timely manner, or if the shareholder fails to submit his or her request to the shareholder’s Authorized Intermediary, the shareholder will be unable to sell his or her shares to the Fund until a

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subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund expects to distribute payment to shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, shareholders may obtain the current NAV by visiting www.FirstEagle.com or calling the Fund’s transfer agent at (800) 334-2143.

Repurchase Fee

The Fund does not currently charge a repurchase fee. However, in the future the Fund may charge a repurchase fee of up to 2.00%, which the Fund would retain to help offset non-de minimis estimated costs related to the repurchase incurred by the Fund, directly or indirectly, as a result of repurchasing Common Shares, thus allocating estimated transaction costs to the shareholder whose Common Shares are being repurchased. The Fund may introduce, or modify the amount of, a repurchase fee at any time. The Fund may also waive or reduce a repurchase fee if the Adviser or Subadviser determines that the repurchase is offset by a corresponding purchase by the same or other investor or if for other reasons the Fund will not incur transaction costs or will incur reduced transaction costs.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described in this paragraph, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under Subchapter M of the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Oversubscribed Repurchase Offers

There is no minimum number of Common Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Common Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Common Shares, though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Common Shares up to a maximum amount of 2% of the outstanding Common Shares of the Fund. If the Fund determines not to repurchase additional Common Shares beyond the repurchase offer amount, or if shareholders tender an amount of Common Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Common Shares tendered on a pro rata basis. However, the foregoing will not prohibit the Fund from accepting all Common Shares tendered for repurchase by shareholders who own less than one hundred (100) Common Shares and who tender all of their Common Shares, before prorating Common Shares tendered by other shareholders; provided that if a shareholder holds his or her shares through an Authorized Intermediary, such shareholder’s Authorized Intermediary may not be willing or able to arrange for this treatment on the shareholder’s behalf.

If any Common Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Common Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer.

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In anticipation of the possibility of proration, some shareholders may tender more Common Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

There is no assurance that you will be able to tender your Common Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Common Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Common Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “Principal Risks of Investment in the Fund—Repurchase Offers Risk” above. In addition, the repurchase of Common Shares by the Fund will be a taxable event to shareholders, potentially even to those shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “Tax Matters” below and “Taxes” in the Statement of Additional Information.

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Net Asset Value

The Fund’s NAV per share is computed by dividing the total current value of the assets of the Fund, less its liabilities, by the total number of shares outstanding at the time of such computation. The Fund computes its NAV per share as of the close of trading on each day the NYSE is open for trading.

Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, such holdings may be “fair valued” in accordance with procedures adopted by the Board of Trustees. The Board of Trustees has delegated day-to-day responsibility for implementing the portfolio valuation process set forth in the Fund’s valuation policy, as amended from time to time, to the Adviser and the Subadviser, and has authorized the use of independent third-party pricing and valuation services that have been approved by the Board of Trustees.

Valuations of Fund investments are disclosed in reports publicly filed with the SEC. The Advisers will provide the Board of Trustees with periodic reports, no less than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuation problems that have arisen, if any.

Under certain circumstances, the NAV per share of a class of the Fund’s shares may be different from the per share NAV of another class of shares as a result of the different daily expense accruals applicable to each class of shares.

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Distributions

The Fund intends to declare income distributions daily and distribute them to Common Shareholders monthly at rates intended to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income. Subject to applicable law, the Fund may distribute more than its entire amount of net income earned in a particular period by funding a portion of its distributions with gains from the sale of portfolio securities and other sources. While the Fund intends to maintain a more stable level of distributions, the distribution rate that the Fund pays on its Common Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including interest expenses on borrowings and distributions payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Common Shares and the Fund’s distribution policy could change. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund” and “Additional Risks of the Fund.” The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued distributions on any outstanding preferred shares).

In order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may distribute less than the entire amount of net investment income earned in a particular period. The Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. The undistributed net investment income (net of taxes imposed on such undistributed amount) would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of net investment income actually earned by the Fund during the period.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its distributions may be comprised of amounts from sources other than net investment income in accordance with its policies and accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a section 19 notice (“Section 19 Notice”). To determine the sources of the Fund’s distributions during the reporting period, the Fund references its internal accounting records at the time the distribution is paid and generally bases its projections of the final tax character of those distributions on the tax characteristics of the distribution reflected in its internal accounting records at the time of such payment. If, based on such records, a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Notwithstanding the Fund’s estimates and projections, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital. Additionally, given differences in tax and U.S. GAAP treatment of certain distributions, the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP might report that the sources of these distributions included capital gains and/or a return of capital.

As stated above, in order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may distribute more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. As a result, the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. In such a situation, the amount by which the Fund’s total distributions exceed current and accumulated earnings and profits would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. The Fund will send shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates.

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Unless a Common Shareholder elects to receive distributions in cash, all distributions to Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares under the Fund’s dividend reinvestment plan. See “Dividend Reinvestment Plan.”

Although it does not currently intend to do so, the Board of Trustees may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

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Dividend Reinvestment Plan

Pursuant to the Fund’s dividend reinvestment plan (the “Plan”), all Common Shareholders will have all dividends, including any capital gain dividends, reinvested automatically in additional Common Shares by SS&C GIDS, Inc., as agent for the Common Shareholders (the “Plan Agent”), unless the shareholder elects to receive cash. An election to receive cash may be revoked or reinstated at the option of the shareholder. In the case of record shareholders such as banks, brokers or other nominees that hold Common Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Plan. Shareholders whose shares are held in the name of a bank, broker or nominee should contact the bank, broker or nominee for details.

Common Shares received under the Plan will be issued to you at their NAV on the ex-dividend date; there is no sales or other charge for reinvestment. You are free to withdraw from the Plan and elect to receive cash at any time by giving written notice to the Plan Agent or by contacting your broker or dealer, who will inform the Fund. Your request must be received by the Fund at least ten days prior to the payment date of the distribution to be effective for that dividend or capital gain distribution.

The Plan Agent provides written confirmation of all transactions in the shareholder accounts in the Plan, including information you may need for tax records. Any proxy you receive will include all Common Shares you have received under the Plan.

Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions. See “Tax Matters.”

The Fund and the Plan Agent reserve the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants. If the Plan is amended to include such service charges, the Plan Agent will include a notification to registered holders of Common Shares with the Plan Agent.

Additional information about the Plan may be obtained from the Plan Agent.

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Description of Capital Structure and Shares

Common Shares

The Fund is a statutory trust organized under the laws of Delaware pursuant to the Declaration of Trust dated as of July 8, 2020. The Fund is authorized to issue an unlimited number of Common Shares. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. The Fund’s Board of Trustees does not intend to grant Common Shareholders any right to receive any distributions from the Fund unless all accrued interest, fees and dividends, if any, with respect to the Fund’s leverage have been paid, unless certain asset coverage tests with respect to the leverage employed by the Fund are satisfied after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating any preferred shares issued by the Fund have been met. See “Preferred Shares” below. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semi-annual reports, including financial statements, when available, to all Common Shareholders.

The Fund has no present intention of offering any additional shares other than the Common Shares it may issue under the Fund’s dividend reinvestment plan. Any additional offerings of shares will require approval by the Fund’s Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current NAV, exclusive of the sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Fund’s outstanding voting securities.

The Fund’s NAV per share generally increases when interest rates decline, and decreases when interest rates rise. The Fund’s NAV will be reduced immediately following the offering of Common Shares by the amount of the sales load and the amount of the organizational costs and offering expenses paid by the Fund. See “Summary of Fund Expenses.”

The Common Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Common Shares.

Preferred Shares

The Fund’s Declaration of Trust provides that the Board of Trustees of the Fund may authorize and issue preferred shares (“Preferred Shares”), with rights as determined by the Board of Trustees, without the approval of the Common Shareholders. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued.

While the Fund does not anticipate doing so, it may issue Preferred Shares in an aggregate amount of up to 50% of its Managed Assets. The use of leverage can create risks. The terms of any Preferred Shares, including dividend rate, liquidation preference and redemption provisions, restrictions on the declaration of dividends, maintenance of asset ratios and restrictions while dividends are in arrears will be determined by the Board of Trustees, subject to applicable law and the Declaration of Trust. The Fund also believes that it is likely that the liquidation preference, voting rights and redemption provisions of any Preferred Shares will be similar to those stated below.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of any Preferred Shares will be entitled to receive a preferential liquidating distribution. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets by the Fund.

The 1940 Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by Common Shareholders and Preferred Shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares have the right to elect a majority of the trustees of the Fund at any time two years’ dividends on any Preferred Shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would

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adversely affect the Preferred Shares and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any Preferred Shares outstanding. The Board of Trustees presently intends that, except as otherwise indicated in this prospectus and except as otherwise required by the 1940 Act, holders of Preferred Shares will have equal voting rights with Common Shareholders (one vote per share, unless otherwise required by the 1940 Act) and will vote together with Common Shareholders as a single class.

The affirmative vote of the holders of a majority of any outstanding Preferred Shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of Preferred Shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of Preferred Shares. The class vote of holders of Preferred Shares described above will in each case be in addition to any other vote required to authorize the action in question.

The terms of any Preferred Shares issued by the Fund are expected to provide that (i) they are redeemable by the Fund in whole or in part at the original purchase price per share plus accrued dividends per share; (ii) the Fund may tender for or purchase Preferred Shares; and (iii) the Fund may subsequently resell any Preferred Shares so tendered for or purchased. Any redemption or purchase of Preferred Shares by the Fund will reduce the leverage applicable to the Common Shares, while any resale of such Preferred Shares by the Fund will increase that leverage.

The discussion above describes the possible offering of Preferred Shares by the Fund. If the Board of Trustees determines to proceed with such an offering, the terms of the Preferred Shares may be the same as, or different from, the terms described above, subject to applicable law and the terms of the Fund’s Declaration of Trust. The Board of Trustees, without the approval of the Common Shareholders may authorize an offering of Preferred Shares, and may fix the terms of the Preferred Shares to be offered.

Anti-Takeover and Other Provisions in the Declaration of Trust

The Declaration of Trust and the By-Laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Trustees are elected for indefinite terms and do not stand for re-election. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders.

The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Fund’s shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the By-Laws. Upon the adoption of a proposal to convert the Fund from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Fund’s outstanding shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Fund’s shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the By-Laws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of the assumption of control of the Fund by a third party and/or the conversion of the Fund to an open-end investment company. The Trustees has considered the foregoing provisions and concluded that they are in the best interests of the Fund and its shareholders, including holders of the Fund’s shares.

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Tax Matters

The discussion below and certain disclosure in the Statement of Additional Information provide general tax information related to an investment in Common Shares of the Fund. Because tax laws are complex and often change, Common Shareholders should consult their tax advisors about the tax consequences of an investment in the Fund. Unless otherwise noted, the following tax discussion applies only to U.S. shareholders that hold the Common Shares as capital assets. A U.S. shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect).

The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code. To qualify under Subchapter M for the favorable tax treatment accorded to RICs, the Fund must, among other things: (1) distribute to its shareholders in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and its net tax-exempt income; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash, cash items, U.S. government securities and securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income for such taxable year. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net capital gain), even if such income were distributed to shareholders, and all distributions out of earnings and profits (including distributions of net capital gain) would be taxed to Common Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate Common Shareholders and (ii) for the dividends received deduction in the case of corporate Common Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying as a RIC.

A RIC that fails to distribute, by the close of each calendar year, an amount at least equal to the sum of 98% of its ordinary taxable income for such calendar year and 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ending on October 31 of such calendar year, plus any shortfalls from any prior year’s required distribution, is liable for a 4% excise tax on the portion of the undistributed amounts of such income that are less than the required distributions. For these purposes, the Fund will be deemed to have distributed any income or gain on which it paid U.S. federal income tax.

Subject to the following paragraph, distributions to Common Shareholders of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to Common Shareholders as ordinary income to the extent that such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the Common Shareholder has owned Common Shares of the Fund.

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As described above, in order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may distribute more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. As a result, the Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may, in certain circumstances, cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate Common Shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares of the Fund pursuant to the Plan. Common Shareholders receiving distributions in the form of additional Common Shares of the Fund will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. The additional Common Shares received by a Common Shareholder pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Shares were credited to the Common Shareholder’s account.

Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to Common Shareholders of record on a specified date in one of those months, and paid during the following January, will be treated as having been distributed by the Fund (and received by Common Shareholders) on December 31 of the year in which declared.

Upon the sale or other taxable disposition of Common Shares (taking into account the rules applicable to a repurchase by the Fund, as described below), a Common Shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Common Shareholder’s adjusted tax basis in the Common Shares sold. Generally, such gain or loss will be long-term or short-term, depending upon the Common Shareholder’s holding period for the Common Shares. Generally, a Common Shareholder’s gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other taxable disposition of Common Shares if the owner acquires (including pursuant to the Plan) or enters into a contract or option to acquire securities that are substantially identical to such Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a Common Shareholder on the sale or other taxable disposition of Common Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Shares.

From time to time, the Fund may offer to repurchase its outstanding Common Shares. A Common Shareholder whose Common Shares are repurchased by the Fund generally will be treated as having sold or exchanged such shares and will recognize gain or loss on such sale as described above, if, after the application of certain constructive ownership rules, the repurchase (i) is “substantially disproportionate” with respect to the Common Shareholder, (ii) results in a “complete termination” of the Common Shareholder’s interest in the Fund, or (iii) is “not essentially equivalent to a dividend,” all within the meaning of Section 302(b) of the Code. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, Common Shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of the Common Shares does not qualify for sale or exchange treatment, the amount of cash and the fair market value of the property received by the Common Shareholder will generally be treated as a distribution taxable as a dividend from the Fund. In addition, the IRS could take the position that Common Shareholders who do not participate in any repurchase that is treated as a dividend should be treated as receiving a constructive stock distribution taxable as a

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dividend in the amount of the increased percentage ownership in the Fund as a result of the repurchase, even though such shareholders did not actually receive cash or other property as a result of such repurchase.

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain Common Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Common Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain dividends by the Fund to a non-U.S. shareholder may be subject to U.S. federal withholding tax. For these purposes, a “non-U.S. shareholder” is a beneficial owner of the Common Shares who is neither a U.S. shareholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. To the extent that Fund distributions consist of ordinary dividends that are subject to withholding, the applicable withholding agent will generally be required to withhold U.S. federal income tax at the rate of 30% (or such lower rate as may be determined in accordance with any applicable treaty). However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to non-U.S. shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if they had been received directly by a non-U.S. shareholder, and that satisfy certain other requirements. Net capital gain dividends (that is, distributions of the excess of net long-term capital gain over net short-term capital loss) distributed by the Fund to a non-U.S. shareholder will not be subject to U.S. federal withholding tax.

A non-U.S. shareholder generally will be exempt from U.S. federal income tax on any gains realized upon the sale or taxable disposition of Common Shares, unless the non-U.S. shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.

The Fund may be required to withhold from distributions to a non-U.S. shareholder that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the non-U.S. shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

A repurchase of the Common Shares by the Fund from a non-U.S. shareholder that is treated as a sale or exchange for U.S. federal income tax purposes will be taxed in the same manner as a sale or exchange as described above. A repurchase of shares of the Fund that is not treated as a sale or exchange generally will be taxed in the same manner as distributions taxable as dividends as described above. Because an applicable withholding agent may not be able to determine if a particular non-U.S. shareholder qualifies for sale or exchange treatment, such agent may withhold U.S. federal taxes equal to 30% of the gross payments payable to a non-U.S. shareholder. The non-U.S. shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if the purchase qualified for sale or exchange treatment. Non-U.S. shareholders are urged to consult their own tax advisers regarding the potential tax consequences to them of a repurchase of the Common Shares by the Fund.

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any ordinary dividends and other distributions that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of Common Shares.

The foregoing tax discussion is for general information only. The provisions of the Code and regulations thereunder presently in effect as they directly govern the taxation of the Fund and Common Shareholders are subject to change by legislative or administrative action, and any such change may be retroactive with respect to the Fund’s transactions. The foregoing does not represent a detailed description of the U.S. federal income tax considerations relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers

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in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold Common Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. The forgoing discussion also does not discuss any state or local tax consequences associated with an investment in the Fund. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax. Common Shareholders are advised to consult with their own tax advisors for more detailed information concerning federal income tax matters.

Custodian and Transfer Agent

The primary custodian of the assets of the Fund is JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A.’s principal business address is 4 Chase Metrotech Center, Floor 16, Brooklyn, New York 11245. JPMorgan Chase Bank, N.A. also performs custodial and fund accounting services as well as sub-administrative and compliance services on behalf of the Fund. U.S. Bank National Association serves as the custodian of the Subsidiaries’ assets. SS&C GIDS, Inc. serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s dividend reinvestment Plan.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017 serves as independent registered public accounting firm for the Fund. PwC provides audit services and tax compliance services in connection with review of SEC and IRS filings.

Legal Matters

Certain legal matters will be passed on for the Fund by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

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Privacy Notice for Individual Shareholders

The Fund is providing you with this privacy notice to inform you of how we process your personal information. If the Fund changes its information practices, we will provide you with notice of any material changes. This privacy notice supersedes any of our previous policies relating to the information you disclose to us.

FACTS	WHAT DOES THE FUND DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

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Social Security number, income, and assets

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account balances, payment history, and account activity

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credit history and credit scores

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name, address, telephone number, occupation

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online information, such as your IP address and data gathered from your browsing activity and location

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information we encounter in public records in the ordinary course of business

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Fund chooses to share; and whether you can limit this sharing.

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Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	Yes
For joint marketing with other financial companies	No	N/A
For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes— information about your creditworthiness	Yes	Yes
For our affiliates to market to you	Yes	Yes
For nonaffiliates to market to you	No	N/A

To limit

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Call (800) 334-2143 and indicate your desire to limit our sharing

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Visit us online: www.firsteagle.com/individuals-home or

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Mail the form below

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Call (800) 334-2143 or go to www.firsteagle.com/individuals-home

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Mail-in Form
If you have a joint account, your choice(s) will apply to everyone on your account unless you mark below. ☐ Apply my choices only to me

Mark any/all you want to limit:

☐

Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

☐

Do not allow your affiliates to use my personal information to market to me.

☐

Do not share my personal information with nonaffiliates to market their products and services to me.

	Name Address City, State, Zip Account #	Mail to: First Eagle Credit Opportunities Fund P.O. Box 219324 Kansas City, MO 64121-9324

What we do
How does the Fund protect my personal information?	We maintain physical, electronic and procedural safeguards that comply with federal standards to guard consumer information. We permit only authorized individuals, who are trained in the proper handling of individual shareholder information and need to access this information to do their job, to have access to this information.
How does the Fund collect my personal information?

We collect your personal information, for example, when you

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open an account, make transactions using your account, or deposit money

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subscribe to receive information, submit an application, or otherwise submit a form containing personal information

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use our services online

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

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Why can’t I limit all sharing?

Federal law gives you the right to limit only

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sharing for affiliates’ everyday business purposes—information about your creditworthiness

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affiliates from using your information to market to you

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sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.
Definitions
Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

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Affiliated companies include First Eagle Investments; First Eagle Holdings, Inc.; First Eagle Investment Management, LLC; FEF Distributors, LLC; First Eagle Separate Account Management, LLC; First Eagle Alternative Credit, LLC; Diamond Hill Investment Group, Inc.; Diamond Hill Capital Management, Inc.; Diamond Hill Funds; Diamond Hill Securitized Credit Fund; Napier Park Global Capital Ltd; Napier Park Global Capital GmbH, Napier Park Global Capital (US) LP; First Eagle Investment Management Ltd; First Eagle Investment Management GmbH; First Eagle Funds (Ireland) ICAV; First Eagle Amundi Sub-Funds (Luxembourg) SICAV; First Eagle Credit Opportunities Fund; First Eagle Private Credit Fund; First Eagle Overseas Variable Fund, a portfolio of First Eagle Variable Funds, an open-end investment management company; First Eagle Credit Opportunities Fund, a closed-end interval fund; First Eagle Private Credit Fund, a business development company; First Eagle Global Equity ETF (FEGE) and First Eagle Overseas Equity ETF (FEOE), exchange traded funds; First Eagle Real Estate Debt Fund, a closed-end interval fund; and any other First Eagle Funds and any sub-funds, as applicable.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

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Nonaffiliated third parties may include service providers such as the Trust’s distributors, registrar and transfer agent for shareholder transactions, other parties providing individual shareholder servicing, accounting and recordkeeping services, attorneys, accountants, and auditors.

Data Subject Rights

Individuals in some jurisdictions may have certain data subject rights. These rights vary, but they may include the right for individuals to: (i) request access to and rectification or erasure of their personal data; (ii) restrict or object to the processing of their personal data; and (iii) obtain a copy of their personal data in a portable format. Individuals may also have the right to lodge a complaint about the processing of personal data with a data protection authority. If you have any questions about exercising these rights call (800) 334-2143 or go to www.firsteagle.com/individuals-home.

Special Notice for Residents of California

First Eagle does not sell non-public personal information or share non-public personal information for cross-context behavioral advertising. We will not share information we collect about you with nonaffiliates, except as permitted by California law and described above. While the law provides California residents with data rights in some circumstances, the state protections do not apply to personal information collected about current or former investors whose information is protected by federal financial privacy law under the Gramm Leach Bliley Act and the SEC’s Reg S-P.

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Other Important Information

Sharing of Personal Information with Nonaffiliated Third Parties

We will only share your personal information collected, as described above, with nonaffiliated third parties:

●	At your request;

●	When you authorize us to process or service a transaction or product (nonaffiliated third parties in this instance may include service providers such as the Fund’s distributors, registrar and transfer agent for shareholder transactions, and other parties providing individual shareholder servicing, accounting and recordkeeping services);

●	With companies that perform sales and marketing services on our behalf with whom we have agreements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them; or

●	When required by law to disclose such information to appropriate authorities.

We do not otherwise provide information about you to outside firms, organizations or individuals except as permitted by law.

What We do with Personal Information about Our Former Customers

If you decide to discontinue doing business with us, the Fund will continue to adhere to this privacy policy with respect to the information we have in our possession about you and your account following the termination of our shareholder relationship.

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Appendix A: Financial Firm-Specific Sales Charge Waivers and Discounts

None as of the date of this Prospectus

A-1

FIRST EAGLE CREDIT OPPORTUNITIES FUND

CLASS A SHARES

CLASS A-1 SHARES

CLASS A-2 SHARES

CLASS A-3 SHARES

CLASS A-4 SHARES

CLASS I SHARES

CLASS W SHARES

PROSPECTUS

April 30, 2026

All dealers that buy, sell or trade the Fund’s Common Shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.

STATEMENT OF ADDITIONAL INFORMATION

First Eagle Credit Opportunities Fund

April 30, 2026

First Eagle Credit Opportunities Fund (the “Fund”) is a non-diversified, closed-end management investment company that continuously offers its shares of beneficial interest (the “Common Shares”), and is operated as an “interval fund.” The Fund currently offers seven classes of Common Shares: Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares.

This Statement of Additional Information relating to the Common Shares of the Fund is not a prospectus, and should be read in conjunction with the Fund’s prospectus relating thereto dated April 30, 2026, as supplemented from time to time (the “Prospectus”). This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing Common Shares, and investors should obtain and read the Prospectus prior to purchasing such shares.

First Eagle Investment Management, LLC (the “Adviser”), 1345 Avenue of the Americas, New York, New York 10105, is the investment adviser to the Fund. The Fund’s investment subadviser is First Eagle Alternative Credit, LLC (“FEAC” or the “Subadviser” and, together with the Adviser, the “Advisers”).

A copy of the Prospectus and annual or semi-annual reports for the Fund may be obtained free of charge at the telephone number and address listed below or by visiting www.FirstEagle.com.

First Eagle Credit Opportunities Fund
1345 Avenue of the Americas
New York, New York 10105
Telephone: (800) 334-2143

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

THE FUND

The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund continuously offers its Common Shares and is operated as an “interval fund.” At present, Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares, Class A-4 Shares, Class I Shares and Class W Shares are available for purchase. The Fund may offer additional classes of shares in the future. An investment in the Fund may not be appropriate for all investors. The Fund was organized as a Delaware statutory trust on July 8, 2020, pursuant to a Declaration of Trust governed by the laws of the State of Delaware as amended and restated by the Amended and Restated Declaration of Trust, dated as of September 4, 2020 (the “Declaration of Trust”). The Fund’s principal office is located at 1345 Avenue of the Americas, New York, New York 10105.

INVESTMENT OBJECTIVES AND POLICIES

The Fund’s primary investment objective is to provide current income, with a secondary objective of providing long-term risk-adjusted returns. The Fund seeks to achieve its investment objective by investing in a portfolio of credit asset classes. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that is associated with a particular investment. There can be no assurance that the Fund will achieve its investment objective. Additional information concerning the characteristics of certain of the Fund’s investments, strategies and risks is set forth below.

Commodity Pool Operators and Commodity Trading Advisors. The Commodity Futures Trading Commission (the “CFTC”) has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act, as amended and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. As of the date of this Statement of Additional Information, the Fund and/or the Adviser has claimed an exclusion from commodity pool operator registration pursuant to CFTC Rule 4.5 with respect to the Fund. To remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objective and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return.

Leverage and Borrowing

The Fund adds leverage to its portfolio by utilizing borrowings, such as through bank loans and/or other credit facilities, including through one or more subsidiaries. The Fund has two wholly-owned special purpose subsidiaries for purposes of provision of leverage to the Fund.

The Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund SPV, LLC (the “SPV”), are party to a revolving funding facility (as amended, the “Ally Credit Facility”) with Ally Bank and such other lenders that may become party to the Ally Credit Facility (each, a “Lender”), that allows the SPV to borrow up to $100 million at any one time outstanding. The Ally Credit Facility is secured by all of the assets held by the SPV. The end of the reinvestment period and the stated maturity date for the Ally Credit Facility are February 3, 2028 and February 3, 2030, respectively. The SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

Additionally, the Fund and one of the Fund’s consolidated subsidiaries, First Eagle Credit Opportunities Fund BSL SPV, LLC (the “BSL SPV” and together with the SPV, the “Subsidiaries”), are party to a revolving funding facility (the “J.P. Morgan Credit Facility” and together with the Ally Credit Facility, the “Credit Facilities”) with J.P. Morgan and such other lenders that may become party to the J.P. Morgan Credit Facility (each, a “Lender”) that allows the BSL SPV to borrow up to $175 million at any one time outstanding. The J.P. Morgan Credit Facility is secured by all of the assets held by the BSL SPV. The end of the reinvestment period and the stated maturity date for the J.P. Morgan Credit Facility are December 13, 2027 and December 13, 2029, respectively. The BSL SPV is subject to limitations with respect to leverage and borrowing base restrictions, which may restrict the amount available to borrow. The Fund and the BSL SPV are also required to comply with various covenants, reporting requirements and other customary requirements for similar facilities (which are subject to certain limitations and exceptions).

The net proceeds the Fund obtains from leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in the Prospectus. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being

3

equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged. The 1940 Act generally prohibits the Fund from engaging in many forms of leverage (including the use of bank loans or other credit facilities and loans of portfolio securities, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (as used in this Statement of Additional Information, “total assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund’s total leverage, either through borrowings, preferred stock issuance, or similar transactions, will not exceed 33⅓% of the Fund’s Managed Assets. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

Pursuant to Rule 18f-4 under the 1940 Act, certain types of transactions that can have a leveraging effect on the Fund are not subject to these asset coverage tests. These include the following (which are included in the definition of “Derivatives Transactions” under Rule 18f-4): (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Fund elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced commitments, and dollar rolls) and non-standard settlement cycle securities, unless the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the Fund’s total assets less all liabilities other than borrowings and outstanding preferred shares). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s assets less liabilities other than borrowings and outstanding preferred shares satisfies the above-referenced 200% coverage requirement. If the Fund uses a combination of borrowing (including notes and other securities representing indebtedness) and issuing preferred shares, the minimum asset coverage required would be between 300% and 200% depending on the relative amounts of borrowings and preferred shares. While the Fund does not anticipate doing so, it may issue Preferred Shares in an aggregate amount of up to 50% of its Managed Assets.

Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Common Shares. When leverage is used, the net asset value (“NAV”) of the Common Shares and the yield to Common Shareholders will be more volatile. In addition, interest and other expenses borne by the Fund with respect to its use of borrowings or any other forms of leverage are borne by the Common Shareholders and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Adviser and Subadviser are based on the average daily value of the Fund’s Managed Assets (including any assets attributable to borrowings for investment purposes and any preferred shares that may be outstanding, if issued), the Adviser and the Subadviser have a financial incentive for the Fund to use certain forms of leverage (e.g., borrowings and preferred shares), which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the Common Shareholders, on the other hand.

Certain types of borrowings may, and the Credit Facilities do, result in the Fund effectively being subject to covenants relating to asset coverage, portfolio composition and operational requirements. Among other things, these covenants can mean that termination of the Management Agreement (as defined below) or the Subadvisory Agreement (as defined below), or the loss of certain key personnel, may adversely impact the terms of the Fund’s or its subsidiaries’ financing facilities or any financing facility into which the Fund or its subsidiaries may enter in the future, which could have a material adverse effect on the Fund’s business and financial condition. Covenants can also limit the ability to distribute assets or income from the Fund’s subsidiary back to the Fund. The borrowings which the Fund may incur may be, and the Credit Facilities are, secured by a lien on all or a portion of the Fund’s and/or the SPV or BSL SPV’s assets, as applicable (the “Collateral”).

The Credit Facilities are commonly referred to as an asset-backed facility. Under such a credit facility, a decrease in the market value of the assets (due to market conditions, the fair valuation of the assets or otherwise) would increase the effective amount of leverage and could result in the possibility of a violation of certain covenants. A breach of a covenant can result in an event of default, which may permit an agent on behalf of a Lender to accelerate the debt and/or exercise rights and remedies against the Collateral. Liquidation of the Collateral at an inopportune time could adversely impact the performance of the Fund and could, if the value of the assets declined significantly, cause a loss of all or a substantial amount of the value of the Collateral. In the event of a sudden, precipitous

4

drop in the value of the Collateral, the Fund and/or the SPV or BSL SPV, as applicable, might not be able to dispose of assets quickly enough to pay down debt, resulting in a foreclosure or other total loss of some or all of the Collateral.

The Subsidiaries, which are expected to hold a majority of the Fund’s assets, are not registered under the 1940 Act. However, to the extent applicable, the Subsidiaries will be subject to the same fundamental investment restrictions and will follow the same compliance policies and procedures as the Fund. Compliance with the Fund’s investment restrictions also will be measured on an aggregate basis in respect of the Fund’s and the Subsidiaries’ portfolios, and the Subsidiaries will comply with the 1940 Act provisions governing affiliate transactions and custody of assets. (Custody of these assets will be maintained with U.S. Bank National Association rather than with JPMorgan Chase Bank N.A., which is otherwise the custodian of the Fund’s assets). The Fund is the sole member of each of the Subsidiaries and does not expect interests in the Subsidiaries to be offered or sold to other investors.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Unfunded Lending Commitments

Certain loans made by the Fund represent advance commitments to extend credit as and when requested by the borrower. These commitments typically are subject to various contingencies and conditions, but nonetheless generally require that the Fund lend monies on short notice. The Fund also must manage its available cash, cash equivalents and borrowings so as to have cash on hand to complete the loan when required. Rule 18f-4 adopted by the Securities and Exchange Commission (the “SEC”) under the 1940 Act requires that the Fund reasonably believe, at the time it enters into an unfunded commitment agreement, that it will have sufficient cash and cash equivalents to meet its obligations on these commitments when due. The Fund will consider its overall circumstances when evaluating sufficiency of its cash and cash equivalents for this purpose. For example, the Fund will consider any conditions on its commitments, its reasonable expectations as to when each commitment will be due, other obligations of the Fund (such as the obligation to hold liquid assets during periods when the Fund has offered to repurchase its shares), and the Fund’s ability to borrow.

Illiquid Investments

The Fund intends to invest in illiquid investments. An illiquid investment is a security or other investment that cannot be sold or disposed of within seven days or less in current market conditions without the sale or disposition significantly changing the market value of the investment. Illiquid investments often can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the Securities Act of 1933, as amended (the “1933 Act”). Considerable delay could be encountered in either event and, unless otherwise contractually provided, the Fund’s proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund’s inability to realize a favorable price upon disposition of illiquid investments, and at times might make disposition of such securities impossible. In addition, the Fund may be unable to sell other illiquid investments when it desires to do so, resulting in the Fund obtaining a lower price or being required to retain the investment. Illiquid investments generally must be valued at fair value, which is inherently less precise than utilizing market value for liquid investments, and may lead to differences between the price at which a security is valued for determining the Fund’s NAV and the price the Fund actually receives upon sale. For the period between the repurchase offer notice and the end of the repurchase period, the Fund must maintain 100% of the repurchase offer amount in liquid assets.

Derivatives and Hedging

While the Subadviser may, but is not required to, enter into transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if the Subadviser had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, the Subadviser may not seek or be able to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Subadviser from achieving the intended hedge and expose the Fund to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Unless the Fund is relying on the Limited Derivatives User Exception (as defined below), the Fund must comply with Rule 18f-4 with respect to its Derivatives Transactions (as defined above). Rule 18f-4, among other things, requires the Fund to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on Fund leverage

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risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Board, including a majority of Independent Trustees, and periodically reviews the DRMP and reports to the Board.

Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Fund’s “derivatives exposure” (as defined in Rule 18f-4) is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”). As of the date of this Statement of Additional Information, the Fund relies on the Limited Derivatives User Exception.

Investments in Foreign Companies

A portion of the Fund’s investments may be in securities of foreign companies. Investing in foreign companies may expose the Fund to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks may be more pronounced for investments in companies located or operating primarily in emerging markets, whose economies, markets and legal systems may be less developed.

Tax Consequences

The Fund’s investments in certain securities and transactions described above will potentially be limited by its intention to qualify and be eligible for treatment as a regulated investment company. In addition, the Fund’s utilization of certain investment instruments may alter the amount, timing and character of the Fund’s income, and, in turn, of the Fund’s distributions to its shareholders, relative to other means of achieving similar investment exposure. In certain circumstances, the Fund may be required to sell assets in order to meet regulated investment company distribution requirements even when investment considerations make such sales otherwise undesirable. For more information concerning these requirements and the taxation of the Fund’s investments, see “Taxes” below.

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INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the 1940 Act, means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting at which more than 50% of the Fund’s outstanding voting securities are present or represented by proxy or (ii) more than 50% of the Fund’s outstanding voting securities). Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. The Fund’s fundamental policies are as follows:

(1)	Borrowing Money. The Fund will not borrow money, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

(2)	Senior Securities. The Fund will not issue senior securities, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

(3)	Underwriting. The Fund will not act as an underwriter of securities within the meaning of the 1933 Act, as amended, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

(4)	Concentration. The Fund will not “concentrate” its investments in an industry.

(5)	Real Estate. The Fund will not purchase or sell real estate.

(6)	Commodities. The Fund will not purchase or sell commodities, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

(7)	Loans. The Fund will not make loans to other persons, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

The Board has adopted a repurchase offer fundamental policy resolution setting forth the Fund’s fundamental policy that it will conduct quarterly repurchase offers. This fundamental policy may be changed only with the approval of a majority of the Fund’s outstanding voting securities, including a majority of any holders of preferred shares voting separately as a class. The Fund is required to offer to repurchase between 5% and 25% of its outstanding shares with each repurchase offer.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the 1940 Act, means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting at which more than 50% of the Fund’s outstanding voting securities are present or represented by proxy or (ii) more than 50% of the Fund’s outstanding voting securities).

(a)	The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.

(b)	The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.

(c)	There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the Fund’s NAV applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).

Other Information Regarding Investment Restrictions

The following are interpretations of the fundamental investment policies of the Fund and may be revised without shareholder approval, consistent with current laws and regulations as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time:

7

Borrowing Money. Under current law as interpreted by the SEC and its staff, the Fund may borrow from: (i) a bank to purchase or carry securities or other investments, (ii) from banks for temporary or emergency purposes, or (iii) by entering into reverse repurchase agreements, if, immediately after any such borrowing, the value of the Fund’s assets, including all borrowings then outstanding less its liabilities, is equal to at least 300% of the aggregate amount of borrowings then outstanding (for the purpose of determining the 300% asset coverage, the Fund’s liabilities will not include amounts borrowed). Any such borrowings may be secured or unsecured. The Fund may issue securities (including senior securities) appropriate to evidence the indebtedness, including reverse repurchase agreements, which the Fund is permitted to incur.

Senior Securities. Senior securities may include any obligation or instrument issued by an investment company evidencing indebtedness. Prior to the adoption and implementation of Rule 18f-4 under the 1940 Act, when the Fund engaged in a derivatives transaction that creates future payment obligations, consistent with SEC staff guidance and interpretations, the Fund was permitted to segregate or earmark liquid assets, or enter into an offsetting position, in an amount at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction, instead of meeting the asset coverage requirement with respect to senior securities prescribed by the 1940 Act. The SEC staff guidance and interpretations were rescinded in connection with the adoption of Rule 18f-4, and the Fund now complies with Rule 18f-4 with respect to its derivatives transactions. Thus, the fundamental policy relating to issuing senior securities above will not restrict a Fund from entering into derivatives transactions that are treated as senior securities so long as the Fund complies with Rule 18f-4 with respect to such derivatives transactions.

Underwriting. Under the 1940 Act, underwriting securities generally involves an investment company purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. The Fund’s limitation with respect to underwriting securities is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.

Concentration. Under current SEC and SEC staff interpretation, the Fund would “concentrate” its investments if more than 25% of the Fund’s total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or securities of state and municipal governments or their political subdivisions, in repurchase agreements collateralized by U.S. Government securities, or in tax-exempt securities issued by the states, territories, or possessions of the United States (“municipal securities”), excluding private activity municipal securities whose principal and interest payments are derived principally from the assets and revenues of a non-governmental entity (which will be subject to restriction 4); (2) investments in issuers domiciled in a single jurisdiction provided that the Fund does not invest greater than 25% in a particular industry; or (3) certain asset-backed securities that are backed by a pool of loans issued to companies in a wide variety of industries unrelated to each other such that the economic characteristics of such a security are not predominantly related to a single industry to the extent permitted by the 1940 Act. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, the Fund may invest in one or more investment companies; provided that, except to the extent the Fund invests in other investment companies pursuant to Section 12(d)(1)(A) or (F) of the 1940 Act, the Fund treats the assets of the investment companies in which it invests as its own for purposes of this policy.

Real Estate. The Fund’s limitation with respect to investing in real estate is not applicable to investments in securities or mortgages or loans that are secured by or represent interests in real estate. This limitation also does not preclude the Fund from purchasing and selling securities which are secured by real estate, securities of companies which invest or deal in real estate and publicly traded securities or real estate investment trusts. In each instance, the Fund’s limitation also does not preclude the Fund from enforcing a secured loan backed by real estate and disposing of such real estate collateral.

Commodities. The Fund may hold commodities acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies that are engaged in a commodities business or have a significant portion of their assets in commodities.

Loans. Under current law as interpreted by the SEC and its staff, the Fund may not lend any security or make any other loan if, as a result, more than 33⅓% of its total assets would be lent to other parties, except that the Fund (i) will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies (in this regard, substantially all of the Fund’s investment portfolio is comprised of debt investments); (ii) may take short positions in any security or financial instrument; and (iii) may lend its portfolio securities in an amount not in excess of 33⅓% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law.

Portions of the Fund’s fundamental investment restrictions (i.e., the references to “except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time”) provide the Fund with flexibility to change its limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow the Board of Trustees to respond efficiently to these kinds of developments without the delay and expense of a shareholder meeting.

8

MANAGEMENT OF THE FUND

Pursuant to the Declaration of Trust and By-Laws, the Fund’s business and affairs are managed under the direction of the Board of Trustees, which has overall responsibility for monitoring and overseeing the Fund’s management and operations.

Pertinent information regarding the members of the Board of Trustees and principal officers of the Fund is set forth below. Some of the Trustees and officers are employees of the Adviser or Subadviser and their affiliates. At least a majority of the Fund’s Board of Trustees are not “interested persons” of the Fund as that term is defined in the 1940 Act.

INDEPENDENT TRUSTEES1

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office[2] and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships/ Trusteeships Held by Trustee During Past Five (5) Years
Lisa Anderson* 1345 Avenue of the Americas New York, New York 10105 (born October 1950)	Trustee	August 2022 - present	Special Lecturer and James T. Shotwell Professor of International Relations Emerita at the Columbia University School of International and Public Affairs; prior to January 2016, President of the American University in Cairo	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Member Emerita, Human Rights Watch; Member, Advisory Board, School of Global Affairs and Public Policy, American University in Cairo; Member, Advisory Board, Kluge Center, Library of Congress, Washington, DC; Trustee, Hertie School of Governance (Berlin); Trustee, Tufts University; Trustee, Aga Khan University
Candace K. Beinecke** 1345 Avenue of the Americas New York, New York 10105 (born November 1946)	Trustee (Chair)	September 2020 - present	Senior Counsel, Hughes Hubbard & Reed LLP; prior to April 2017, Chair, Hughes Hubbard & Reed LLP	32	Trustee, First Eagle Funds (11 portfolios) (Chair); Trustee, First Eagle Variable Funds (Chair) (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (Chair) (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (Chair) (1 portfolio); Trustee, First Eagle Completion Fund Trust (Chair) (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios) (chair); Trustee, Diamond Hill Funds (12 portfolios) (chair); Trustee, Diamond Hill Securitized Credit Fund (chair); Lead Trustee, Vornado Realty Trust; Trustee and Co-Chair, Metropolitan Museum of Art; Director, Partnership for New York City

9

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office[2] and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships/ Trusteeships Held by Trustee During Past Five (5) Years
Peter W. Davidson 1345 Avenue of the Americas, New York, New York 10105 (born May 1959)	Trustee	August 2022 - present	Chief Executive Officer, Aligned Climate Capital LLC; prior to January 2019, Chief Executive Officer, Aligned Intermediary; prior to June 2015, Executive Director of the Loan Program Office at the U.S. Department of Energy	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Board member, BrightNight Holding; Chairman, Summit Ridge Energy; Chairman, JM Kaplan Fund; Chairman, Green-Wood Cemetery; Board member, Nyle Water Systems; Member, Aligned Climate Capital LLC
Jean D. Hamilton 1345 Avenue of the Americas, New York, New York 10105 (born January 1947)	Trustee	September 2020 - present	Private Investor/Independent Consultant/Member, Brock Capital Group LLC	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Chairman, Investment Committee, Thomas Cole National Historic Site; Member, Investment Advisory Committee, Liz Claiborne and Art Ortenberg Foundation; prior to June 2012, Director, Four Nations; prior to May 2022, Director, RenaissanceRe Holdings Ltd
William M. Kelly 1345 Avenue of the Americas, New York, New York 10105 (born February 1944)	Trustee	August 2022 - present	Private Investor	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Trustee Emeritus, St. Anselm College

10

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office[2] and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships/ Trusteeships Held by Trustee During Past Five (5) Years
Paul J. Lawler 1345 Avenue of the Americas, New York, New York 10105 (born May 1948)	Trustee	August 2022 - present	Private Investor	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Trustee Emeritus, The American University in Cairo; Trustee, registered investment company advised by affiliates of Blackstone Inc. (1 portfolio); Director, Historic Eastfield Foundation
Mandakini Puri 1345 Avenue of the Americas, New York, New York 10105 (born February 1960)	Trustee	April 2023 - present	Independent Consultant and Private Investor; prior to May 2013, Managing Director and Co-Head of BlackRock Private Equity	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Trustee, Vornado Realty Trust; Director, Alexander’s Inc.; Trustee, V&A Americas Foundation; Director, The Nudge Foundation; prior to June 2021, Member, Wharton School Graduate Executive Board
Scott Sleyster 1345 Avenue of the Americas, New York, New York 10105 (born January 1960)	Trustee	September 2025 to present	Executive Vice President; prior to February 2025, Head of Market Competitiveness at Prudential Financial	32

Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Board of directors, North

11

Star Academy; Trustee, Princeton Theological Seminary; Member of Columbia University’s Climate Board of Advisors

[1]	Trustees who are not “interested persons” of the Fund as defined in the 1940 Act.

[2]	The term of office of each Independent Trustee is indefinite.

*	Ms. Anderson retired as a Trustee as of April 30, 2026. She is included as trustee in this Statement of Additional Information because she served through April 30, 2026, the date of the Statement of Additional Information.

**	Hughes Hubbard & Reed LLP provides legal services to a joint venture between a Hughes Hubbard client and private investment funds advised by Napier Park Global Capital. Napier Park, which has its own counsel in respect of the joint venture, is an investment adviser affiliate of the Adviser and Subadviser and is operationally integrated with the Subadviser. Ms. Beinecke, a senior counsel at the firm, has no role or economic interest in the representation. She is not a partner of the firm and will not share in the revenue from this matter, which, in any event, represents only a de minimis percentage of firm revenue. The Board believes that this matter does not impact Ms. Beinecke’s status as an Independent Trustee.

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INTERESTED TRUSTEES1

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office[2] and Length of Time Served	Principal Occupation(s) During Past Five (5) Years	Number of Portfolios in the Fund Complex Overseen by Trustee	Other Directorships/ Trusteeships Held by Trustee During Past Five (5) Years
John P. Arnhold 1345 Avenue of the Americas New York, New York 10105 (born December 1953)	Trustee	March 2022 - present	Director, First Eagle Holdings, Inc.; Managing Member, Arnhold LLC; prior to July 2017, Director, First Eagle Investment Management, LLC; President, First Eagle Funds; President, First Eagle Variable Funds; Director, FEF Distributors, LLC; prior to March 2016, Co-President and Co-CEO, First Eagle Holdings, Inc.; CIO and Chairman, First Eagle Investment Management, LLC; CEO and Chairman, FEF Distributors, LLC	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Chairman and Director, Arnhold Ceramics; Director, The Arnhold Foundation; Director, The Mulago Foundation; Director, WNET.org; Trustee Emeritus, Trinity Episcopal Schools Corp.; Trustee, Jazz at Lincoln Center; Life Trustee, International Tennis Hall of Fame; Advisor, Investment Committee of the USTA; Managing Member, New Eagle Holdings Management Company, LLC; Trustee, UC Santa Barbara Foundation; Director, Conservation International; prior to January 2018, Director, First Eagle Amundi; prior to June 2016, Trustee, Vassar College
Mehdi Mahmud 1345 Avenue of the Americas New York, New York 10105 (born September 1972)	Trustee	September 2020 - present	President and Chief Executive Officer, First Eagle Investment Management, LLC; President, First Eagle Funds and First Eagle Variable Funds; Chief Executive Officer, First Eagle Alternative Credit, LLC; prior to March 2016, Chairman and Chief Executive Officer, Jennison Associates LLC	32	Trustee, First Eagle Funds (11 portfolios); Trustee, First Eagle Variable Funds (1 portfolio); Trustee, First Eagle Real Estate Debt Fund (1 portfolio); Trustee, First Eagle Tactical Municipal Opportunities Fund (1 portfolio); Trustee, First Eagle Completion Fund Trust (1 portfolio); Trustee, First Eagle ETF Trust (2 portfolios); Trustee, Diamond Hill Funds (12 portfolios); Trustee, Diamond Hill Securitized Credit Fund; Director, First Eagle Amundi; Director, Third Point Reinsurance Ltd.

[1]	Each of Messrs. Arnhold and Mahmud is treated as an interested person, as defined in the 1940 Act, of the Fund (an “Interested Trustee”) because of the professional roles each holds or has held with the Adviser.

[2]	The term of office of each Interested Trustee is indefinite.
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OFFICERS

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past Five (5) Years
Mehdi Mahmud 1345 Avenue of the Americas New York, New York 10105 (born September 1972)	President	September 2020 - present	President and Chief Executive Officer, First Eagle Investment Management, LLC; President, First Eagle Funds and First Eagle Variable Funds; President, First Eagle Real Estate Debt Fund; President, First Eagle Tactical Municipal Opportunities Fund; President, First Eagle Completion Fund Trust; President, First Eagle ETF Trust; President, Diamond Hill Funds (12 portfolios); President, Diamond Hill Securitized Credit Fund; Director, First Eagle Amundi; Chief Executive Officer, First Eagle Alternative Credit, LLC
Frank Riccio 1345 Avenue of the Americas New York, New York 10105 (born March 1978)	Senior Vice President	April 3, 2025 - present	Executive Managing Director, First Eagle Investment Management, LLC; President, FEF Distributors, LLC; Senior Vice President, First Eagle Funds and First Eagle Variable Funds; Senior Vice President, First Eagle Real Estate Debt Fund
Michael Luzzatto 1345 Avenue of the Americas New York, New York 10105 (born April 1977)	Vice President	September 2020 - present	Head of Global Fund Services and Managing Director, First Eagle Investment Management, LLC; Vice President, FEF Distributors, LLC; Vice President, First Eagle Funds and First Eagle Variable Funds; Vice President First Eagle Real Estate Debt Fund; Senior Vice President, First Eagle Tactical Municipal Opportunities Fund; Senior Vice President, First Eagle Completion Fund Trust; Senior Vice President, First Eagle ETF Trust; Senior Vice President, Diamond Hill Funds (12 portfolios); Senior Vice President, Diamond Hill Securitized Credit Fund
Brandon Webster 1345 Avenue of the Americas New York, New York 10105 (born September 1987)	Chief Financial Officer	July 2024 - present	Managing Director, Head of Fund Administration, First Eagle Investment Management, LLC; Chief Financial Officer, First Eagle Funds; Chief Financial Officer, First Eagle Variable Funds; Chief Financial Officer, First Eagle Real Estate Debt Fund; Chief Financial Officer, First Eagle Tactical Municipal Opportunities Fund; Chief Financial Officer, First Eagle Completion Fund Trust; Chief Financial Officer, First Eagle ETF Trust; Chief Financial Officer and Principal Financial Officer, Diamond Hill Funds (12 portfolios); Chief Financial Officer and Principal Financial Officer, Diamond Hill Securitized Credit Fund; prior to July 2024, Director and Deputy Head of Fund Administration, Lord Abbett
Seth Gelman 1345 Avenue of the Americas New York, New York 10105 (born August 1975)	Chief Compliance Officer	April 2023 - present	Chief Compliance Officer and Managing Director, First Eagle Investment Management, LLC; Chief Compliance Officer, First Eagle Funds and First Eagle Variable Funds; Chief Compliance Officer, First Eagle Real Estate Debt Fund; Chief Compliance Officer, First Eagle Tactical Municipal Opportunities Fund; Chief Compliance Officer, First Eagle Completion Fund Trust; Chief Compliance Officer, First Eagle ETF Trust; Chief Compliance Officer, Diamond Hill Funds (12 portfolios); Chief Compliance Officer, Diamond Hill Securitized Credit Fund; prior to February 2023, Chief Compliance Officer of Insight Investment North America
David O’Connor 1345 Avenue of the Americas New York, New York 10105 (born February 1966)	General Counsel	September 2020 - present	General Counsel and Executive Managing Director, First Eagle Investment Management, LLC; General Counsel, First Eagle Funds and First Eagle Variable Funds; General Counsel, First Eagle Real Estate Debt Fund; General Counsel, First Eagle Tactical Municipal Opportunities Fund; General Counsel, First Eagle Completion Fund Trust; General Counsel, First Eagle ETF Trust; General Counsel, Diamond Hill Funds (12 portfolios); General Counsel, Diamond Hill Securitized Credit Fund; General Counsel, First Eagle Holdings, Inc.; Secretary and General Counsel, FEF Distributors, LLC; Director, First Eagle Amundi; Director, First Eagle Investment Management, Ltd; Senior Vice President and Chief Legal Officer, First Eagle Alternative Credit, LLC

14

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past Five (5) Years
Sheelyn Michael 1345 Avenue of the Americas New York, New York 10105 (born September 1971)	Secretary and Deputy General Counsel	September 2020 - present	Deputy General Counsel and Managing Director, First Eagle Investment Management, LLC; Secretary and Deputy General Counsel, First Eagle Funds and First Eagle Variable Funds; Secretary and Deputy General Counsel, First Eagle Real Estate Debt Fund; Secretary and Deputy General Counsel, First Eagle Tactical Municipal Opportunities Fund; Secretary and Deputy General Counsel, First Eagle Completion Fund Trust; Secretary and Deputy General Counsel, First Eagle ETF Trust; Deputy General Counsel, Diamond Hill Funds (12 portfolios); Deputy General Counsel, Diamond Hill Securitized Credit Fund; Director, First Eagle Investment Management, Ltd
Jennifer Wilson 1345 Avenue of the Americas New York, New York 10105 (born October 1972)	Chief Accounting Officer	September 2020 - present	Chief Accounting Officer and Director, First Eagle Alternative Credit, LLC; Prior to 2020, Director of Financial Planning & Analysis, First Eagle Alternative Credit, LLC; prior to 2018, Managing Partner and Chief Financial Officer, Four Wood Capital Partners LLC
William Karim 1345 Avenue of the Americas New York, New York 10105 (born August 1980)	Associate General Counsel	September 2020 - present	Deputy General Counsel and Managing Director, First Eagle Alternative Credit, LLC; prior to January 2020, Associate General Counsel, THL Credit LLC; prior to 2016, Attorney, Keurig
Shuang Wu 1345 Avenue of the Americas New York, New York 10105 (born May 1990)	Treasurer	April 2024 - present	Director, First Eagle Investment Management, LLC; Treasurer, First Eagle Funds and First Eagle Variable Funds; Treasurer, First Eagle Real Estate Debt Fund; Treasurer, First Eagle Tactical Municipal Opportunities Fund; Treasurer, First Eagle Completion Fund Trust; Treasurer, First Eagle ETF Trust; Assistant Treasurer, Diamond Hill Funds (12 portfolios); Assistant Treasurer, Diamond Hill Securitized Credit Fund; prior to December 2022, Vice President and Assistant Treasurer, Credit Suisse; prior to December 2020, Manager, PricewaterhouseCoopers

[1]	The term of office of each officer is indefinite. Length of time served represents time served as an officer of the Fund, although various positions may have been held during the period.
15

The following table describes the standing committees of the Board of Trustees of the Fund.

Committee Name	Members	Function(s)
Audit Committee	Peter W. Davidson Jean D. Hamilton William M. Kelly Paul J. Lawler (Chair) Mandakini Puri	Reviews the contract between the Fund and its independent registered public accounting firm (in this regard, assists the Board in selecting the independent registered public accounting firm and is responsible for overseeing that firm’s compensation and performance); oversees the audit process, including audit plans; oversees the Fund’s accounting and financial reporting policies, procedures and internal controls and acts as liaison to the independent registered public accounting firm; reviews financial statements contained in reports to regulators and shareholders with fund management and the independent registered public accounting firm; reviews and, as appropriate, approves in advance non-audit services provided by the independent registered public accounting firm to the Fund, the Adviser, and, in certain cases, other affiliates of the Fund.
Nominating and Governance Committee	Lisa Anderson Candace K. Beinecke (Chair) Peter W. Davidson	Nominates new Independent Trustees of the Fund. (The Nominating and Governance Committee does not consider shareholder recommendations.) Considers various matters relating to the governance and operations of the Board of Trustees, including committee structure and Trustee compensation. Additionally, the Nominating and Governance Committee includes a sub-committee responsible for administering the Trustees’ deferred compensation plan.
Board Valuation, Liquidity and Allocations Committee	Lisa Anderson John P. Arnhold Candace K. Beinecke Jean D. Hamilton (Chair) William M. Kelly Scott Sleyster	Monitors the execution of the valuation procedures, makes certain determinations in accordance with such procedures, and assists the Board in its oversight of the valuation of the Fund’s investments by the Adviser and Subadviser; reviews and approves recommendations by the Adviser and Subadviser for changes to the Fund’s valuation policies for submission to the Board for its approval; reviews the Adviser’s and Subadviser’s quarterly presentations on valuation; and oversees the implementation of the Fund’s valuation policies by the Adviser and Subadviser. Additionally, the Board Valuation, Liquidity and Allocations Committee is responsible for reviewing proposed co-investments alongside the Fund’s affiliates in privately negotiated transactions pursuant to applicable SEC exemptive relief.

The Board of Trustees considers these to be its primary working committees but also organizes additional special or ad hoc committees of the Board from time to time.

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Organization of the Board

The Chair of the Board of Trustees is an Independent Trustee, and the Fund has a separate President. The standing committees of the Board are described above.

The organization of the Board of Trustees in this manner reflects the judgment of the Trustees that it is in the interests of the Fund and its shareholders to have an independent member of the Board preside at Board meetings, supervise the Board agenda and otherwise serve as the “lead” Trustee both at meetings and in overseeing the business of the Fund between meetings. It is also the judgment of the Trustees that there are efficiencies in having working committees responsible for or to assist with specific aspects of the Board’s business.

In reaching these judgments, the Trustees considered the Board’s working experience with both its current and past Board leadership and committee structures, legal requirements under applicable law, including the 1940 Act, the perceived expectations of shareholders, information available on industry practice generally, the number of portfolios within the Fund, the nature of the underlying investment programs, and the relationship between the Fund and its principal service providers. The Board may consider different leadership structures in the future and make changes to these arrangements over time.

Board Oversight of Risk Management

In considering risks related to the Fund, the Board consults and receives reports from officers and personnel of the Fund and Adviser, which is charged with the day-to-day risk oversight function. Matters regularly reported to the Board include certain risks involving the Fund’s investment portfolio, trading practices, operational matters, financial and accounting controls, and legal and regulatory compliance. The Board does not maintain a specific committee solely devoted to risk management responsibilities, but various standing committees of the Board and occasionally informal working groups of Trustees are involved in oversight of the risk management process. Risk management and Board-related reporting on risk management at the Adviser is not centralized in any one person or body. However, the Adviser has an Enterprise Risk Management function, which is part of the Legal and Compliance Department and led by the Head of Risk who reports to the General Counsel. The Risk Management team is functionally and hierarchically independent from the day-to-day business and operating units and is responsible for implementing firmwide risk governance framework and providing risk oversight including thematic reviews and internal audits.

Trustee Qualifications

All Trustees are expected to demonstrate various personal characteristics appropriate to their position, such as integrity and the exercise of professional care and business judgment. All Trustees also are expected to meet the necessary time commitments for service on the Board. The Board then generally views each Trustee appointment or nomination in the context of the Board’s overall composition and diversity of backgrounds and considers each Trustee’s individual professional experience and service on other boards of directors, as well as his or her current and prior roles (such as committee service) on the Board.

The following summarizes the experience and qualifications of the Trustees:

Dr. Lisa Anderson. Dr. Anderson has significant leadership experience at prominent academic institutions. She is currently serving as the Special Lecturer and James T. Shotwell Professor of International Relations Emerita at the Columbia University School of International and Public Affairs. Previously, she served as President of the American University in Cairo; Provost of that institution; and Dean of the Columbia School of International and Public Affairs. Dr. Anderson also serves on the boards or steering committees of various research and public affairs organizations. For the Fund, Dr. Anderson serves on the Board’s Nominating and Governance Committee and the Board Valuation, Liquidity and Allocations Committee.

Mr. John Arnhold. Mr. Arnhold has significant executive and investment management experience. He previously was President of the First Eagle Funds and Chief Investment Officer of First Eagle Investment Management, LLC, the investment adviser to the Funds. Mr. Arnhold serves on the board of the Adviser’s holding company and also serves on the boards of various charitable and educational institutions. For the Fund, Mr. Arnhold serves on the Board Valuation, Liquidity and Allocations Committee.

Ms. Candace Beinecke. Ms. Beinecke has significant executive and business advisory experience. She is Senior Counsel, and previously was the Senior Partner and the CEO and Chair, of Hughes Hubbard & Reed LLP, an international law firm. Ms. Beinecke also serves on the board of a major public real estate investment trust, and has served as a long standing member of the boards of a public international industrial firm and a major public media company. Ms. Beinecke also serves and has served on the board of major charitable organizations. For the Fund, Ms. Beinecke serves as Chair of the Board of Trustees, as Chair of the Board’s Nominating and Governance Committee, as a member of the Board Valuation, Liquidity and Allocations Committee and as a member of two specialized Board Committees (one of which is a sub-committee of the Nominating and Governance Committee).

17

Mr. Peter Davidson. Mr. Davidson has significant executive and investment management experience. He is the Chief Executive Officer of Aligned Climate Capital LLC, a U.S. registered investment adviser that focuses on investments in climate infrastructure projects. Since September 2016, Mr. Davidson has served as a director of Envision Solar International, Inc., a sustainable technology innovation company based in San Diego, California. Mr. Davidson is also an adjunct professor at Columbia University’s School of International and Political Affairs. In May 2013, Mr. Davidson was appointed by President Obama to serve as the executive director of the Loan Program Office at the U.S. Department of Energy, a position he held until June 2015. For the Fund, he serves on the Board’s Nominating and Governance Committee and the Board Valuation, Liquidity and Allocations Committee.

Ms. Jean Hamilton. Ms. Hamilton has significant professional and leadership experience in the financial services industry. Currently engaged as a private investor and consultant, she previously held a number of senior executive positions with Prudential Financial, Inc. Ms. Hamilton also serves on the boards of various charitable institutions. Prior to May 2022, Ms. Hamilton served on the board of an international reinsurance firm. For the Fund, Ms. Hamilton serves on the Board’s Audit Committee, as Chair of the Board Valuation, Liquidity and Allocations Committee and on two specialized Board Committees (one of which is a sub-committee of the Nominating and Governance Committee).

Mr. William Kelly. Mr. Kelly has significant professional and leadership experience in the financial services industry, with an emphasis on the asset management sector. Currently engaged as a private investor and consultant, he previously was president of the investment management firm of Lingold & Associates. Mr. Kelly has served on the boards of various academic and charitable institutions. For the Fund, Mr. Kelly serves on the Board’s Audit Committee and the Board Valuation, Liquidity and Allocations Committee.

Mr. Paul Lawler. Mr. Lawler has significant portfolio management experience as an institutional investment manager. Currently engaged as a private investor and consultant, he previously served as chief investment officer for the W.K. Kellogg Foundation and in senior investment roles at other prominent not-for-profit organizations. Mr. Lawler also serves on the board of a registered investment company advised by affiliates of Blackstone Inc. and on boards of various charitable institutions. For the Fund, Mr. Lawler serves as Chair of the Board’s Audit Committee.

Mr. Mehdi Mahmud. Mr. Mahmud has significant executive and investment management experience. Currently, Mr. Mahmud serves as the President and Chief Executive Officer of First Eagle Investment Management, LLC, Chief Executive Officer of First Eagle Alternative Credit, LLC and President of the Fund, First Eagle Funds and First Eagle Variable Funds. Prior to that, Mr. Mahmud was Chief Executive Officer and Chairman of the Board of Directors of Jennison Associates LLC. Prior to these roles, he held several senior management positions at Jennison relating to product and business strategy, investment supervision of the firm’s value, small-cap, opportunistic and income-equity capabilities, and oversight of key support areas including institutional, retail and sub-advisory client activities. He has also served in a variety of investment management roles at JP Morgan Investment Management and Credit Suisse Asset Management.

Ms. Mandakini Puri. Ms. Puri has significant executive and investment management experience. Currently an independent consultant and private investor, she serves on the boards of two NYSE-listed real estate investment trusts, and two non-profit organizations. Prior to 2018, Ms. Puri served on the board of a global provider of reinsurance and asset management services. From 2011 to May 2013, she was a Managing Director and Co-Head of BlackRock Private Equity. Prior to that, Ms. Puri was a Senior Vice President at Merrill Lynch until July 2009, where she co-founded Merrill Lynch’s private equity business in 1994 and was its Chief Investment Officer. For the Fund, Ms. Puri serves on the Board’s Audit Committee.

Mr. Scott Sleyster. Mr. Sleyster has significant executive and investment management experience. Currently serves on the board of directors of North Star Academy and serves as a trustee of the Princeton Theological Seminary and is a member of Columbia University’s Climate Board of Advisors. Prior to February 2025, he was an Executive Vice President and head of Market Competitiveness for Prudential Financial. Mr. Sleyster has also served as Chief Investment Officer, portfolio manager at Prudential and as head of the Full-Service Retirement business, and chief financial officer for the Employee Benefits Division. Additionally, he has held roles in Prudential’s Treasury, Derivatives, and Investment Management units.

Each Independent Trustee also was nominated based in part on his or her status as a person who is not an “interested person” of the Fund as defined in the 1940 Act. Descriptions of Trustee experience should not be taken to suggest that any Trustee is expert in a particular subject.

Trustee Emeritus

The Board has created a position of Trustee Emeritus, whereby a Trustee, in the sole discretion of the Board, may serve as Trustee Emeritus.

A Trustee Emeritus receives compensation and will be reimbursed for any expenses incurred in connection with their service, including expenses of travel and lodging incurred in attendance at Board meetings. A Trustee Emeritus will receive relevant materials concerning the Fund, will be invited to attend regularly scheduled quarterly meetings of the Board each year and will be available to consult with the Committees or its representatives at reasonable times upon request. A Trustee Emeritus does not have any voting rights at Board meetings, is not considered to be a Trustee under either the 1940 Act or state law and is not subject to election by shareholders of the Fund. By establishing the position of a Trustee Emeritus, the Board does not intend to establish an “advisory board” or similar body that meets separately from the Board or that has any specific roles or responsibilities as a body. Each Trustee Emeritus is expected to serve in his or her position for approximately 18 months (so with a term ending in October 2027).

A summary of the experience and qualifications of the Trustee Emeritus positions held by certain Board members is provided below. Each Emeritus Trustee previously served on the board of trustees for registered investment company trusts advised by Diamond Hill Capital Management, Inc. The parent of Diamond Hill Capital Management, Inc., Diamond Hill Investment Group, Inc., was acquired by the Adviser in a transaction in April 2026.

Tamara L. Fagely. Ms. Fagely was a business executive for a large mutual fund complex for over 20 years leading back-office operations that included administration, fund accounting, financial reporting, transfer agent, and technology. Her experience included roles as Treasurer, Chief Financial Officer, and Chief Operations Officer. In addition, Ms. Fagely has management experience in broker/dealer operations and as an audit manager conducting audits of financial service organizations and mutual funds. Ms. Fagely currently serves on the boards of other registered investment companies. Ms. Fagely brings a detailed knowledge of the mutual fund industry and financial expertise to the Board.

Jody T. Foster. Ms. Foster is the founder and has been the Chief Executive Officer of Symphony Consulting since 2010. She has overseen the development and launch of a variety of investment product offerings. Her experience includes roles as Research Analyst, International Research Manager, Director and Chief Operating Officer. In addition, Ms. Foster has management experience in finance, risk management and accounting. Ms. Foster currently serves on the boards of other registered investment companies. Ms. Foster brings a detailed knowledge of investment management, mutual fund industry and financial expertise to the Board.

John T. Kelly-Jones. Mr. Kelly-Jones has more than 20 years’ experience in the investment management industry. Mr. Kelly-Jones was a founding partner, Chief Operations Officer and Chief Compliance Officer of Independent Franchise Partners, LLP (“IFP”), a registered investment adviser, overseeing all operational functions and establishing four funds of different structures. Mr. Kelly- Jones also previously served on the board of one of IFP’s Irish variable capital funds and of one U.S. private investment fund. In addition, he served in various roles and capacities at Morgan Stanley Asset Management, London from September 2002 through June 2009. His experience included working with mutual fund firms and investment advisers. Mr. Kelly-Jones exhibits excellent communication skills, as well as an ability to work effectively with others. Finally, Mr. Kelly-Jones brings a diversity of viewpoint, background and experience to the Board.

Compensation of Trustees and Officers

Independent Trustees of the Fund are paid by the Fund, First Eagle Funds, First Eagle Variable Funds, First Eagle Tactical Municipal Opportunities Fund, First Eagle Real Estate Debt Fund, First Eagle Completion Fund Trust, First Eagle ETF Trust, Diamond Hill Funds and Diamond Hill Securitized Credit Fund (the “Fund Complex”) an annual fee of $230,000 and a fee of $12,000 for each in-person Board meeting and $1,000 (subject to the discretion of the Chair) for each meeting (other than a regularly scheduled meeting) of the Fund’s Board of Trustees, provided that such meeting involves Trustee approval matters. Members of each

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of the Audit Committee and the Board Valuation, Liquidity and Allocations Committee are paid a fee of $10,000 for each meeting they attend. Members of other committees may be paid a fee of $3,500 for each meeting they attend. An executive session held on a separate day from a Board meeting is considered a separate in-person meeting for fee purposes. The chair of any ad hoc committee formed for the purpose of considering insurance matters is paid a fee of $10,000 per year. The Chair of the Board of Trustees receives an additional annual fee of $175,000 for serving in that position. The Chairs of the Board Valuation, Liquidity and Allocations Committee and Audit Committee receive an additional annual fee of $50,000 and the Chair of the Nominating and Governance Committee receives an additional annual fee of $25,000. Such fees are allocated, generally, across the Fund Complex on a pro rata basis in relationship to their relative net assets. Each Trustee is reimbursed by the Fund for any expenses they may incur by reason of attending such meetings or in connection with services they may perform for the Fund. During the fiscal year ended December 31, 2025, an aggregate of $27,218 was paid, accrued or owed for Trustees’ fees and expenses by the Fund.

The following table sets forth information regarding compensation of Trustees by the Fund and by the Fund Complex of which the Fund is a part for the fiscal year ended December 31, 2025. Officers of the Fund and Interested Trustees do not receive any compensation from the Fund or any other fund in the Fund Complex. The Fund does not maintain a retirement plan for its Trustees.

Trustee Compensation Table

Name of Person, Position	Aggregate Compensation from Registrant	Total Compensation from Fund Complex**
Lisa Anderson, Trustee	$2,998	$325,000
John P. Arnhold, Trustee*	$None	$ None
Candace K. Beinecke, Trustee	$4,949	$535,500
Peter W. Davidson, Trustee	$2,899	$315,000
Jean D. Hamilton, Trustee	$3,997	$432,000
William M. Kelly, Trustee	$3,308	$358,000
Paul J. Lawler, Trustee	$3,401	$368,000
Mehdi Mahmud, Trustee*	$None	$ None
Mandakini Puri, Trustee	$2,939	$318,000
Scott Sleyster, Trustee***	$2,726	$298,000

*	Interested Trustees are not compensated by the Fund for their services.

**	The Fund Complex consists of the Fund, First Eagle Funds, First Eagle Variable Funds, First Eagle Tactical Municipal Opportunities Fund, First Eagle Real Estate Debt Fund, First Eagle Completion Fund Trust, First Eagle ETF Trust, Diamond Hill Funds and Diamond Hill Securitized Credit Fund (the “Fund Complex”). As of the date hereof, each Trustee served on the board of the Fund, and that of First Eagle Funds, First Eagle Variable Funds, First Eagle Tactical Municipal Opportunities Fund, First Eagle Real Estate Debt Fund, First Eagle Completion Fund Trust, First Eagle ETF Trust, Diamond Hill Funds and Diamond Hill Securitized Credit Fund (the “Fund Complex”).

***	Mr. Sleyster served as advisory trustee from April 2025 through September 2025 and his compensation reflects his service in this capacity.

No compensation is paid by the Fund to the trustees who are interested persons of the Fund as defined in the 1940 Act.

In addition, all persons serving as officers of the Fund (including the Fund’s Chief Compliance Officer) are employed by the Adviser. The Adviser seeks reimbursement from certain investment companies in the fund complex for salary and benefits paid to some of those persons to the extent they provide services eligible for such reimbursement. This reimbursement program does not extend to the Fund, which pays no compensation to its officers, except that the Fund and the Adviser agree each year as to the relative portion of the compensation of the Chief Compliance Officer to be paid by each party.

Additional Information Regarding the Trustees

The following table sets forth information as of December 31, 2025, regarding ownership by the Trustees of the Fund of equity securities of the Fund or any other fund in the same fund complex for which each is also a director or trustee. (“Fund complex” has the same meaning as in the footnote to the Trustee Compensation Table above.) Dollar ranges of ownership are indicated as follows: A = None; B = $1 to $10,000; C = $10,001 to $50,000; D = $50,001 to $100,000; E = over $100,000.

Please note that the table does not reflect the amounts Trustees invest in the Fund through their deferred compensation plan.

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INDEPENDENT TRUSTEES

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee
Lisa Anderson, Trustee	A	E
Candace K. Beinecke, Trustee*	A	E
Peter W. Davidson, Trustee	A	A
Jean D. Hamilton, Trustee	A	E
William M. Kelly, Trustee	A	E
Paul J. Lawler, Trustee	A	E
Mandakini Puri, Trustee	A	A
Scott Sleyster, Trustee	A	A

*	These amounts do not include holdings as to which Ms. Beinecke has disclaimed beneficial interest.

INTERESTED TRUSTEES

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee
John P. Arnhold, Trustee	A	E
Mehdi Mahmud, Trustee	A	E

As of April 2, 2026, to the knowledge of the Fund, the Trustees and officers of the Fund, as a group, owned beneficially less than 1% of the shares of the beneficial interest of the Fund. These percentages are based generally on ownership of the shares by the officers and Trustees, their immediate family members, and entities (such as family companies or trusts) whose investment activities they direct. Other entities in which an officer or Trustee has an interest may hold shares of the Fund, but those holdings generally are disregarded.

As of April 3, 2026, to the knowledge of the Fund, the following shareholders beneficially owned 5.00% or more of the Funds’ securities:

Class I—Charles Schwab & Co Inc., Special Custody Acct FBO Customers, Attn: Mutual Funds, 3000 Schwab Way, Westlake, TX 76262-8104—54.79%.

Class A—Charles Schwab & Co Inc., Special Custody Acct FBO Customers, Attn: Mutual Funds, 3000 Schwab Way, Westlake, TX 76262-8104—12.01%; National Financial Services LLC, 499 Washington Blvd, Jersey City, NJ 07310-1995—9.84%; RBC Capital Markets LLC, Mutual Fund Omnibus Processing, Attn: Mutual Fund Operations Manager, 250 Nicollet Mall, Suite 1400, Minneapolis, MN 55401-7582—5.72%; Charles Schwab & Co Inc., Special Custody Acct FBO Customers, Attn: Mutual Funds, 211 Main Street, San Francisco, CA 94105-1901—5.62%.

Class A-2—Stifel Nicolaus & Company Inc, 501 N Broadway, Saint Louis, MO 63102-2137—12.07%.

Codes of Ethics

The Fund, the Adviser, the Subadviser and the Distributor (as defined below) have adopted codes of ethics under Rule 17j-1 of the 1940 Act. These codes of ethics permit personnel subject to the code to invest in securities, including securities that may be purchased or held by the Fund, with certain exceptions. The codes of ethics are available on the EDGAR Database on the SEC’s website at www.sec.gov.

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INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser and Subadviser

As described in the Prospectus, First Eagle Investment Management, LLC is the Fund’s investment adviser. The Adviser’s primary offices are located at 1345 Avenue of the Americas, New York, New York 10105. The Adviser is a subsidiary of First Eagle Holdings, Inc. (“FE Holdings”). Based in New York City since 1937, FE Holdings, formerly Arnhold and S. Bleichroeder Holdings, Inc., traces its heritage to the German banking house Gebr. Arnhold, founded in Dresden in 1864. A controlling interest in FE Holdings is owned by private equity funds managed by Genstar Capital. Genstar Capital is a private equity firm focused on investments in targeted segments of the financial services, healthcare, industrials, and software industries. A controlling interest in Genstar Capital is owned by CG Family Trust.

First Eagle Alternative Credit, LLC, as part of the alternative credit group of the Adviser, serves as the Fund’s investment subadviser. The Subadviser has broad alternative credit capabilities and operates in conjunction with First Eagle’s Napier Park alternative credit franchise. The Subadviser and Napier Park Global Capital (US) LP (“Napier Park”) are both wholly-owned registered investment subsidiaries of the Adviser, with shared personnel and investment and operational capabilities. The Subadviser was formed in 2009 under the name THL Credit Advisors LLC. The Subadviser is a wholly-owned subsidiary of the Adviser.

Pursuant to a management agreement with the Fund (the “Management Agreement”), the Adviser is responsible for the management of the Fund’s portfolio. In return for its investment advisory services, the Fund pays the Adviser a monthly fee at the annual rate of 1.25% of the average daily value of the Fund’s Managed Assets.

The Adviser will review the performance of the Subadviser and make recommendations to the Board with respect to the retention of subadvisers and the renewal of contracts. The Adviser may also provide investment advisory services directly to the Fund, including with respect to certain determinations that may be required of the Adviser in respect of co-investments with affiliates in accordance with any applicable exemptive relief from the SEC. See “Potential Conflicts of Interest Risk—Allocation of Investment Opportunities” in the Prospectus for more information.

The Adviser also performs certain non-investment advisory administrative, accounting, operations, legal, compliance and other services on behalf of the Fund, and in accordance with the Management Agreement, the Fund reimburses the Adviser for costs and expenses (including overhead and personnel costs) associated with such services. Administrative services performed by the Adviser in exchange for these reimbursements from the Fund are in addition to services performed by the Fund’s principal third-party custodian, fund accounting agent, and transfer agent and in addition to services of other third-party middle- and back-office service providers. Accordingly, the costs to the Fund are likewise in addition to the costs incurred in retaining those other service providers. These reimbursements may not exceed an annual rate of 0.05% of the Fund’s average daily net assets. Those reimbursements comprise a portion of the “Other Expenses” in the fees and expenses table in the Prospectus.

The management services of the Adviser to the Fund are not exclusive under the terms of the Management Agreement and the Adviser is free to, and does, render management services to others.

The Management Agreement provides that the Adviser will not be liable for any error of judgment by the Adviser or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Adviser or the Fund by the Board of Trustees or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) upon not more than 60 days’, nor less than 30 days’, written notice. The Management Agreement continues in effect only so long as its continuance is specifically approved at least annually by the Board of Trustees in accordance with the requirements of the 1940 Act.

The Adviser has entered into a subadvisory agreement with FEAC relating to the Fund (the “Subadvisory Agreement”). The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. For its services under the Subadvisory Agreement, the Adviser pays the Subadviser a monthly fee at the annual rate of 0.625% of the average daily value of the Fund’s Managed Assets (including assets attributable to such leverage) managed by the Subadviser. No advisory fee will be paid by the Fund directly to the Subadviser.

Under the Subadvisory Agreement, the Subadviser, subject to the supervision of the Adviser, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objective, investment strategies and policies. The Subadviser determines what securities and other instruments are purchased and sold for the Fund. The Adviser continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser’s performance of such services. The

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Subadvisory Agreement provides that the Subadviser will not be liable for any error of judgment by the Subadviser or for any loss suffered by the Fund in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, the Adviser, or the Subadviser upon not more than 60 days’, nor less than 30 days’, written notice. The Subadvisory Agreement continues in effect only so long as its continuance is specifically approved at least annually by the Board of Trustees in accordance with the requirements of the 1940 Act.

The Adviser has contractually undertaken to waive and/or reimburse certain fees and expenses of the Fund so that the total annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“annual operating expenses”) of the Class A, Class A-1, Class A-2, Class A-3, Class A-4, Class I and Class W shareholders are limited to 2.25%, 2.50%, 2.75%, 2.75%, 2.50%, 2.00% and 2.00%, respectively, of average daily net assets of such class. This undertaking lasts until April 30, 2027 and may not be terminated during its term without the consent of the Board of Trustees. The Fund has agreed to repay the Adviser for fees and expenses waived or reimbursed for the respective class provided that repayment does not cause annual operating expenses (after the repayment is taken into account) to exceed 2.25%, 2.50%, 2.75%, 2.75%, 2.50%, 2.00% and 2.00% of the class’ average daily net assets of such class, or any lower expense limitation rate in effect for that class at the time of recoupment. Any such repayment must be made within three years after the date in which the Adviser waived or incurred the fee and/or expense.

The Adviser and the Subadviser also have agreed to waive all management fees and subadvisory fees payable to them under the Management Agreement and Subadvisory Agreement from September 5, 2025 through December 31, 2026 (the “New Management Fee Waiver”) and may not be terminated during its term without the consent of the Board of Trustees. Amounts waived pursuant to the New Management Fee Waiver are not subject to any right of future recoupment in favor of the Adviser and the Subadviser.

A discussion regarding the basis of the Board of Trustees’ approval of the Management Agreement and the Subadvisory Agreement is available in the Fund’s Form N-CSR for the period ended June 30, 2025.

During periods when the Fund is using leverage, if any, the fees paid to the Adviser and Subadviser will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s total Managed Assets (including assets attributable to such leverage).

The table below sets forth information about the total management fees paid by the Fund to the Adviser (which includes amounts paid by the Adviser to the Subadviser), and the amounts waived and/or reimbursed by the Adviser, for the periods indicated:

Fiscal Year Ended December 31,	Paid to the Adviser	Waived/Reimbursed by the Adviser		Recoupments
2025	$11,577,739	$4,046,047	*	$611,456
2024	$10,908,688	$226,358		$866,768
2023	$7,657,916	$550,290		None

*	Including management fee waived from September 5, 2025.

Portfolio Managers

Jon Dorfman, Rajesh Agarwal, Mohammed El Khazzar, Michelle Handy, Brian Murphy, Robert O’Brien, Serhan Secmen, and Noelle Sisco, portfolio managers with FEAC, manage the Fund.

Each of these portfolio managers receives significant input and support from a team of investment professionals. Additional information regarding these investment professionals is available on the following pages.

The table below identifies the number of accounts (other than the Fund) for which the Fund’s portfolio managers have day-to-day management responsibilities and the total assets in such accounts, each as of December 31, 2025, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. For each category, the number of accounts and total assets in the accounts where fees are based on performance is also indicated as of December 31, 2025.

Portfolio Manager	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets	No. of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance
Jon Dorfman	Other Registered Investment Companies	-	$-	-	$-
	Other Pooled Investment Vehicles	3	$1,721,623,897	3	$1,721,623,897
	Other Accounts	6	$2,285,841,931	6	$2,285,841,931
Rajesh Agarwal	Other Registered Investment Companies	1	$50,266,246	-	$-
	Other Pooled Investment Vehicles	2	$1,494,438,227	2	$1,494,438,227
	Other Accounts	4	$1,941,664,533	4	$1,941,664,533
Mohammed El Khazzar	Other Registered Investment Companies	-	$-	-	$-
	Other Pooled Investment Vehicles	32	$10,747,688,973	32	$10,747,688,973
	Other Accounts	7	$2,637,668,747	7	$2,637,668,747
Michelle Handy	Other Registered Investment Companies	1	$301,437,231	1	$301,437,231
	Other Pooled Investment Vehicles	16	$3,463,831,365	14	$3,405,870,890
	Other Accounts	2	$825,906,136	1	$411,880,674
Brian Murphy	Other Registered Investment Companies	1	$301,437,231	1	$301,437,231
	Other Pooled Investment Vehicles	26	$8,503,573,510	25	$8,465,055,410
	Other Accounts	-	$-	-	$-
Robert O’Brien	Other Registered Investment Companies	-	$-	-	$-
	Other Pooled Investment Vehicles	35	$12,597,837,181	35	$12,597,837,181
	Other Accounts	1	$313,798,231	1	$313,798,231
Serhan Secmen	Other Registered Investment Companies	-	$-	-	$-
	Other Pooled Investment Vehicles	37	$14,092,275,407	37	$14,092,275,407
	Other Accounts	6	$2,285,841,931	6	$2,285,841,931
Noelle Sisco	Other Registered Investment Companies	-	$-	-	$-
	Other Pooled Investment Vehicles	3	$1,721,623,897	3	$1,721,623,897
	Other Accounts	6	$2,285,841,931	6	$2,285,841,931

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Portfolio Manager Beneficial Holdings

As of December 31, 2025, the end of the Fund’s most recently completed fiscal year end, the dollar range of securities beneficially owned by each portfolio manager in the Fund is shown below:

Portfolio Manager	Dollar Range
Jon Dorfman	None
Rajesh Agarwal	None
Mohammed El Khazzar	None
Michelle Handy	None
Brian Murphy	None
Robert O’Brien	None
Serhan Secmen	None

Conflicts of Interest

The Adviser and Subadviser will experience conflicts of interest in connection with the management of the Fund, including the following situations. The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of the Adviser and/or Subadviser, its clients and its affiliates.

The Adviser, the Subadviser and their affiliates may sponsor or manage investment funds, accounts or other investment vehicles with similar or overlapping investment strategies. For example, the Adviser or the Subadviser may serve as investment adviser to one or more private funds, registered closed-end funds, separate managed accounts, and collateralized loan obligations (“CLOs”). In addition, the Fund’s officers may serve in similar capacities for one or more private funds, registered closed-end funds, separate managed accounts and CLOs. To the extent, the Adviser, Subadviser and their affiliates determine that an investment is appropriate for us and for one or more other funds, the Adviser and the Subadviser intend to allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) certain restrictions under the 1940 Act and rules thereunder regarding co-investments with affiliates, (b) the requirements of the Advisers Act and (c) the Adviser and Subadviser’s internal conflict of interest and allocation policies.

The Adviser has established policies to ensure that the Fund will generally share equitably with other funds managed by the Adviser or Subadviser or their affiliates in investment opportunities that are suitable for the Fund and such other investment funds.

The Subadviser has established allocation policies to ensure that the Fund will generally share equitably with other credit investment funds managed by the Subadviser or its affiliates within the alternative credit platform in credit investment opportunities that are suitable for the Fund and such other investment funds.

The 1940 Act imposes significant limits on co-investment with affiliates of the Fund, and without an exemptive order the Fund generally would not be permitted to co-invest alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance, such as transactions where price is the only negotiated term, and will not participate in transactions where other terms are negotiable. In situations where co-investment with other entities sponsored or managed by the Adviser, the Subadviser or their affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, the Subadviser will need to decide whether the Fund or such other entity or entities will proceed with the investment. The Subadviser will make these determinations based on its policies and procedures, which will generally require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time. This reduces the amount of transactions in which the Fund can participate and makes it more difficult for the Fund to implement its investment objective.

The Advisers’ affiliation with Genstar Capital and Napier Park, a wholly owned subsidiary of the Adviser, requires the Advisers to manage conflicts of interest associated with dealings the Fund may have with those businesses or funds, clients or the companies in which the Fund invests. For example, should the Advisers wish to cause the Fund to execute portfolio transactions through broker dealers associated with Genstar Capital, the commercial reasonableness of the brokerage compensation associated with those trades would have to be assessed. Other dealings may be more completely restricted. For example, the Fund may not be able to buy or sell property directly

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to or from Napier Park, Genstar Capital or their associated accounts. There also may be limits on participation in underwritings or other securities offerings by Napier Park, Genstar Capital or their associated funds, accounts or portfolio companies. The breadth of these affiliations at times may require the Fund to abstain from or restructure an otherwise attractive investment opportunity.

Investments in portfolio companies associated with Genstar Capital may be restricted by the 1940 Act. To the extent such investments are permitted and the Fund invests in such a portfolio company (a portfolio company generally referring to a company owned by private equity funds managed by Genstar Capital, conflicts of interest may arise from the presence of Genstar Capital representatives on the company board or the payment of compensation by the company to Genstar Capital or an affiliate. Moreover, the Advisers could have an incentive to allocate the Fund’s assets to such a portfolio company since affiliates of the Advisers have a direct or indirect financial interest in its success. There also may be instances where Genstar Capital could be involved in bankruptcy proceedings of current investments or of issuers in which the Fund would otherwise invest, with potentially divergent interests as between the Fund and Genstar Capital. The Fund may be forced to sell or hold existing investments (possibly at disadvantageous times or under disadvantageous conditions) as a result of various relationships that Genstar Capital may have or transactions or investments Genstar Capital and their affiliates may make or have made. The inability to transact in any security, derivative or loan held by the Fund could result in significant losses or lost opportunity costs to the Fund.

CONTROL PERSONS

A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of April 30, 2026, there were no control persons of the Fund.

VOTING OF PROXIES

The Board of Trustees has delegated to the Adviser the authority to vote proxies received by the Fund from companies in which they invest. The Adviser in turn has delegated this authority to the Subadviser which has adopted policies and procedures (collectively, the “Proxy Voting Policy”) regarding the voting of such proxies, which policies have been reviewed and approved by the Board of Trustees as appropriate to their management of the Fund’s assets. It is the policy of the Subadviser to vote proxies in a manner that serves the best interest of the client.

The Proxy Voting Policy provides procedures to address conflicts of interest between the Subadviser and a client with respect to voting proxies. Such conflicts could arise, for example, when the Subadviser or its affiliate has a client or other business relationship with the issuer of the security being voted or with a third-party that has an interest in the vote. A conflict of interest also could arise when the Fund, the Adviser or principal underwriter or any of their affiliates has an interest in the vote.

If the Subadviser becomes aware of a potential conflict of interest with respect to a proxy to be voted for a client, the Proxy Voting Policy requires notification to the Chief Compliance Officer of the Subadviser (the “Subadviser CCO”). The Subadviser CCO then determines whether a material conflict of interest exists and, if so, the appropriate method of resolving the conflict. Such methods may include voting in accordance with the recommendation of a third-party, voting pursuant to pre-determined voting guidelines or, in certain circumstances, consultation with the Board of Trustees. The Subadviser may abstain from voting from time to time when it determines that the costs associated with voting a proxy outweigh the benefits derived from exercising the right to vote or in other situations where voting may not be practical or desirable. These conflicts procedures are intended to reduce, but they will not necessarily eliminate, any influence on the proxy voting by conflicts of interest.

Information on how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ended December 31, 2025 will be available without charge (i) by calling the Fund at (800) 334-2143; or (ii) at www.FirstEagle.com/individual-investors. This information also is available on the SEC’s website at www.sec.gov.

DISTRIBUTION OF FUND SHARES

FEF Distributors, LLC (the “Distributor”) serves as the principal underwriter in the continuous public offering of the Fund’s shares pursuant to a distribution contract (the “Distribution Contract”) with the Fund, which is subject to annual approval by the Board. FEF Distributors, LLC is a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”). FEF Distributors, LLC is a wholly-owned subsidiary of the Adviser. Because of this affiliation with the Adviser, the interests of the Distributor may conflict with the interests of Fund investors. FEF Distributors, LLC’s principal business address is 1345 Avenue of the Americas, New York, New York 10105.

The Distribution Contract will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Management Agreement; and (ii) by the vote of a majority of the entire Board cast in person at a meeting called for that purpose.

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The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act, as amended. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.

The Distributor acts as the distributor of Common Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Contract. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund.

The Fund has been granted exemptive relief (the “Exemptive Relief”) by the SEC that permits the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal fees.

Pursuant to the Exemptive Relief, the Fund maintains a Multi-Class Plan pursuant to Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the Exemptive Relief (which relief permits it to have, among other things, a multi-class structure and distribution and/or shareholder servicing fees). Under the Multi-Class Plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

The Fund will pay the Distributor a Rule 12b-1 distribution and/or service fee at the annual rate of up to 0.25% of the average daily net assets of the Fund’s outstanding Class A Shares, up to 0.50% of the average daily net assets of the Fund’s outstanding Class A-1 Shares and Class A-4 Shares and up to 0.75% of the average daily net assets of the Fund’s outstanding Class A-2 Shares and Class A-3 Shares to cover expenses incurred by the Distributor for providing shareholder liaison services, including assistance with subscriptions and other shareholder questions on Class A Shares, Class A-1 Shares, Class A-2 Shares, Class A-3 Shares and/or Class A-4 Shares, as well as expenses incurred by the Distributor for providing sales and promotional activities under the Fund’s Rule 12b-1 Plan, including the printing and distribution of sales literature and prospectuses sent to prospective investors. Authorized dealers to whom substantially the entire sales charge is reallowed may be deemed to be underwriters, according to the definition under the 1933 Act. Pursuant to the Distribution Contract between the Distributor and the Fund, the Fund agrees to indemnify the Distributor against certain liabilities under the 1933 Act. Any distribution-related (Rule 12b-1) fee may be used in whole or in part to finance distribution activities, including sales compensation, and/or shareholder account liaison and servicing activities.

The Fund’s Rule 12b-1 Plan is a compensation plan, which means that the Fund pays the Distributor for distributor services based on the net assets of the covered shares. The Distributor pays financial services firms’ fees for distributing the applicable shares. The Class I Shares of the Fund do not participate in the Fund’s Rule 12b-1 Plan.

The Fund may enter into arrangements with financial intermediaries to provide sub-transfer agent services and other related services (e.g., client statements, tax reporting, order-processing and client relations) that otherwise could be handled by the Fund’s transfer agent, SS&C GIDS, Inc. As a result, these third parties may charge fees (sometimes called “sub-transfer agency fees”) to the Fund for these services so long as such compensation does not exceed certain limits set from time to time by the Board of Trustees in consultation with management. The Fund may compensate the institution rendering such services on a per-account basis, as an asset-based fee, based on transaction fees or other charges, or on a cost reimbursement basis, or in some cases, a combination of these inputs. The aggregate amount of sub-transfer agency fees may be substantial and may exceed the actual costs incurred in engaging in these services. Accordingly, financial intermediaries may realize a profit in connection with such services. (The Adviser, the Distributor or an affiliate may make additional payments to intermediaries for these and other services, and their payments may be based on the same or other methods of calculation. See “Revenue Sharing” below.) Sub-transfer agency fees can comprise a substantial portion of the Fund’s ongoing expenses. While the Adviser and the Distributor consider these sub-transfer agency fees to be payments for services rendered, they represent an additional business relationship between these sub-transfer agents and the Fund that often results, at least in part, from past or present sales of Fund shares by the sub-transfer agents or their affiliates. While sub-transfer agency fees and service levels are set in the market, there generally is limited comparative information available about them. The Fund and the Adviser also face certain conflicts of interest when considering these relationships in that the counterparty is both a prospective service provider and, typically, a distribution partner. The Adviser’s practice of paying sub-transfer agency fees above agreed limits as revenue sharing (as discussed further below) also creates conflicts of interest for the parties when considering sub-transfer agency relationships, and that is so both generally and in terms of the allocation of those fees between the Fund and the Adviser.

Revenue Sharing

The Distributor, the Adviser or an affiliate may, from time to time, out of its own resources, make substantial cash payments—sometimes referred to as “revenue sharing”—to broker-dealers or financial intermediaries for various reasons. The revenue sharing

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payments do not change the price paid by investors for the purchase of a Fund’s shares or the amount a Fund will receive as proceeds from such sales. Although a broker-dealer or financial intermediary may seek revenue sharing payments to offset costs incurred by the firm in servicing its clients who have invested in a Fund, the aggregate amount of these payments to broker-dealers or financial intermediaries may be substantial and may exceed the actual costs incurred in engaging in these promotional activities or services. Accordingly, broker-dealers or financial intermediaries may realize a profit in connection with such activities or services.

Revenue sharing payments may support the delivery of services to the Fund or to shareholders in the Fund, including, without limitation, transaction processing and sub-accounting services. These payments also may serve as an incentive to sell shares of the Fund and/or to promote retention of customer assets in the Fund. As such, they may be made to firms that provide various marketing support or other promotional services relating to the Fund, including, without limitation, advertising, access on the part of the Distributor’s personnel to sales meetings, sales representatives and/or management representatives of the broker-dealer or other financial intermediary, as well as inclusion of the Fund in various promotional and sales programs. Marketing support services also may include business planning assistance, educating broker-dealer personnel about the Fund and shareholder financial planning assistance. To the extent that broker-dealers or financial intermediaries receiving revenue sharing payments sell more shares of a Fund, the Distributor, the Adviser or an affiliate benefit from the increase in Fund assets as a result of the distribution fees (if applicable) and management fees they receive from the Fund, respectively. However, the Distributor, the Adviser or an affiliate does not consider a broker-dealer or financial intermediary’s sale of shares of a Fund when selecting brokers or dealers to effect portfolio transactions for the Fund.

Revenue sharing also may include any other payment requirement of a broker-dealer or another third-party intermediary, including certain agreed upon “finder’s fees” as described in greater detail in the Prospectus. All such payments are paid by the Distributor, the Adviser or an affiliate of either out of its (or their) own resources and are in addition to any Rule 12b-1 payments described elsewhere in this Statement of Additional Information. Revenue sharing payments may be structured, among other means, (i) as a percentage of sales; (ii) as a percentage of net assets; (iii) as a flat fee per transaction; (iv) as a fixed dollar amount; or (v) as some combination of any of these. In many cases, they therefore may be viewed as encouraging sales activity or retention of assets in the Fund. Generally, any revenue sharing or other payments of the type just described will have been requested by the party receiving them, often as a condition of distribution, but are subject to negotiation as to their structure and scope. Various factors are used to determine whether to make revenue sharing payments. Possible considerations include, without limitation, the types of services provided by the broker-dealer or financial intermediary, sales of Fund shares, the redemption rates on accounts of clients of the broker-dealer or financial intermediary or overall asset levels of the Fund held for or by clients of the broker-dealer or financial intermediary, the willingness of the broker-dealer or financial intermediary to allow the Distributor, the Adviser or an affiliate to provide educational and training support for the broker-dealer’s or financial intermediary’s sales personnel relating to the Fund, as well as the overall quality of the services provided by the broker-dealer or financial intermediary.

The Distributor, the Adviser and/or an affiliate of either also pays from its own resources for travel and other expenses, including lodging, entertainment and meals, incurred by brokers or broker representatives related to diligence or informational meetings in which broker representatives meet with investment professionals employed by a Fund’s investment adviser, as well as for costs of organizing and holding such meetings. The Distributor, the Adviser or an affiliate also may make payments to or on behalf of brokers or their representatives for other types of events, including sales or training seminars, and may provide certain small gifts and/or entertainment as permitted by applicable rules. The Distributor, the Adviser or an affiliate also may pay fixed fees for the listing of a Fund on a broker-dealer’s or financial intermediary’s system. This compensation is not included in, and is made in addition to, the compensation described in the preceding paragraph.

As of April 30, 2026, the parties with whom the Distributor, the Adviser and/or an affiliate of either have entered into written agreements to make revenue sharing payments with respect to the Fund are as follows (such payments not including, for this purpose, “finders’ fees” paid, the sub-transfer agency payments described above, and payments for entertainment, training and education activities for the brokers and broker representatives, their investment professionals and/or their clients or potential clients). The Distributor, the Adviser and/or an affiliate may revise the terms of any existing revenue sharing arrangement and may enter into additional revenue sharing arrangements with other broker-dealers or financial intermediaries.

Parties Having Revenue Sharing Agreements with the Distributor, the Adviser or an Affiliate
Independent Financial Group, LLC
Linsco Private Ledger (LPL)
Osaic, Inc
RBC Capital Markets, LLC
Rockefeller Capital Management
Wells Fargo Advisors

The above-listed revenue sharing counterparties may change from time to time.

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Shareholders or prospective investors should be aware that revenue sharing arrangements or other payments to intermediaries could create incentives on the part of the parties receiving the payments to consider selling more shares of the Fund relative to mutual funds either not making payments of this nature or making smaller such payments. A shareholder or prospective investor with questions regarding revenue sharing or other such payments may obtain more details by contacting his or her broker representative or other financial intermediary directly.

Custodial Risks for Shares Held Through Financial Intermediaries

As described above, investors may purchase the Fund’s shares either through the Distributor or from selected securities dealers or other intermediaries authorized to effect those transactions. The manner in which these intermediary firms custody an investor’s Fund shares or provide instructions to the Fund concerning an investor’s shareholder account with the Fund will vary by firm. In addition, information or securities, such as Fund shares, held in the custody of an intermediary firm may be subject to risks of, among other things, misappropriation, cyber-attacks or other similar risks associated with internet security.

HOW TO PURCHASE SHARES

The methods of buying and selling shares and the sales charges applicable to purchases of shares of the Fund are described in the Prospectus.

REPURCHASE OF COMMON SHARES

In order to provide some liquidity to shareholders, the Fund makes quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV. Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Common Shares at NAV subject to approval of the Board, though there also at times have been repurchase offers for higher amounts (e.g., 7-8%). Notices of each quarterly repurchase offer are sent to shareholders at least 21 days before the “Repurchase Request Deadline” (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than the 14 days after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day) (previously defined as the “Repurchase Pricing Date”). The Fund expects to distribute payment to shareholders between one and three business days after the Repurchase Pricing Date and will distribute such payment no later than 7 calendar days after such date. The Fund’s Common Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. Accordingly, you may not be able to sell Common Shares when and/or in the amount that you desire. Thus, Common Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks.

The section entitled “Periodic Repurchase Offers” in the Prospectus discusses the type and timing of notice for repurchase offers, the effects of oversubscribed repurchase offers, the determination of the repurchase price, payment by the Fund for Common Shares tendered in a repurchase offer, the effect of repurchase policies on the liquidity of the Fund, the consequences of repurchase offers and other details regarding the repurchase offers, including associated risks. The Fund’s fundamental policies with respect to repurchase offers are discussed in “Investment Restrictions” in this Statement of Additional Information.

See “Principal Risks of Investment in the Fund—Repurchase Offers Risk” in the Prospectus for a description of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of Common Shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Taxes” below.

In addition to the Fund’s policy to make periodic repurchase offers as described above, the Board may consider additional repurchases of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Fund to an open-end investment company (described below). The Fund cannot assure you that its Board will decide to take or propose any of these actions.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the 1940 Act and the rules and regulations thereunder and other applicable law.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Pursuant to the Subadvisory Agreement, the Subadviser is responsible for placing all orders for the purchase and sale of portfolio securities of the Fund. The Subadviser has no formula for the distribution of the Fund’s brokerage business; rather it places orders for

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the purchase and sale of securities with the primary objective of obtaining the best overall qualitative execution under the circumstances for the Fund and the Subadviser’s other clients. The cost of securities transactions for the Fund will consist primarily of brokerage commissions or dealer or underwriter spreads. Fixed-income securities and money market instruments are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

Occasionally, assets may be purchased directly from the issuer. For securities traded primarily in the OTC market, the Subadviser will, where possible, deal directly with dealers who make a market in the securities unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account. The Fund’s investments in direct lending loans, and in some cases, middle market “club” loans, will generally be directly originated and will not involve a broker or dealer.

Selection of Brokers, Dealers or Other Counterparties to Effect Trades. In selecting brokers, dealers or other counterparties to implement transactions, the Subadviser will give consideration to a number of factors, including:

●	Quality of execution, including accurate and timely execution, clearance and cooperation in resolving errors and disputes;

●	Ability to obtain competitive pricing;

●	Reputation, financial strength (creditworthiness) and stability;

●	Reliability, both historically and as an ongoing matter;

●	Relevant regulatory history;

●	Willingness to execute difficult transactions;

●	Willingness and ability to commit capital;

●	Access to underwritten offerings of securities;

●	Willingness to provide liquidity in secondary market;

●	Desired timing of the transaction and size of trade;

●	Confidentiality of trading activity, particularly in less liquid sectors;

●	Market intelligence and knowledge regarding trading activity; and

●	Ability to settle trades.

Depending on the nature of the transaction or the type of investment, the Subadviser generally will not consider each of these factors for every transaction made on behalf of the Fund. Consideration of these factors by the Subadviser, either in terms of a particular transaction or the Subadviser’s overall responsibilities with respect to the Fund and any other accounts managed by the Subadviser, could result in the Fund paying a commission or spread on a transaction that is in excess of the amount of commission or spread another broker, dealer or other counterparty might have charged for executing the same transactions.

Allocation of Trades by the Subadviser. The Subadviser and its affiliates manage a number of accounts other than the Fund. Although investment determinations for the Fund will be made by the Subadviser independently from the investment determinations that it makes for any other account, investments deemed appropriate for the Fund by the Subadviser also may be deemed appropriate by them for other accounts. Therefore, the same security may be purchased or sold at or about the same time for both the Fund and other accounts. In such circumstances, the Subadviser may determine that orders for the purchase or sale of the same security for the Fund and one or more other accounts should be combined. In this event, the transactions will be priced and allocated in a manner deemed by the Subadviser to be equitable and in the best interests of the Fund and such other accounts. While in some instances, combined orders could adversely affect the price or volume of a security, the Fund believes that its participation in such transactions on balance will produce better overall results for the Fund.

Information about the brokerage commissions paid by the Fund, including commissions paid to affiliates is set forth in the following table:

Fiscal Year Ended December 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
2025	$0	$0
2024	$0	$0
2023	$0	$0

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For the fiscal period ended December 31, 2025, the brokerage commissions paid to affiliates by the Fund represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the period.

The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal period ended December 31, 2025. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$0	$0

Holdings of Securities of the Fund’s Regular Brokers and Dealers

The Fund did not acquire or hold any securities of its regular broker-dealers in the prior fiscal year.

DISTRIBUTIONS

See “Distributions” in the Prospectus for information relating to distributions to Fund shareholders.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

Common Shares

The Fund is a statutory trust organized under the laws of Delaware pursuant to the Declaration of Trust. The Fund is authorized to issue an unlimited number of Common Shares. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. The Fund’s Board of Trustees does not intend to grant Common Shareholders any right to receive any distributions from the Fund unless all accrued interest, fees and dividends, if any, with respect to the Fund’s leverage have been paid, unless certain asset coverage tests with respect to the leverage employed by the Fund are satisfied after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating any Preferred Shares issued by the Fund have been met. See “Preferred Shares” below. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semi-annual reports, including financial statements, when available, to all Common Shareholders.

The Fund has no present intention of offering any additional shares other than the Common Shares it may issue under the Fund’s dividend reinvestment plan. Any additional offerings of shares will require approval by the Fund’s Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current NAV, exclusive of the sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Fund’s outstanding voting securities.

The Fund’s NAV per share generally increases when interest rates decline, and decreases when interest rates rise. The Fund’s NAV will be reduced immediately following the offering of Common Shares by the amount of the sales load and the amount of the organizational costs and offering expenses paid by the Fund. See “Summary of Fund Expenses” in the Prospectus.

The Common Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Common Shares.

Preferred Shares

The Fund’s Declaration of Trust provides that the Board of Trustees of the Fund may authorize and issue Preferred Shares, with rights as determined by the Board of Trustees, without the approval of the Common Shareholders. Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued.

While the Fund does not anticipate doing so, it may issue Preferred Shares in an aggregate amount of up to 50% of its Managed Assets. The use of leverage can create risks. The Fund cannot assure you, however, that Preferred Shares will not be issued. The terms of any Preferred Shares, including dividend rate, liquidation preference and redemption provisions, restrictions on the declaration of dividends, maintenance of asset ratios and restrictions while dividends are in arrears will be determined by the Board of Trustees, subject

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to applicable law and the Declaration of Trust. The Fund also believes that it is likely that the liquidation preference, voting rights and redemption provisions of any Preferred Shares will be similar to those stated below.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of any Preferred Shares will be entitled to receive a preferential liquidating distribution. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Shares will not be entitled to any further participation in any distribution of assets by the Fund.

The 1940 Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by Common Shareholders and Preferred Shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares have the right to elect a majority of the Trustees of the Fund at any time two years’ dividends on any Preferred Shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Shares, voting separately as a class, would be required to adopt any plan of reorganization that would adversely affect the Preferred Shares.

As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any Preferred Shares outstanding. The Board of Trustees presently intends that, except as otherwise indicated in the Prospectus and this Statement of Additional Information and except as otherwise required by the 1940 Act, holders of Preferred Shares will have equal voting rights with Common Shareholders (one vote per share, unless otherwise required by the 1940 Act) and will vote together with Common Shareholders as a single class.

The affirmative vote of the holders of a majority of any outstanding Preferred Shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of Preferred Shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of Preferred Shares. The class vote of holders of Preferred Shares described above will in each case be in addition to any other vote required to authorize the action in question.

The terms of any Preferred Shares issued by the Fund are expected to provide that (i) they are redeemable by the Fund in whole or in part at the original purchase price per share plus accrued dividends per share; (ii) the Fund may tender for or purchase Preferred Shares; and (iii) the Fund may subsequently resell any Preferred Shares so tendered for or purchased. Any redemption or purchase of Preferred Shares by the Fund will reduce the leverage applicable to the Common Shares, while any resale of such Preferred Shares by the Fund will increase that leverage.

The discussion above describes the possible offering of Preferred Shares by the Fund. If the Board of Trustees determines to proceed with such an offering, the terms of the Preferred Shares may be the same as, or different from, the terms described above, subject to applicable law and the terms of the Fund’s Declaration of Trust. The Board of Trustees, without the approval of the Common Shareholders may authorize an offering of Preferred Shares, and may fix the terms of the Preferred Shares to be offered.

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust and the By-Laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Trustees are elected for indefinite terms and do not stand for reelection. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders.

The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the shares of the Fund to approve, adopt or authorize an amendment to the Declaration of Trust that makes the shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the By-Laws. Upon the adoption of a proposal to convert the Fund from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Fund’s outstanding shares entitled to vote, the Fund shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the shares otherwise required by law, or any agreement between the Fund and any national securities exchange.

The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the By-Laws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of the assumption of control of the Fund by a third party and/or the conversion of the Fund to an open-end investment company. The Trustees has considered the foregoing provisions and concluded that they are in the best interests of the Fund and its shareholders, including holders of the shares.

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NET ASSET VALUE

The Fund’s NAV per share is computed by dividing the total current value of the assets of the Fund, less its liabilities, by the total number of shares outstanding at the time of such computation. The Fund computes its NAV per share as of the close of trading on each day the New York Stock Exchange (“NYSE”) is open for trading.

Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, such holdings may be “fair valued” in accordance with procedures adopted by the Board of Trustees. The Board of Trustees has delegated day-to-day responsibility for implementing the portfolio valuation process set forth in the Fund’s valuation policy, as amended from time to time, to the Adviser and the Subadviser, and has authorized the use of independent third-party pricing and valuation services that have been approved by the Board of Trustees.

Valuations of Fund investments are disclosed in reports publicly filed with the SEC. The Advisers will provide the Board of Trustees with periodic reports, no less than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuation problems that have arisen, if any.

Under certain circumstances, the NAV per share of a class of the Fund’s shares may be different from the per share NAV of another class of shares as a result of the different daily expense accruals applicable to each class of shares.

TAXES

The following information supplements and supersedes such discussion in the Funds’ Prospectus titled “Tax Matters.” The following is a summary of certain material U.S. federal income tax considerations relating to the Fund’s qualification as a “regulated investment company” (a “RIC”) and the acquisition, ownership and disposition of Common Shares. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This summary does not address any proposals to modify such tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. Except as otherwise discussed below, this summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as U.S. expatriates; persons who mark-to-market Common Shares; subchapter S corporations; U.S. shareholders whose functional currency is not the U.S. dollar; financial institutions; insurance companies; broker-dealers; RICs; real estate investment trusts (“REITs”); trusts and estates; persons holding Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; persons subject to the alternative minimum tax; persons holding their Common Shares through a partnership or similar pass-through entity; tax-exempt organizations; investors in tax deferred accounts such as a 401(k) plan or an individual retirement account (“IRA”); persons subject to special tax rules as a result of being treated as receiving any “excess inclusion income” from the Fund; shareholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code); and foreign shareholders (except as otherwise discussed below). Unless otherwise noted, this discussion applies only to U.S. shareholders that hold shares as capital assets, which generally means as property held for investment. A U.S. shareholder is an individual who is a citizen or resident of the United States; a U.S. corporation (including an entity treated as a corporation); a trust if it (i) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has made a valid election to be treated as a U.S. person; or any estate the income of which is subject to U.S. federal income tax regardless of its source. Current and prospective shareholders are urged to consult their own tax advisors with respect to the specific U.S. federal, state, local and non-U.S. tax consequences of investing in the Fund.

Taxation of the Fund

The Fund has elected and intends to qualify as a RIC under Subchapter M of the Code.

To qualify under Subchapter M for the favorable tax treatment accorded to RICs, the Fund must, among other things: (1) distribute to its shareholders in each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid) and its net tax-exempt income; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly Traded Partnership”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash, cash items, U.S. government securities and securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is represented by the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships. As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard

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to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income for such taxable year. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gain.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year, and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to Common Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including its net capital gain), even if such income were distributed to shareholders, and all distributions out of earnings and profits (including distributions of net capital gain) would be taxed to Common Shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate Common Shareholders and (ii) for the dividends received deduction in the case of corporate Common Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying as a RIC.

Net capital loss carryforwards may be applied against any net realized capital gains in each succeeding year, until they have been reduced to zero. In the event that the Fund were to experience an ownership change as defined under the Code, the loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.

Distributions

Subject to the following paragraph, distributions to Common Shareholders of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to Common Shareholders as ordinary income to the extent that such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the Common Shareholder has owned Common Shares of the Fund.

As described above, in order to maintain a more stable level of distributions than would result from paying out solely amounts based on current net investment income, the Fund may distribute more or less than all of its net investment income earned in a particular period to the extent consistent with maintaining its ability to qualify as a RIC. As a result, the Fund may be subject to tax on any undistributed investment company taxable income and net capital gains during a taxable year, with special rules applicable to undistributed net capital gains. In addition, the Fund’s distribution policy may, in certain circumstances, cause the Fund to make total distributions during a taxable year in an amount that exceeds the Fund’s earnings and profits for U.S. federal income tax purposes. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a Common Shareholder as a return of capital, which will be applied against and reduce the Common Shareholder’s tax basis in his or her Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in his or her Common Shares, the excess will be treated by the Common Shareholder as gain from a sale of the Common Shares. Fund distributions in excess of the Fund’s minimum distribution requirements but not in excess of the Fund’s current and accumulated earnings and profits will not be treated as returns of capital but will be treated as dividends. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate Common Shareholders.

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Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares of the Fund pursuant to the Plan. Common Shareholders receiving distributions in the form of additional Common Shares of the Fund will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. The additional Common Shares received by a Common Shareholder pursuant to the Plan will have a new holding period commencing on the day following the day on which the Common Shares were credited to the Common Shareholder’s account.

As stated above, the Fund may retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to Common Shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Common Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Common Shares by an amount equal to the deemed distribution less the tax credit.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues Preferred Shares, the Fund intends to allocate capital gain dividends, if any, between its Common Shares and Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Common Shareholders will be notified annually as to the U.S. federal tax status of distributions.

Certain U.S. shareholders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which should include dividends from the Fund (but not exempt-interest dividends) and net gains from the disposition of shares of the Fund. U.S. shareholders are urged to consult their own tax advisers regarding the implications of the additional Medicare tax resulting from an investment in the Fund.

Sale or other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of Common Shares (taking into account the rules applicable to a repurchase by the Fund, as described below), a Common Shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the Common Shareholder’s adjusted tax basis in the Common Shares sold. Such gain or loss generally, as subject to exceptions described below, will be long-term or short-term, depending upon the Common Shareholder’s holding period for the Common Shares. Generally, a Common Shareholder’s gain or loss will be a long-term capital gain or loss if the Common Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other taxable disposition of Common Shares if the owner acquires (including pursuant to the Plan) or enters into a contract or option to acquire securities that are substantially identical to such Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. If a Common Shareholder holds a share for six months or less treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such Common Shares.

From time to time, the Fund may offer to repurchase its outstanding Common Shares. A Common Shareholder whose Common Shares are repurchased by the Fund generally will be treated as having sold or exchanged such shares and will recognize gain or loss on such sale as described above, if, after the application of certain constructive ownership rules, the repurchase (i) is “substantially disproportionate” with respect to the Common Shareholder, (ii) results in a “complete termination” of the Common Shareholder’s interest in the Fund, or (iii) is “not essentially equivalent to a dividend”, all within the meaning of Section 302(b) of the Code. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, Common Shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of the Common Shares does not qualify for sale or exchange treatment, the amount of cash and the fair market value of the property received by the Common Shareholder will generally be treated as a distribution taxable as a dividend from the Fund. In addition, the IRS could take the position that Common Shareholders who do not participate in any repurchase that is treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in the Fund as a result of the repurchase, even though such shareholders did not actually receive cash or other property as a result of such repurchase.

Under U.S. Treasury regulations, if a Common Shareholder recognizes a loss with respect to Common Shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs.

The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

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Nature of Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to Common Shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Grade Investments

The Fund expects to invest a substantial portion of its Managed Assets in below investment grade (high-yield) instruments, commonly known as “high-yield” or “junk” instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Original Issue Discount

Investments by the Fund in debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with pay-in-kind interest, step-up bonds or other discount securities) will result in income to the Fund equal to the accrued original issue discount each year during which the Fund holds the securities, even if the Fund receives no corresponding cash interest payments. If the Fund purchases debt instruments as part of a package of investments where the Fund also invests in common stock, other equity securities or warrants, the Fund might be required to accrue original issue discount in an amount equal to the value of such common stock, other equity securities or warrants (even if the face amount of such debt instruments does not exceed the Fund’s purchase price for such package of investments). Original issue discount is included in determining the amount of income which the Fund must distribute to maintain its qualification for the favorable U.S. federal income tax treatment generally accorded to RICs and to avoid the payment of U.S. federal income tax and the nondeductible 4% U.S. federal excise tax. Because such income may not be matched by a corresponding cash distribution to the Fund, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to Common Shareholders.

Market Discount Securities

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

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Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Common Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

Underlying Funds

If the Fund invests in underlying RICs, distributions of short-term capital gains by such underlying RICs would be recognized as ordinary income by the Fund and would not be able to be offset by the Fund’s capital losses or capital loss carryforwards (if any). Losses of an underlying RIC would not offset any income or gain of the Fund. Losses realized by the Fund on the sale of shares of underlying RICs may be indefinitely or permanently deferred under the wash sale rules. Each of these effects is caused by the Fund’s investment in the underlying RICs and may result in tax distributions to Fund shareholders being of higher magnitudes.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of Preferred Shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on Common Shares in certain circumstances. Limits on the Fund’s payments of dividends on Common Shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain Common Shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the Common Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Shareholders

U.S. taxation of a foreign shareholder depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder. For these purposes, a “foreign shareholder” is a beneficial owner of the Common Shares who is neither a U.S. shareholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, dividends paid by the Fund to the foreign shareholder generally will be subject to a 30% U.S. withholding tax under existing provisions of the Code unless a reduced rate of withholding is provided under an applicable tax treaty and the foreign shareholder provides the Fund in a timely manner with a properly completed and valid IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from, or a reduced rate of, U.S. withholding tax under the tax treaty. However, subject to certain limitations, “interest-related dividends” and “short-term capital gain dividends” paid by the Fund to a foreign shareholder and properly reported as such are eligible for an exemption from U.S. withholding tax. Interest-related dividends generally are dividends derived from certain interest income earned by the Fund that would not be subject to U.S. withholding tax if earned by a foreign shareholder directly. Short-term capital gain dividends generally are dividends derived from the excess of the Fund’s net short-term capital gains over net long-term capital losses. The Funds do not intend to report interest-related or short-term capital gain dividends. Except as described below, a foreign shareholder would generally be exempt from U.S. federal income tax, including withholding tax, on gains realized on the sale of shares of the Fund or “capital gain dividends” paid by the Fund unless the foreign shareholder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year. In order to qualify for this exemption from withholding, a foreign shareholder generally will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E or substitute Form). Foreign shareholders are urged to consult their own tax advisers concerning the applicability of U.S. withholding tax.

If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then any dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations, and, if the foreign shareholder is a corporation, the shareholder may be subject to an additional “branch profits tax” imposed at the rate of 30% (or lower applicable treaty rate). In the case of foreign noncorporate shareholders, the Fund may be required to withhold backup withholding taxes at the applicable rate on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

A repurchase of the Common Shares by the Fund from a foreign shareholder that is treated as a sale or exchange for U.S. federal income tax purposes will be taxed in the same manner as a sale or exchange as described above. See “--Sale or other Taxable Disposition of Common Shares” for a discussion of when a repurchase will be treated as a sale or exchange and related matters. A repurchase of shares of the Fund that is not treated as a sale or exchange generally will be taxed in the same manner as distributions taxable as dividends as described above. Because an applicable withholding agent may not be able to determine if a particular foreign shareholder qualifies for sale or exchange treatment, such agent may withhold U.S. federal taxes equal to 30% of the gross payments payable to a foreign shareholder. The foreign shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if the purchase qualified for sale or exchange treatment. Foreign shareholders are urged to consult their own tax advisers regarding the potential tax consequences to them of a repurchase of the Common

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Shares by the Fund. In addition, the IRS could take the position that foreign shareholders who do not participate in any repurchase that is treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in the Fund as a result of the repurchase, even though such foreign shareholder did not actually receive cash or other property as a result of such repurchase, and any such constructive dividend could be subject to U.S. withholding tax.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any ordinary dividends and other distributions that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or nonfinancial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of Common Shares.

Other Tax Considerations

Common Shareholders may be subject to state, local and foreign taxes on their Fund distributions. Common Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

PERFORMANCE RELATED AND COMPARATIVE INFORMATION

Total Return. From time to time, the Fund may advertise its average annual total returns. Returns may be calculated both on a before-tax and an after-tax basis (and are so presented in the Prospectus with respect to the Fund’s largest and/or oldest share class). Returns are based on past performance and are not an indication of future performance.

Unless otherwise noted, results shown will reflect any fee waivers and/or expense reimbursements in effect during the periods presented.

As noted above, returns may also be calculated on certain after-tax bases under similar assumptions and using similar formulae as specified by the SEC. For example, returns may be calculated after taxes on distributions, which assume reinvestment of the amount of any distributions less applicable taxes on such distributions. Returns may also be calculated after taxes on distributions and the sale (redemption) of Fund shares. After-tax returns assume the highest individual federal income tax rate for each year included in the calculation. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. Such returns do not reflect the effect of state and local taxes, nor do they reflect the phase-outs of certain federal exemptions, deductions, and credits at various income levels, or the impact of the federal alternative minimum tax. In addition, actual after-tax returns depend on each investor’s individual tax situation, which may differ from the returns presented. For instance, after-tax returns are not relevant to investors who hold their funds in tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Comparison of Portfolio Performance. From time to time the Fund may discuss in sales literature and advertisements, specific performance grades or rankings or other information as published by recognized such as Morningstar, Inc. or Lipper Analytical Services, Inc., or by publications of general interest such as Barron’s, Business Week, Forbes, Fortune, Kiplinger’s Personal Finance, Money, The Wall Street Journal or Worth. Criteria associated with the performance grades or rankings may vary widely. Any given performance grade or ranking should not be considered representative of the Fund’s performance for any future period.

Portfolio Turnover. Purchases and sales of portfolio instruments will be made whenever appropriate, in the investment adviser’s view, to achieve the Fund’s investment objective. The rate of portfolio turnover is calculated by dividing the lesser of the cost of purchases or the proceeds from sales of portfolio instruments (excluding short-term U.S. government obligations and other short-term investments) for the particular fiscal year by the monthly average of the value of the portfolio instruments (excluding short-term U.S. government obligations and short-term investments) owned by the Fund during the particular fiscal year. Although higher portfolio turnover rates are likely to result in higher brokerage commissions paid by the Fund, higher levels of realized capital gains and more

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short-term capital gain (taxable to individuals at ordinary income tax rates) than lower portfolio turnover rates, portfolio turnover is not a limiting factor when management deems portfolio changes appropriate to achieve the Fund’s stated objective.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT

The primary custodian of the assets of the Fund is JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A.’s principal business address is 4 Chase Metrotech Center, Floor 16, Brooklyn, New York 11245. The custodian performs custodial and fund accounting services as well as sub-administrative and compliance services on behalf of the Fund. U.S. Bank National Association serves as the custodian of the Subsidiaries’ assets. U.S. Bank National Association’s principal business address is 190 S. LaSalle Street, 8th Floor, Chicago, Illinois 60603. SS&C GIDS, Inc. serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s dividend reinvestment Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017-6204, serves as the Fund’s independent registered public accountant. PwC audits the Fund’s financial statements and renders its report thereon.

COUNSEL

Certain legal matters will be passed on for the Fund by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the Common Shares offered hereby, has been filed by the Fund with the SEC in Washington, D.C. The Fund’s Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Shares offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC or on the SEC’s website at www.sec.gov.

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FINANCIAL STATEMENTS

The Fund’s audited Financial Statements filed with the SEC on Form N-CSR for the year ended December 31, 2025, are incorporated by reference in this Statement of Additional Information and have been so incorporated in reliance upon the reports of PwC, independent registered public accounting firm for the Fund, whose report is included in such annual shareholder report.

The Financial Statements are available without charge at www.FirstEagle.com or by calling (800) 334-2143 to request a paper copy.

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